CUSIP Numbers: 36868YAA8
36868YAB6
36868YAC4

$300,000,000

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

among

GENCORP INC.,
as Borrower,

ITS MATERIAL DOMESTIC SUBSIDIARIES
FROM TIME TO TIME PARTIES HERETO,
as Guarantors,

THE LENDERS PARTIES HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

BANK OF AMERICA, N.A.,
as Documentation Agent,

SUNTRUST BANK
and
U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agents

Dated as of May 30, 2014

and

WELLS FARGO SECURITIES, LLC,
SUNTRUST ROBINSON HUMPHREY, INC.
and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Book Runners

i

Schedules

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 30, 2014, among GENCORP INC., a Delaware corporation (the “Borrower”), each of those Material Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto and such other Material Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to this Credit Agreement (collectively the “Lenders” and individually a “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”).

W I T N E S S E T H:

       WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the existing lenders are parties to that certain Second Amended and Restated Credit Agreement, dated November 18, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the Borrower and the Guarantors desire to amend the Existing Credit Agreement as set forth herein and to restate the Existing Credit Agreement in its entirety to read as follows; and

WHEREAS, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower in the amount of up to $300,000,000, as more particularly described herein; and

WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                      Defined Terms.

As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

“4.0625% Convertible Debentures” shall mean, collectively, those certain 4.0625% unsecured convertible subordinated debentures due 2039 issued by the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

“2.25% Convertible Notes” shall mean, collectively, those certain 2.25% unsecured convertible subordinated debentures due November 2024 issued by the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

“ABR Default Rate” shall mean, as of any date of determination, the Alternate Base Rate plus the Applicable Percentage with respect to Alternate Base Rate Loans on such date plus 2%.

“Accepting Lenders” shall have the meaning assigned to such term in Section 9.1.

“Accessible Borrowing Availability” shall mean, as of any date of determination, the amount that the Borrower is able to borrow on such date under the Revolving Committed Amount without a Default or Event of Default occurring or existing after giving pro forma effect to such borrowing.

“Account Designation Letter” shall mean the Notice of Account Designation Letter dated the Closing Date from the Borrower to the Administrative Agent in substantially the form attached hereto as Schedule 1.1(a).

“Additional Credit Party” shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement or other guaranty agreement in accordance with Section 5.10.

“Additional Second Lien Indebtedness” shall mean Indebtedness of the Borrower and/or its Subsidiaries subject to the following conditions: (a) the aggregate principal amount of such Indebtedness shall not exceed an amount such that after giving effect to such Indebtedness on a pro forma basis, the Secured Leverage Ratio does not exceed 3.75 to 1.00, (b) the holder (or collateral agent) in respect of such Indebtedness shall have executed an Intercreditor Agreement, (c) such Indebtedness shall not be scheduled to mature prior to the date that is ninety (90) days after the Maturity Date and such Indebtedness shall not be subject to any scheduled amortization prior to such date unless the Administrative Agent has otherwise consented in writing, (d) the Credit Parties shall have delivered a certificate (including reasonably detailed supporting calculations related to the matters set forth in such certificate) of a Responsible Officer to the Administrative Agent to the effect that, after giving effect to such Indebtedness (and any Permitted Acquisition consummated in connection with the incurrence of such Indebtedness) on a pro forma basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9, (e) no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred, (f) the terms and conditions of such Indebtedness (including, without limitation, financial covenants, affirmative covenants, negative covenants, representations and warranties and defaults) are customary for similar Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole (other than interest rate and redemption premiums), are no more restrictive to the Borrower and the Restricted Subsidiaries than the terms and conditions set forth in the Credit Documents and (g) upon the Administrative Agent’s receipt of a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirements set out in the foregoing clause (f) (which certificate may be included as part of the certificate required to be delivered pursuant to the foregoing clause (d)), such certificate shall be conclusive evidence that such terms and conditions satisfy such requirements unless the Administrative Agent provides notice to the Borrower of its objection during such five Business Day period.

“Administrative Agent” or “Agent” shall have the meaning set forth in the first paragraph of this Credit Agreement and any successors in such capacity.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Aerojet Rocketdyne” means Aerojet Rocketdyne, Inc., an Ohio corporation.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” or “Credit Agreement” shall mean this Third Amended and Restated Credit Agreement, as amended, restated, amended and restated, modified, supplemented, extended, replaced or increased from time to time in accordance with its terms.

“Agreement Currency” shall have the meaning set forth in Section 9.24.

        “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the sum of (i) LIBOR (as determined pursuant to the definition of LIBOR), for an Interest Period of one (1) month commencing on such day plus (ii) 1.00%, in each instance as of such date of determination.  For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Wells Fargo at its principal office in Charlotte, North Carolina as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs.  The parties hereto acknowledge that the rate announced publicly by Wells Fargo as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) (A) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms above or (B) that the Prime Rate or LIBOR no longer accurately reflects an accurate determination of the prevailing Prime Rate or LIBOR, the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Alternate Base Rate, until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in any of the foregoing will become effective on the effective date of such change in the Federal Funds Rate, the Prime Rate or LIBOR for an Interest Period of one (1) month.  Notwithstanding anything contained herein to the contrary, to the extent that the provisions of Section 2.12 shall be in effect in determining LIBOR pursuant to clause (c) hereof, the Alternate Base Rate shall be the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

“Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

“Applicable Percentage” shall mean, (i) prior to the Borrower’s achievement of a corporate credit rating of BB- from S&P and a corporate family rating of Ba3 from Moody’s, for any day, the rate per annum set forth below opposite the applicable level then in effect (based on the Leverage Ratio), it being understood that the Applicable Percentage for (a) Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (b) Loans that are LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Margin & L/C Fee”, (c) the Revolving LOC Commitment Fee shall be the percentage set forth under the column “LIBOR Margin & L/C Fee” and (d) the Revolving Commitment Fee shall be the percentage set forth under the column “Revolving Commitment Fee”:

Applicable Percentage
Level	Leverage Ratio	LIBOR Margin & L/C Fee	Base Rate Margin	Revolving Commitment Fee
I	Less than 1.75 to 1.00	1.75%	0.75%	0.35%
II	Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	2.00%	1.00%	0.40%
III	Greater than or equal to 2.25 but less than 3.50 to 1.00	2.25%	1.25%	0.45%
IV	Greater than or equal to 3.50 to 1.00	2.50%	1.50%	0.50%

(ii) following the Borrower’s achievement of a corporate credit rating of BB- from S&P and a corporate family rating of Ba3 from Moody’s, for any day, the rate per annum set forth below opposite the applicable level then in effect (based on the Leverage Ratio), it being understood that the Applicable Percentage for (a) Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (b) Loans that are LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Margin & L/C Fee”, (c) the Revolving LOC Commitment Fee shall be the percentage set forth under the column “LIBOR Margin & L/C Fee” and (d) the Revolving Commitment Fee shall be the percentage set forth under the column “Revolving Commitment Fee”:

Applicable Percentage
Level	Leverage Ratio	LIBOR Margin & L/C Fee	Base Rate Margin	Revolving Commitment Fee
I	Less than 1.75 to 1.00	1.50%	0.50%	0.30%
II	Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	1.75%	0.75%	0.35%
III	Greater than or equal to 2.25 but less than 3.50 to 1.00	2.00%	1.00%	0.40%
IV	Greater than or equal to 3.50 to 1.00	2.25%	1.25%	0.45%

The Applicable Percentage, in each case, shall be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information (in the case of the first three fiscal quarters of the Borrower’s fiscal year), the annual financial information (in the case of the fourth fiscal quarter of the Borrower’s fiscal year) and the certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b) (each an “Interest Determination Date”).  Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date.  After the Closing Date, if the Credit Parties shall fail to provide the financial information or certifications in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b), the Applicable Percentage shall, on the date five (5) Business Days after the date by which the Credit Parties were so required to provide such financial information or certifications to the Administrative Agent and the Lenders, be based on Level IV until such time as such information or certifications or corrected information or corrected certificates are provided, whereupon the Level shall be determined by the then current Leverage Ratio.  In the event that any financial statement or certification delivered pursuant to Sections 5.1 or 5.2 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, the Borrower shall immediately (a) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (b) determine the Applicable Percentage for such Applicable Period based upon the corrected compliance certificate, and (c) immediately pay to the Administrative Agent for the benefit of the Lenders the accrued additional interest and other fees owing as a result of such increased Applicable Percentage for such Applicable Period, which payment shall be promptly distributed by the Administrative Agent to the Lenders entitled thereto.  It is acknowledged and agreed that nothing contained herein shall limit the rights of the Administrative Agent and the Lenders under the Credit Documents, including their rights under Sections 2.10 and 7.1.

“Applicable Time” shall mean, with respect to any borrowings and payments in Foreign Currencies, the local times in the place of settlement for such Foreign Currencies as may be reasonably determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” shall mean any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bank National Association, together with their respective successors and assigns.

“Asset Disposition” shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a Joint Venture but excluding any dispositions of assets pursuant to Section 6.4(a)(xv) to the extent that such amounts are contributed to any Plan) of the Borrower or any Subsidiary (other than an Excluded Subsidiary), whether by sale, lease, transfer or otherwise.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by the definition of Eligible Assignee and Section 9.6), and accepted by the Administrative Agent, in substantially the form of Schedule 9.6(c) or any other form approved by the Administrative Agent.

“Available Amount” means (i) Net Cash Proceeds received by the Borrower from any equity issuance plus (ii) 50% of Consolidated Net Income plus (iii) the amount of any Investment made with the Available Amount after the Closing Date that is returned in cash from the return of or return on principal of such Investment (other than a sale to a Credit Party or Subsidiary thereof), dividend or interest received, or the return of principal therefrom plus (iv) the amount by which Indebtedness of the Borrower or its Restricted Subsidiaries is reduced on the Borrower’s consolidated balance sheet upon the conversion or exchange of such Indebtedness for equity interests of the Borrower (less the amount of any cash or the fair market value of other property distributed by the Borrower or any Restricted Subsidiary upon such conversion or exchange, other than in connection with a restructuring) minus (v) the aggregate amount, without duplication, of Restricted Payments and Investments that have been made in relation to the Available Amount under Section 6.10(j) and clause (p) of the definition of “Permitted Investments” after the Closing Date determined at the time such Restricted Payment or Investment is made.

“Bank Product” shall mean any of the following products, services or facilities extended to any Credit Party by any Bank Product Provider: (a) Cash Management Services; (b) products under any Hedging Agreement; and (c) commercial credit card, purchase card and merchant card services; provided, however, that for any of the foregoing to be included as “Credit Party Obligations” for purposes of a distribution under Section 2.13(b), the applicable Bank Product Provider must have previously provided a Bank Product Provider Notice to the Administrative Agent which shall provide the following information: (i) the existence of such Bank Product and (ii) the maximum dollar amount (if reasonably capable of being determined) of obligations arising thereunder (the “Bank Product Amount”).  The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the Bank Product Provider.  Any Bank Product established from and after the time that the Lenders have received written notice from the Borrower or the Administrative Agent that an Event of Default exists, until such Event of Default has been waived in accordance with Section 9.1, shall not be included as “Credit Party Obligations” for purposes of a distribution under Section 2.13(b).

“Bank Product Amount” shall have the meaning set forth in the definition of Bank Product.

“Bank Product Debt” shall mean the Indebtedness and other obligations of any Credit Party relating to Bank Products.

“Bank Product Provider” shall mean any Person that provides Bank Products to a Credit Party to the extent that such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) under this Credit Agreement at the time it entered into the Bank Product but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement.

“Bank Product Provider Notice” shall mean a notice substantially in the form of Schedule 1.1(h).

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                 “Bankruptcy Event” shall mean any of the events described in Section 7.1(e), after giving effect to any cure period described therein.

“Bookrunners” shall mean Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bank National Association, together with their respective successors and assigns.

“Borrower” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.

“British Pounds Sterling” shall mean British pounds sterling, the lawful currency of the United Kingdom.

“Business” shall have the meaning set forth in Section 3.10.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that (a) when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market, (b) with respect to any Loan or Letter of Credit denominated in a Foreign Currency, the term “Business Day” shall also exclude any day that is not a Target Settlement Day and (c) with respect to a Loan or Letter of Credit denominated in a Foreign Currency, the term “Business Day” shall also exclude any day on which commercial banks in the home country of such Foreign Currency are authorized or required by law to close.

“Capital Lease” shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP; provided that for purposes of calculating Indebtedness hereunder, the term “Capital Lease” shall not include any Capital Lease that was classified as an Operating Lease on the Closing Date or would have been classified as an Operating Lease had such agreement been in effect on the Closing Date prior to a relevant Change in Law or change in GAAP (from GAAP as in effect on the Closing Date) which has the effect of re-classifying such agreement as a Capital Lease.

“Capital Lease Obligations” shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Capital Stock” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender or Swingline Lender (as applicable) and the Lenders, as collateral for LOC Obligations, obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Lender or Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Lender or the Swingline Lender.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition (“Government Obligations”), (b) Dollar denominated (or Foreign Currency fully hedged to the Dollar) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve (12) months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations of the types described in clauses (a) and (b) above, (e) obligations of any State of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s and (g) Investments in money market and tax-exempt mutual funds that (i) comply with SEC Regulation 2a-7 under the Investment Company Act of 1940, as amended and (ii) invest substantially all their assets in securities of the types described in clauses (a) through (f) above.

“Cash Management Services” shall mean any treasury or cash management services provided from time to time to any Credit Party including, without limitation, automatic clearinghouse, depository, overdraft and/or wire transfer services.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean at any time the occurrence of any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 45% or more of the then outstanding Voting Securities of the Borrower.

“Closing Date” shall mean the date of this Credit Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents and any other collateral that may from time to time secure the Credit Party Obligations.

“Commitment” shall mean the Revolving Commitment, the Revolving LOC Commitment, the Term Loan Commitment and the Swingline Commitment, individually or collectively, as appropriate.

“Commitment Percentage” shall mean the Revolving Commitment Percentage and/or the Term Loan Commitment Percentage, as appropriate.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Borrower or a Subsidiary within the meaning of Section 4001(b)(1) of ERISA or is part of a group which includes the Borrower or a Subsidiary and which is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 412 of the Code to the extent required by such Section, Section 414(m) or 414(o) of the Code.

“Consolidated” shall mean, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated EBITDAP” means, with respect to the Borrower and its Subsidiaries for any period, the Consolidated Net Income of the Borrower and its Subsidiaries for such period plus (without duplication), to the extent the same was deducted in computing such Consolidated Net Income:

(a)           Consolidated Interest Expense; plus

(b)           tax expense (including, without limitation, any federal, state, local and foreign income (or equivalent) taxes) of the Borrower and its Subsidiaries for such period; plus

(c)           depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding amortization of a prepaid cash expense that was paid in a prior period, and provided that if any such other non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash charge in the current period and (B) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDAP to such extent) of the Borrower and its Subsidiaries for such period; plus

(d)           the amount of net cost savings and synergies projected by the Borrower, as determined by a responsible financial or accounting officer of the Borrower, to be realized as a result of specified actions taken or are reasonably expected to be taken within 12 months after the date of determination to take such action, in the reasonable judgment of a responsible financial or accounting officer of the Borrower (calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period and as if such cost savings and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (i) such cost savings or synergies are reasonably identifiable and factually supportable and (ii) such amount shall not exceed 20% of Consolidated EBITDAP as of such date of determination;

in the case of each of clauses (a) through (d), on a consolidated basis and determined in accordance with GAAP.

Further, (1) for any four-quarter period, Consolidated EBITDAP shall be calculated on a pro forma basis to exclude the effects of any operations or line of business discontinued as of the Closing Date and as described on Schedule 1.1(g) and (2) for any four-quarter period ending on or after the closing date of any Permitted Acquisition, Consolidated EBITDAP shall be calculated on a pro forma basis assuming the consummation of such Permitted Acquisition as of the first day of such period.

Notwithstanding the preceding, the provisions for add-backs under clauses (a) through (d) above of a Restricted Subsidiary shall be used to compute Consolidated EBITDAP only to the extent (and in the same proportion, including by reason of minority interests) as calculated under clause (b) of the definition of Consolidated Net Income.

“Consolidated Funded Debt” shall mean, on any date of calculation, Funded Debt of the Borrower and its Subsidiaries on a Consolidated basis.

“Consolidated Interest Expense” shall mean, as of any date of determination for the four quarter period ending on such date, all interest expense (excluding amortization of debt discount and premium and any interest obligations paid in shares of Capital Stock of the Borrower, but including the interest component under Capital Leases) for such period of the Borrower and its Subsidiaries on a Consolidated basis; provided, that interest expense with respect to any Indebtedness to the extent the proceeds of such Indebtedness are held in a blocked account with the Administrative Agent or a separate account with an escrow agent shall not be included as Consolidated Interest Expense.  Notwithstanding the foregoing, (1) for any four-quarter period, Consolidated Interest Expense shall be calculated on a pro forma basis to exclude the effects of any operations or line of business discontinued as of the Closing Date and as described on Schedule 1.1(g) and (2) for any four-quarter period ending on or after the closing date of any Permitted Acquisition, Consolidated Interest Expense shall be calculated on a pro forma basis assuming the consummation of such Permitted Acquisition as of the first day of such period.

“Consolidated Net Income” shall mean, with respect to the Borrower and its Subsidiaries for any period, the aggregate of the Net Income of the Borrower and its Restricted Subsidiaries for such period, on a consolidated basis; provided that:

(a) the Net Income of any Person that is not a Restricted Subsidiary (including, without limitation, Unrestricted Subsidiaries) or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof; and

(b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders.

 “Consolidated Total Assets” shall mean, with respect to any Person, the book value, determined on a consolidated basis in accordance with GAAP, of all assets of such Person and its Subsidiaries.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Act” shall have the meaning set forth in Section 3.16.

“Copyright Licenses” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right under any Copyright, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.

“Copyrights” shall mean all copyrights of the Credit Parties and their Subsidiaries in all works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.16 and all renewals thereof.

“Credit Documents” shall mean this Credit Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, the LOC Documents and the Security Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Bank Product).

“Credit Party” shall mean any of the Borrower or the Guarantors.

“Credit Party Obligations” shall mean, without duplication, (a) the Obligations and (b) for purposes of the Guaranty, the Security Documents and all provisions under the other Credit Documents relating to the Collateral, all Bank Product Debt.  The term “Credit Party Obligations” shall not include any Excluded Swap Obligations.

“Customary Permitted Liens” shall mean:

(a)           Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued; provided that (i) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (ii) provision for the payment of all such taxes known to such Person has been made on the books of such Person to the extent required by GAAP;

(b)           mechanic’s, processor’s, materialman’s, carrier’s, warehousemen’s, landlord’s and similar Liens (including statutory and common law landlord’s liens under leases to which any Credit Party or any Subsidiary is a party) arising by operation of law and arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than ninety (90) days or are being contested in good faith by appropriate proceedings diligently pursued; provided that (i) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within thirty (30) days of the commencement thereof and (ii) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

(c)           Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits (other than Liens imposed by ERISA) which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued; provided that (i) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (ii) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

(d)           Liens (i) incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and customary deposits granted in the ordinary course of business under operating leases and (ii) securing surety, indemnity, performance, appeal and release bonds; provided that (A) full provision for the payment of all such obligations has been made on the books of such Person to the extent required by GAAP and (B) the aggregate amount of all such obligations does not exceed $4,000,000 at any time outstanding;

(e)           Permitted Real Property Encumbrances;

(f)           attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings involving individually and in the aggregate liability of $2,000,000 or less at any one time; provided the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within thirty (30) days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

(g)           leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease permitted by this Credit Agreement or the Security Documents;

(h)           customary rights of set off, revocation, refund or chargeback under deposit agreements or under the UCC of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits in the ordinary course of business permitted by this Credit Agreement;

(i)           landlord’s Liens arising by contract in the ordinary course of business and secured by assets at the applicable leased property in an amount not to exceed $1,000,000 in the aggregate; and

(j)           Environmental Liens, to the extent that (i) any proceedings commenced for the enforcement of such Liens shall have been suspended or are being contested in good faith, (ii) provision for all liability and damages that are the subject of said Environmental Liens has been made on the books of such Person to the extent required by GAAP and (iii) such Liens do not relate to obligations exceeding $10,000,000 in the aggregate at any one time.

“Debt Issuance” shall mean the issuance of any Indebtedness by the Credit Parties or any of their Subsidiaries (other than an Excluded Subsidiary), but excluding any Indebtedness of the Credit Parties and their Subsidiaries permitted to be incurred pursuant to Section 6.1 hereof.

“Debt Repurchase” shall mean a redemption, repayment, repurchase, retirement or other satisfaction or extinguishment, including, without limitation, by optional redemption, required repurchase rights, exchange, open market and/or privately negotiated purchases, of Indebtedness.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Defaulting Lender” shall mean, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due,  (b) has notified the Borrower, the Administrative Agent or any Issuing Lender or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, each Swingline Lender and each Lender.

“Designated Cash” shall mean, so long as there are no Revolving Loans outstanding, (a) cash and Cash Equivalents of the Credit Parties subject to account control agreements in favor of the Administrative Agent that are in form and substance reasonably acceptable thereto and (b) Earmarked Cash.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the Maturity Date.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (as determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s Domestic Lending Office shown in such Lender’s Administrative Questionnaire; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

“Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“Earmarked Cash” shall mean, cash and Cash Equivalents held in a blocked account with the Administrative Agent or a separate account with an escrow agent, in each case, that are earmarked for the permanent reduction of Indebtedness of the Credit Parties.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the Issuing Lender, and (iii) unless a Default or an Event of Default has occurred and is continuing and so long as the primary syndication of the Loans has been completed as determined by Wells Fargo, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or Unrestricted Subsidiaries  or (B) any Defaulting Lender.

“Eligible Escrow Investments” shall mean (1) Government Securities maturing no later than the Business Day preceding the termination of the agreement(s) governing the Escrow Account, (2) securities representing an interest or interests in money market funds registered under the Investment Company Act of 1940 whose shares are registered under the Securities Act as investing exclusively in direct obligations of the United States and (3) such other short-term liquid investments in which the Escrow Funds may be invested in accordance with the documents governing any Additional Second Lien Indebtedness or other debt securities of the Borrower issued in connection with a future acquisition or other transaction.

“EMU” shall mean the economic and monetary union as contemplated in the Treaty on European Union (Official Journal C 191, July 29, 1992).

“EMU Legislation” shall mean legislative measures of the European Council (including, without limitation, European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

“Engagement Letter” shall mean one or more engagement letter agreements addressed to the Borrower from Wells Fargo Securities, LLC and its Affiliates, as amended, modified or otherwise supplemented.

“Environmental Laws” shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

“Environmental Lien” shall mean a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or any limitations or restrictions relating to Environmental Laws placed upon any real property owned, leased or operated by the Borrower or any of its Subsidiaries by any Government Authority or court due to an environmental condition or potential condition, or (b) damages relating to, or costs incurred by such Governmental Authority in response to, a release or threatened release of Materials of Environmental Concern into the environment.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Escrow Account” shall mean a deposit or securities account at a financial institution (such institution, the “Escrow Agent”) into which the Escrowed Funds are deposited.

“Escrow Agent” shall have the meaning given to such term in the definition of the term “Escrow Account.”

“Escrowed Funds” shall mean an amount, in cash or Eligible Escrow Investments, not to exceed the sum of (a) the issue price of the Additional Second Lien Indebtedness (after deducting initial purchase discounts and expenses) or other debt securities of the Borrower issued in connection with a future acquisition or other transaction, plus (b) so long as they are retained in the Escrow Account, any income, proceeds or products of the foregoing.

“Eurodollar Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Euro” shall mean the single currency of Participating Member States of the European Union.

“Euro Unit” shall mean the currency unit of the Euro.

“Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Excluded Subsidiaries” shall mean (i) Easton Development Company, LLC and (ii) any other direct or indirect Subsidiary or Joint Venture of the Borrower (whether now or hereafter existing) formed for the sole purpose of holding, managing, developing or monetizing any of the real property assets of such Person and any other activity reasonably related thereto and designated as an Excluded Subsidiary by the Borrower; provided that such Excluded Subsidiary shall not guaranty any Indebtedness resulting from the Existing Subordinated Notes or any replacements or refinancings thereof or if it does guaranty such Indebtedness, it shall become a Guarantor hereunder.

“Excluded Swap Obligation” shall mean, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under Section 10.10).  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient, (a) Taxes imposed on or measured by the Recipient’s net income (however denominated), franchise Taxes imposed on the Recipient, and branch profits Taxes imposed on the Recipient, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) as the result of any other present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document), (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19(g) and (d) any Taxes imposed under FATCA (or any amended or successor version of FATCA that is substantively comparable and not materially more onerous to comply with).

“Existing Credit Agreement” shall have the meaning set forth in the preamble.

“Existing Letters of Credit” shall mean the letters of credit listed on Schedule 1.1(d).

“Existing Subordinated Notes” shall mean collectively, the 2.25% Convertible Notes and the 4.0625% Convertible Debentures, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder and any Permitted Refinancing thereof.

“Extension of Credit” shall mean, as to any Lender, (a) the making of a Loan by such Lender or (b) the issuance of, or participation in, a Letter of Credit by such Lender.

“Fair Market Value” shall mean, with respect to any asset or property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall have the meaning set forth in the definition of “Alternate Base Rate”.

“Fee Letter” shall mean one or more fee letter agreements addressed to the Borrower from the Arrangers and their respective Affiliates, as amended, modified or otherwise supplemented.

“First Lien Funded Debt” shall mean, as of any date of determination for the Credit Parties and their Subsidiaries, all Credit Party Obligations subject to a first-priority security interest, including, without limitation, all Indebtedness of the Credit Parties under this Agreement and the other Credit Documents.

“First Lien Leverage Ratio” shall mean, as of any date of determination, for the Credit Parties and their Subsidiaries on a Consolidated basis, the ratio of (i) First Lien Funded Debt to (ii) Consolidated EBITDAP of the Credit Parties and their Restricted Subsidiaries for the four (4) consecutive fiscal quarters ending on such date.

“Flood Hazard Property” shall mean any real property in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Currency” shall mean Revolving Foreign Currency and Letter of Credit Foreign Currency.

“Foreign Currency Equivalent” shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in a Foreign Currency as determined by the Administrative Agent, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Foreign Currency with Dollars.

“Foreign Currency Sublimit” shall mean $150,000,000.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding LOC Obligations with respect to Letters of Credit issued by such Issuing Lender other than LOC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) the maximum amount of earnout obligations to the extent such earnout obligations appear as liabilities on a balance sheet of such Person, (d) the principal portion of all Capital Lease Obligations of such Person, (e) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof) subject to mandatory sinking fund payments, redemption or other acceleration prior to the date that is 91 days after the Maturity Date, (f) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (g) all Indebtedness of others of the type described in clauses (a) through (f) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (h) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses (a) through (f) hereof, and (i) all Indebtedness of the type described in clauses (a) through (f) hereof of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer (to the extent that such Person is liable therefore) calculated based on the percentage of such Indebtedness for which such Person is liable; provided, however, that Funded Debt shall not include (i) Indebtedness among the Credit Parties, (ii) Indebtedness permitted under Section 6.1(k), (l), (m) or (o), (iii) any Indebtedness of the Credit Parties backed by Earmarked Cash and (iv) other Indebtedness to the extent the proceeds of such Indebtedness are held in a blocked account with the Administrative Agent or a separate account with an escrow agent, in each case, for purposes of funding a Permitted Acquisition.

“GAAP” shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 5.9 to the provisions of Section 1.3.

“GDX Automotive SAS Judgments” shall mean any legal judgments rendered under French law against GDX Automotive SAS.

“GenCorp Savings Plan” shall mean the GenCorp Retirement Savings Plan, a defined contribution plan, as amended from time to time, which plan includes the GenCorp Stock Fund (a unitized stock fund that invests primarily in the Capital Stock of the Borrower, but also has small investments in cash and Cash Equivalents) that issues units to plan participants.

“Government Acts” shall have the meaning set forth in Section 2.18.

“Governmental Approvals” shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granite Agreement” shall have the meaning set forth in Section 6.4(a).

“Guarantor” shall have the meaning set forth in the first paragraph of this Credit Agreement; provided that to the extent an Excluded Subsidiary is a guarantor under any of the Existing Subordinated Notes or any other material Indebtedness (at any time on or after the Closing Date) of a Credit Party then such Excluded Subsidiary shall be required to be a Guarantor under this Credit Agreement.

“Guaranty” shall mean the guaranty of the Guarantors set forth in Article X.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hedging Agreements” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

“Incremental Increase Amount” shall have the meaning set forth in Section 2.23(a)(i).

“Incremental Term Facility” shall have the meaning set forth in Section 2.23(b)(i).

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, the maximum amount of earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the principal portion of all Capital Lease Obligations of such Person, (f) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof) subject to mandatory sinking fund payments, redemption or other acceleration prior to the date that is 91 days after the Maturity Date, (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (i) payment obligations of such Person under non-compete agreements, (j) all obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (k) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (l) all Indebtedness of others of the type described in clauses (a) through (k) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (m) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses (a) through (k) hereof, and (n) all Indebtedness of the type described in clauses (a) through (k) hereof of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer (to the extent that such Person is liable therefore) calculated based on the percentage of such Indebtedness for which such Person is liable.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on, or with respect to, any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning set forth in Section 9.5(b).

“Information” shall have the meaning set forth in Section 9.14.

“Information Materials” shall have the meaning set forth in Section 5.15(a).

“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Intellectual Property” shall mean the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of the Credit Parties and their Subsidiaries, all goodwill associated therewith and all rights to sue for infringement thereof.

“Intercompany Note” means a demand promissory note (or a promissory note payable on a date reasonably satisfactory to the Administrative Agent) issued by a Subsidiary directly to the Borrower in form and substance that is satisfactory to the Administrative Agent.

“Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of that certain Intercreditor Agreement dated as of June 14, 2013, by and between Wells Fargo Bank, National Association and U.S. Bank National Association or such other form reasonably acceptable to the Administrative Agent by and between the Administrative Agent and any trustee or administrative agent under the Second Lien Notes Indenture or any Additional Second Lien Indebtedness.

“Interest Coverage Ratio” shall mean the ratio of (a) Consolidated EBITDAP for such period to (b) Consolidated Interest Expense net of interest income for such period; provided that for purposes of calculating Consolidated Interest Expense for the fiscal quarters ending May 31, 2014, August 31, 2014 and November 30, 2014, Consolidated Interest Expense shall be annualized during such fiscal quarters such that (i) for the calculation of Consolidated Interest Expense as of May 31, 2014, Consolidated Interest Expense for the fiscal quarter then ending will be multiplied by (4), (ii) for the calculation of Consolidated Interest Expense as of August 31, 2014, Consolidated Interest Expense for the two fiscal quarter period then ending will be multiplied by two (2) and (iii) for the calculation of Consolidated Interest Expense as of November 30, 2014, Consolidated Interest Expense for the three fiscal quarter period then ending will be multiplied by one and one third (1 1/3).

“Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan, the last day of each February, May, August and November and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three (3) months or less, the last day of such Interest Period, (c) as to any LIBOR Rate Loan having an Interest Period longer than three (3) months, (i) each three (3) month anniversary following the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any Loan which is the subject of a mandatory prepayment required pursuant to Section 2.9(b), the date on which such mandatory prepayment is due.

“Interest Period” shall mean, with respect to any LIBOR Rate Loan,

(a)
initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three, six or twelve months thereafter, subject to availability to all applicable Lenders, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

(b)
thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three, six or twelve months thereafter, subject to availability to all applicable Lenders, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

(i)
if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)
any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

(iii)	if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

(iv)
no Interest Period in respect of any Loan shall extend beyond the Maturity Date and, further with regard to any Term Loan, no Interest Period shall extend beyond any principal amortization payment date with respect to such Term Loan unless the portion of such Term Loan consisting of Alternate Base Rate Loans together with the portion of such Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

(v)
no more than eight (8) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

        “Investment” shall mean (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of shares of Capital Stock, other ownership interests or other securities of any Person or bonds, notes, debentures or all or substantially all of the assets of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.  For the avoidance of doubt, payments made by the Borrower to redeem its Capital Stock or payments of dividends shall not be considered “Investments”.

“Issuing Lender” shall mean Wells Fargo.

“Issuing Lender Fees” shall have the meaning set forth in Section 2.7(c).

“Joinder Agreement” shall mean a Joinder Agreement in substantially the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

“Joint Venture” means any corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person that is not the Borrower or any Subsidiary in order to conduct a common venture or enterprise with such Person.

“Judgment Currency” shall have the meaning set forth in Section 9.24.

“Lender” shall have the meaning set forth in the first paragraph of this Credit Agreement and shall include each Issuing Lender.

“Lender Commitment Letter” shall mean, with respect to any Lender, the letter (or other correspondence) to such Lender from the Administrative Agent notifying such Lender of its Revolving Commitment Percentage and/or Term Loan Commitment Percentage.

“Letters of Credit” shall mean any letter of credit issued by the Issuing Lender pursuant to Section 2.2(a), as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.

“Letter of Credit Foreign Currency” shall mean (a) Euros and (b) British Pounds Sterling.

“Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Funded Debt on such date minus Designated Cash (in an aggregate amount not to exceed $150,000,000) to (ii) Consolidated EBITDAP.

“LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) and, in the case of a Foreign Currency, the appropriate page of the Reuters Screen which displays Interest Settlement Rates for deposits in such Foreign Currency, as the London interbank offered rate for deposits in Dollars or such Foreign Currency at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period (or, in the case of British Pounds Sterling, 11:00 A.M. (London time) on the same Business Day of such Interest Period) for a term comparable to such Interest Period.  If for any reason such rate is not available, then “LIBOR” shall mean the rate per annum at which, as determined by the Administrative Agent in accordance with its customary practices, Dollars or such Foreign Currency in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

“LIBOR Lending Office” shall mean, initially, the office(s) of each Lender designated as such Lender’s LIBOR Lending Office in such Lender’s Administrative Questionnaire; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

“LIBOR Rate” shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =                                LIBOR
                                                             1.00 - Eurodollar Reserve Percentage

“LIBOR Rate Loan” shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Liquidity” shall mean an amount equal to (i) the cash and Cash Equivalents of the Credit Parties on a consolidated basis plus (ii) Revolving Availability.

“Litigation Award” shall mean the receipt by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary) of cash or Cash Equivalents from any arbitration award, settlement, court judgment or other award, judgment or settlement received in any litigation-related proceeding.

“Loan” shall mean a Revolving Loan, the Term Loan and/or Swingline Loan, as appropriate.

“Loan Modification Agreement” shall have the meaning assigned to such term in Section 9.1.

“Loan Modification Offer” shall have the meaning assigned to such term in Section 9.1.

“LOC Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

“LOC Obligations” means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“Mandatory LOC Borrowing” shall have the meaning set forth in Section 2.2(e).

“Mandatory Swingline Borrowing” shall have the meaning set forth in Section 2.3(b)(ii).

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property, assets or financial condition of (i) the Credit Parties taken as a whole, (ii) the Credit Parties and their Subsidiaries taken as a whole or (iii) the Credit Parties, their Subsidiaries and the Excluded Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Credit Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Contract” shall mean (a) any contract or other agreement, written or oral, of the Credit Parties or any of their Subsidiaries representing at least 10% of the total expected consolidated revenues of the Credit Parties and their Subsidiaries for the current fiscal year and (b) any other contract, agreement, permit or license, written or oral, of the Credit Parties or any of their Subsidiaries as to which the breach, nonperformance, cancellation or failure to renew in accordance with the terms thereof by any party thereto, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

“Material Domestic Subsidiary” shall mean any Domestic Subsidiary of any Credit Party (other than any Excluded Subsidiary), (a) that guarantees any of the Existing Subordinated Notes, any other Subordinated Debt, any senior notes or any other material Indebtedness of a Credit Party or Subsidiary thereof (including Aerojet Rocketdyne but excluding the other Subsidiaries listed on Schedule 3.12) or (b) the Consolidated Total Assets of which were more than 10% of the Consolidated Total Assets of the Borrower and its Subsidiaries as of the end of the most recently completed fiscal year of the Borrower for which audited financial statements are available; provided that, in the event the aggregate of the Consolidated Total Assets of all Domestic Subsidiaries that do not constitute Material Domestic Subsidiaries (other than Excluded Subsidiaries) exceeds 10% of the Consolidated Total Assets of the Borrower and its Subsidiaries as of such date, the Borrower (or the Administrative Agent, in the event the Borrower has failed to do so within ten (10) days of request therefor by the Administrative Agent) shall, to the extent necessary, designate sufficient Domestic Subsidiaries to be deemed to be “Material Domestic Subsidiaries” to eliminate such excess, and such designated Domestic Subsidiaries shall thereafter constitute Material Domestic Subsidiaries.  Assets of Foreign Subsidiaries shall be converted into Dollars at the rates used for purposes of preparing the consolidated balance sheet of the Borrower included in such audited financial statements.

“Material Foreign Subsidiary” shall mean any Foreign Subsidiary of any Credit Party, the Consolidated Total Assets of which were more than 10% of the Consolidated Total Assets of the Borrower and its Subsidiaries as of the end of the most recently completed fiscal year of the Borrower for which audited financial statements are available; provided that, in the event the aggregate of the Consolidated Total Assets of all Foreign Subsidiaries that do not constitute Material Foreign Subsidiaries exceeds 10% of the Consolidated Total Assets of the Borrower and its Subsidiaries as of such date, the Borrower (or the Administrative Agent, in the event the Borrower has failed to do so within ten (10) days of request therefor by the Administrative Agent) shall, to the extent necessary, designate sufficient Foreign Subsidiaries to be deemed to be “Material Foreign Subsidiaries” to eliminate such excess, and such designated Foreign Subsidiaries shall thereafter constitute Material Foreign Subsidiaries.  Assets of Foreign Subsidiaries shall be converted into Dollars at the rates used for purposes of preparing the consolidated balance sheet of the Borrower included in such audited financial statements.

“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” shall mean May 30, 2019.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Instrument” shall mean any mortgage, deed of trust, deed to secure debt or assignment of leases and rents executed by a Credit Party in favor of the Administrative Agent pursuant to the terms of Section 5.15(d), 5.10 or 5.12, as the same may be amended, modified, restated or supplemented from time to time.

“Mortgage Policy” shall mean, with respect to any Mortgage Instrument, an ALTA mortgagee title insurance policy issued by a Title Company in such amount as reasonably approved by the Administrative Agent, assuring the Administrative Agent that such Mortgage Instrument creates a valid and enforceable first-priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policy shall be in form and substance reasonably satisfactory to the Administrative Agent and shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request.

“Mortgaged Property” shall mean any owned real property of a Credit Party with respect to which such Credit Party executes a Mortgage Instrument in favor of the Administrative Agent, including, without limitation, each real property set forth on Schedule 1.1(e).

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“National Currency Unit” shall mean a fraction or multiple of one Euro Unit expressed in units of the former national currency of a Participating Member State.

“Net Cash Proceeds” shall mean the aggregate cash proceeds received by any Credit Party or any Subsidiary (other than an Excluded Subsidiary) in respect of any Asset Disposition, Debt Issuance, Recovery Event or Litigation Award, net of (a) direct costs whether paid or accrued (including, without limitation, legal, accounting and investment banking fees, and sales commissions) associated therewith, (b) amounts held in escrow to be applied as part of the purchase price of any Asset Disposition, (c) taxes paid or payable as a result thereof, (d) with respect to any Asset Disposition or Recovery Event, payment of the outstanding principal amount of, premium (if any) and interest on any Indebtedness secured by a Lien on the assets subject to such Asset Disposition or Recovery Event and (e) with respect to any Asset Disposition, Recovery Event or Litigation Award, amounts payable directly or indirectly to Governmental Authorities for such Asset Disposition, Recovery Event or Litigation Award to the extent required by such Governmental Authorities or Contractual Obligations.  The term “Net Cash Proceeds” shall include, without limitation, any cash proceeds from the sale or other disposition of any non-cash consideration (but only as and when such cash is actually received) received by any Credit Party or any Subsidiary (other than an Excluded Subsidiary) in any Asset Disposition,  Debt Issuance, Recovery Event or Litigation Award and any cash released from escrow as part of the purchase price in connection with any Asset Disposition.

“Net Income” shall mean, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, without duplication, however:

(a)           any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (i) any asset sale outside the ordinary course of business; or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(b)           any restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of assets and from closures) in an aggregate amount for all cash charges not to exceed $20,000,000 in any trailing twelve month period;

(c)           any extraordinary gain (or loss) or non-recurring or unusual charges, together with any related provision for taxes on such gain (or loss), or charge including (i) acquisition-related pension or employee benefit expenses and (ii) fees and expenses related to equity and debt issuances, acquisitions or Permitted Investments; provided that, any cash payment made in connection with a non-cash charge (other than any non-cash charge under clause (b) hereof) excluded from Net Income in a prior period shall be deducted from the calculation of Net Income in the period such payment is actually made;

(d)           any net income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period);

(e)           any gain (or loss), together with any related provision for taxes on such gain (or loss), attributable to the early repurchase, extinguishment or conversion of Indebtedness, hedging obligations or other derivative instruments (including any premiums paid) and the write-off of any issuance costs incurred by such Person in connection with the refinancing or repayment of any Indebtedness;

(f)           any after-tax effect of income (or loss) from the early extinguishment or conversion of Indebtedness or obligations under Hedging Agreements or other derivative instruments;

(g)           any non-cash charge, expense or other impact or adjustment attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments);

(h)           any non-cash asset impairment charge, including with respect to goodwill or other intangible assets and equity method investments and any write-ups, write-downs or write-offs of assets (including intangible assets, goodwill and deferred financing costs but excluding accounts receivable);

(i)            any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of such Person, provided, that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of any Credit Party (other than Disqualified Stock);

(j)           any non-cash gains or losses, together with any related provision for taxes on such gains or losses, related to retirement benefit plans of such Person and any non-cash employee-related benefit expenses;

(k)           accruals and reserves that are established within 12 months of the Rockedyne Acquisition as a result of the Rocketdyne Acquisition in accordance with GAAP, or changes as a result of adoption or modification of accounting policies;

(l)           any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of any Person denominated in a currency other than the functional currency of such Person;

(m)           the non-cash portion of “straight-line” rent expense;

(n)           non-cash charges for deferred tax asset allowances;

(o)           the cumulative effect of a change in accounting principles shall be excluded;

(p)           the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interest of third parties in any non-wholly owned subsidiary;

(q)           charges related to legal matters involving the Borrower and its Subsidiaries with respect to the Specified Legal Claims in an amount not to exceed $30 million in the aggregate after the Closing Date; and

(r)           earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.

In addition, to the extent not already included in the Net Income of the Borrower and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 9.1 and (b) has been approved by the Required Lenders.

“Note” or “Notes” shall mean the Revolving Notes, the Term Loan Notes and the Swingline Note, collectively, separately or individually, as appropriate.

“Notice of Borrowing” shall mean a request for a Revolving Loan borrowing pursuant to Section 2.1(b)(i), a request for a Swingline Loan borrowing pursuant to Section 2.3(b)(i), a request for a Term Loan borrowing pursuant to Section 2.4(a), a request for a Revolving Facility Increase pursuant to Section 2.23(a)(ii) or a request for a borrowing under an Incremental Term Facility pursuant to Section 2.23(b)(ii), as appropriate, in substantially the form of the notice of borrowing attached hereto as Schedule 2.1(b)(i).

“Notice of Conversion” shall have the meaning set forth in Section 2.11.

“Obligations” shall mean, collectively, all of the obligations, Indebtedness and liabilities of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents, including principal, interest, fees, costs, charges, expenses, professional fees, reimbursements, all sums chargeable to the Credit Parties or for which any Credit Party is liable as an indemnitor and whether or not evidenced by a note or other instrument and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Parties” shall have the meaning set forth in Section 10.7(c).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20).

“Participant” has the meaning assigned to such term in clause (d) of Section 9.6.

“Participation Interests” shall mean a participation interest purchased by a Revolving Lender in LOC Obligations as provided in Section 2.2(c) and in Swingline Loans as provided in Section 2.3.

“Participant Register” has the meaning assigned to such term in clause (d) of Section 9.6.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.

“Patents” shall mean all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement, and (ii) all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.

“Patriot Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Acquisition” shall mean an acquisition or any series of related acquisitions by a Credit Party of (a) all or substantially all of the assets or a majority of the outstanding Voting Securities or economic interests of a Person or (b) any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 6.3, so long as:

(i) no Default or Event of Default shall then exist or would exist after giving effect thereto;

(ii) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the acquisition on a pro forma basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 and the Leverage Ratio shall not be greater than the level which is 0.25x inside the then-applicable covenant level;

(iii) the Administrative Agent, on behalf of the Lenders, shall have received (or shall receive in connection with the closing of such acquisition) a first-priority (subject to Permitted Liens), perfected security interest in all property (including, without limitation, Capital Stock) acquired with respect to the Target in accordance with the terms of Sections 5.10 and 5.12 and the Target, if it would be a Material Domestic Subsidiary, shall have executed a Joinder Agreement in accordance with the terms of Section 5.10; and

(iv) the Administrative Agent and the Lenders shall have received (A) a description of the material terms of such acquisition and (B) if the total consideration (including without limitation earn out obligations, deferred compensation, non-competition arrangements and the amount of Indebtedness and other liabilities assumed by the Credit Parties and their Subsidiaries) to be paid by the Credit Parties and their Subsidiaries in connection with such acquisition exceeds $50,000,000, (1) if available, quarterly and audited annual financial statements of the Target for its most recent fiscal year and for any fiscal quarters ended within the fiscal year to date and (2) consolidated projected income statements of the Borrower and its consolidated Subsidiaries (giving effect to such acquisition), all in form and substance reasonably satisfactory to the Administrative Agent.

Notwithstanding the foregoing, for any acquisition by a Credit Party that has total consideration that is less than or equal to $5,000,000 during the term of this Credit Agreement, the Credit Parties shall only be required to comply with clauses (i) and (ii) above.

“Permitted Amendments” shall have the meaning assigned to such term in Section 9.1.

“Permitted Investments” shall mean:

           (a)           cash and Cash Equivalents;

           (b)          Investments set forth on Schedule 1.1(b), which Investments shall not exceed the amount thereof on the Closing Date (after giving effect to the Transactions consummated on the Closing Date), in each case as such Investments may be adjusted due to appreciation, repayment of principal, payment of interest, return of capital or similar circumstances; provided, however, except to the extent permitted under Section 6.10, any such Investment consisting of intercompany Indebtedness owed by a Credit Party to a Subsidiary that is not a Credit Party shall not be repaid in cash or Cash Equivalents and shall not be renewed, extended, refinanced or replaced; provided further, however, the Credit Parties shall be permitted to write-off Investments consisting of intercompany Indebtedness owing by Subsidiaries that are not Credit Parties to the extent such Indebtedness was existing prior to the Closing Date;

            (c)    receivables owing to the Credit Parties or any of their Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

    (d)    (i) loans and advances to employees for relocation and related expenses and (ii) loans and advances to employees in the ordinary course of business in an aggregate principal amount not exceeding $3,000,000; provided that such loans and advances shall comply with all applicable Requirements of Law;

    (e)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

    (f)    Permitted Real Estate Transfers; provided that (i) if such Excluded Subsidiary is a Joint Venture, then the Capital Stock owned by any Credit Party in such Excluded Subsidiary shall be subject to a first-priority, perfected Lien in favor of the Administrative Agent as required by Section 5.12;

    (g)    Hedging Agreements permitted hereunder;

(h)           deposits in a customary fashion in the ordinary course of business;

    (i)    Investments in and unsecured loans to any Credit Party by any Credit Party; provided, however, that in the case of such intercompany loan or advance by a Credit Party to another Credit Party, each such Loan shall be evidenced by an Intercompany Note payable to the Credit Party, in form and substance satisfactory to Administrative Agent, which Intercompany Notes shall be delivered and pledged to the Administrative Agent as part of the Collateral;

    (j)    Permitted Acquisitions and Investments assumed in connection with Permitted Acquisitions;

        (k)           Guaranty Obligations permitted pursuant to Section 6.1(m) and 6.1(o);

        (l)           the Rescission Offer;

   (m)           Debt Repurchases of the Existing Subordinated Notes or the Subordinated Delayed Draw Indebtedness to the extent permitted by Section 6.10;

        (n)           Investments to the extent permitted by Section 6.4(a); and

    (o)           Investments in Joint Ventures or minority equity interests in an aggregate amount not to exceed the greater of (i) $75,000,000 and (ii) 5% of Consolidated Total Assets as of any date of determination for the four quarter period ending on such date at any one time outstanding;

(p)           in addition to the foregoing, the Borrower and its Subsidiaries may make additional Investments (including Investments in Excluded Subsidiaries) in an aggregate amount not to exceed: (i) so long as First Lien Leverage Ratio is less than or equal to 1.25 to 1.00, the sum of (x) $125,000,000 and (y) the Available Amount and (ii) so long as First Lien Leverage Ratio is greater than 1.25 to 1.00, the sum of (x) $75,000,000 and (y) the Available Amount; provided, that, such Investments will be allowed only to the extent that the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 and the pro forma Leverage Ratio after giving effect to any such Investments is not greater than the level which is 0.25x inside of the then-applicable covenant.

Notwithstanding anything to the contrary contained herein, Investments in Unrestricted Subsidiaries shall only be permitted to the extent made using clause (p) above.

“Permitted Liens” shall mean:

(a) Liens created by or otherwise existing under or in connection with this Credit Agreement or the other Credit Documents in favor of the Secured Parties;

    (b)    Liens in favor of a Bank Product Provider in connection with a Bank Product; provided that such Liens shall secure the Credit Party Obligations and the obligations under such Bank Product on a pari passu basis;

    (c)    Liens securing purchase money indebtedness and Capital Lease Obligations (and refinancings thereof) to the extent permitted under Section 6.1(d); provided, that (i) any such Lien attaches to such property concurrently with or within  (120) days after the acquisition thereof and (ii) such Lien attaches solely to the property so acquired in such transaction;

(d) Customary Permitted Liens;

        (e)           Liens existing on the Closing Date listed on Schedule 1.1(c) hereto and any extension, renewal or replacement thereof but only if the principal amount of the Indebtedness (including, for purposes of this clause (e), any additional Indebtedness incurred pursuant to revolving commitments in an amount not in excess of the available commitment as set forth on Schedule 6.1(b) secured thereby) is not increased and such Liens do not extend to or cover any other property or assets;

        (f)           Liens on special tooling assets and Intellectual Property of Aerojet Rocketdyne as required by the terms of the contract with Lockheed Martin regarding the Atlas Program;

        (g)           Liens securing (i) the financing of insurance premiums or other financial assurances associated with workers compensation insurance coverage or other financial assurance requirements obtained in the normal course of business and (ii) the financing of insurance premiums or other financial assurances associated with insurance coverage or other financial assurance requirements obtained in the normal course of business not to exceed $20,000,000 in the aggregate at any time outstanding;

                             (h)           Liens securing Second Lien Indebtedness;

          (i)           Liens securing Additional Second Lien Indebtedness;

          (j)           Liens on the property of a Person existing at the time such Person becomes a Subsidiary of a Credit Party in a transaction permitted hereunder securing Indebtedness in an aggregate principal amount not to exceed $40,000,000 for all such Persons; provided, however, that any such Lien may not extend to any other property of any Credit Party or any other Subsidiary that is not a Subsidiary of such Person; provided, further, that any such Lien was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of a Credit Party;

             (k)           Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Capital Stock of the Borrower or any of the Domestic Subsidiaries, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Sections 6.1(b), (f), (i) and (n);

(l)           Liens on the Capital Stock of a Joint Venture; and

(m)           additional Liens incurred by the Borrower or its Subsidiaries (other than the Excluded Subsidiaries) which do not secure Indebtedness for money borrowed so long as the value of the property subject to such Liens, and the obligations secured thereby, do not exceed $5,000,000 in the aggregate at any one time outstanding.

In connection with the granting of Liens of the type described in clause (c) above by the Borrower or any of its Subsidiaries, at the reasonable request of the Borrower, and at the Borrower’s expense, the Administrative Agent shall take (and is hereby authorized to take) any actions reasonably requested by the Borrower in connection therewith (including, without limitation, by executing appropriate lien releases in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

“Permitted Real Estate Exchanges” shall mean the transfer of any owned real property of a Credit Party (other than a Mortgaged Property) to another Person in exchange for real property having an equivalent Fair Market Value.

“Permitted Real Estate Sales” shall mean the sale of any owned real property of a Credit Party (a) subject to a Lien in favor of the Administrative Agent for the benefit of the Lenders that satisfies the following requirements:  (i) no Default or Event of Default shall exist at the time of such sale or be caused by such sale and (ii) such sale is for Fair Market Value.

“Permitted Real Estate Transfers” shall mean the contribution, sale or other transfer of any owned real property (other than a Mortgaged Property) by a Credit Party to an Excluded Subsidiary; provided that, such contribution, sale or transfer satisfies the following requirements:  (i) no Default or Event of Default shall exist at the time of such sale or be caused by such sale and (ii) in the event of a sale, such sale is for Fair Market Value.

“Permitted Real Property Encumbrances” shall mean (a) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the applicable Mortgage Policy in respect thereof (or any update thereto) and found, on the date of delivery of such Mortgage Policy to the Administrative Agent in accordance with the terms hereof, reasonably acceptable by the Administrative Agent, (b) as to any particular real property at any time, such easements, encroachments, covenants, restrictions, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of the Administrative Agent, materially impair such real property for the purpose for which it is held by the mortgagor or owner, as the case may be, thereof, or the Lien held by the Administrative Agent, (c) municipal and zoning laws, regulations, codes and ordinances, which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or owner, as the case may be, of such real property, (d) general real estate taxes and assessments not yet delinquent, (e) leases and subleases; provided that such leases or subleases shall be on customary terms and reasonably acceptable to the Administrative Agent and (f) such other items to which the Administrative Agent may consent.

“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to (i) unpaid accrued interest and premiums thereon (including tender premiums) plus fees and expenses (including upfront fees and original issue discount) reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension, plus (ii) any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date and a Weighted Average Life to Maturity  equal to or later than the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (d) the direct and contingent obligors with respect to such Indebtedness are not changed, (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such Indebtedness shall be subordinated in right of payment on terms and conditions reasonably satisfactory to the Administrative Agent and (f) to the extent any Liens securing the Indebtedness being modified, refinanced, refunded, renewed or extended are subordinated to the Liens securing the Obligations, the Liens, if any, securing such Indebtedness are subordinated to the Liens securing the Obligations pursuant to intercreditor arrangements reasonably acceptable to the Administrative Agent.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower, a Subsidiary or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” shall mean the Third Amended and Restated Pledge Agreement dated as of the Closing Date given by the Borrower and the Guarantors to the Administrative Agent, for the benefit of the Secured Parties, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“Prime Rate” shall have the meaning set forth in the definition of Alternate Base Rate.

“Private Information” shall have the meaning set forth in Section 5.15(a).

“Properties” shall have the meaning set forth in Section 3.10(a).

“Public Information” shall have the meaning set forth in Section 5.15(a).

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Recovery Event” shall mean the receipt by the Credit Parties or any of their Subsidiaries (other than an Excluded Subsidiary) of any cash insurance proceeds or condemnation or expropriation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets other than obsolete property or assets no longer used or useful in the business of the Credit Parties or any of their Subsidiaries.

“Register” shall have the meaning set forth in Section 9.6(c).

“Reimbursement Obligation” shall mean the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.2(d) for amounts drawn under Letters of Credit.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. §4043.

“Replaced Lender” shall have the meaning set forth in Section 2.20.

“Replacement Lender” shall have the meaning set forth in Section 2.20.

“Required Lenders” shall mean, at any time, Lenders holding in the aggregate more than fifty percent (50%) of (a) the sum of (i) the Revolving Commitments and (ii) the Term Loans or (b) if the Commitments have been terminated, the sum of the outstanding Revolving Loans, Term Loans and Participation Interests; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments.

“Requirement of Law” shall mean, as to any Person, (a) the articles or certificate of incorporation, by-laws or other organizational or governing documents of such Person, and (b) all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (in each case whether or not having the force of law); in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescission Offer” shall mean a rescission offer or offers to be launched by the Borrower under which the Borrower will offer (using cash and/or Capital Stock) to (a) rescind and repurchase the units (consisting, in part, of Capital Stock of the Borrower), including any unrealized losses with respect to such units, sold to or issued to Persons in the GenCorp Stock Fund of the GenCorp Savings Plan who may have been deemed to have purchased such units that were “sold” in violation of Section 5 of the Securities Act of 1933, as amended, or any similar state laws, (b) make payments to Persons who sold such units at a loss or who have unrealized losses with respect to such units and (c) pay interest to affected Persons; provided that the Rescission Offer shall not include the rescission of units purchased by participants after the effective date of the Borrower’s registration statement on Form S-8 dated June 30, 2008.

“Responsible Officer” shall mean, as to (a) the Borrower, (i) with respect to the execution and delivery of this Agreement, the Notes, the Security Documents, any Notice of Borrowing or a certificate pursuant to Section 4.1(f), 4.1(o) or 5.2(b) and with respect to any provision of a Credit Document that refers to the “knowledge” of a Responsible Officer, the Chief Executive Officer, Chief Financial Officer, the President or any Vice President of the Borrower and (ii) with respect to the execution and delivery of any other Credit Document or certificate, any duly authorized officer of the Borrower or representative thereof designated by a duly authorized officer, or (b) any other Credit Party, any duly authorized officer thereof.

“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries (other than any Excluded Subsidiary), now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries (other than any Excluded Subsidiary), now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries (other than any Excluded Subsidiary), now or hereafter outstanding, (d) any payment with respect to any earnout obligation, (e) any payment, prepayment, redemption or similar payment with respect to the principal of any Subordinated Debt of any Credit Party or any of its Subsidiaries (other than (x) refinancing, refunding, renewals or extensions thereof permitted pursuant to this Agreement and (y) so long as no Default has occurred and is continuing, the payment  of interest, expenses and indemnitees in respect thereof) and (f) any payment, prepayment, redemption or similar payment made with respect to the principal of (i) the Second Lien Indebtedness and (ii) Additional Second Lien Indebtedness (other than (x) refinancing, refunding, renewals or extensions thereof permitted pursuant to this Agreement and (y) so long as no Default has occurred and is continuing, the payment  of interest, expenses and indemnitees in respect thereof).

“Restricted Subsidiary”  shall mean any Subsidiary of a Person that is not an Unrestricted Subsidiary.

“Revaluation Date” shall mean each of the following:  (a) each date a Loan is made pursuant to Section 2.1 or Section 2.3; (b) each date a Loan is converted to or continued as a LIBOR Rate Loan pursuant to the terms of this Agreement; (c) each date a Revolving Loan is made to reimburse a Swingline Loan or drawing under a Letter of Credit or a Participation Interest is required to be purchased in an outstanding Swingline Loan or outstanding LOC Obligation pursuant to the terms of this Agreement; (d) the last Business Day of each calendar month; and (e) such additional dates as the Administrative Agent or the Required Lenders shall reasonably specify.

“Revolving Availability” shall mean, on any date, the sum of (a) the aggregate Revolving Committed Amount minus (b) the aggregate amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding Revolving LOC Obligations.

“Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the Revolving Committed Amount.

“Revolving Commitment Fee” shall have the meaning set forth in Section 2.7(a).

“Revolving Commitment Percentage” shall mean, for each Revolving Lender, the percentage identified as its Revolving Commitment Percentage on its Lender Commitment Letter or in the Register, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

“Revolving Commitment Period” shall mean (a) with respect to Revolving Loans, the period from and including the Closing Date to but excluding the Maturity Date and (b) with respect to Revolving Letters of Credit, the period from and including the Closing Date to but excluding the date that is thirty (30) days prior to the Maturity Date.

“Revolving Committed Amount” shall have the meaning set forth in Section 2.1(a).

“Revolving Facility Increase” shall have the meaning set forth in Section 2.23(a)(i).

“Revolving Foreign Currency” shall mean (a) Euros and (b) British Pounds Sterling.

“Revolving Lender” shall mean, as of any date of determination, a Lender holding a Revolving Commitment on such date.

“Revolving Loan” shall have the meaning set forth in Section 2.1.

“Revolving LOC Commitment” shall mean the commitment of the Issuing Lender to issue Revolving Letters of Credit and with respect to each Revolving Lender, the commitment of such Revolving Lender to purchase participation interests in the Letters of Credit up to such Revolving Lender’s LOC Commitment as specified in its Lender Commitment Letter or in the Register, as such amount may be reduced from time to time in accordance with the provisions hereof.

“Revolving LOC Commitment Fee” shall have the meaning set forth in Section 2.7(b).

“Revolving LOC Committed Amount” shall have the meaning set forth in Section 2.2(a).

“Revolving LOC Fronting Fee” shall have the meaning set forth in Section 2.7(b).

“Revolving LOC Obligations” shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Revolving Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Revolving Letters of Credit plus (ii) the aggregate amount of all drawings under Revolving Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“Revolving Note” or “Revolving Notes” shall mean the promissory notes of the Borrower (if any) made by the Borrower pursuant to Section 2.1(e) and payable to the order of any of the Revolving Lenders evidencing the Revolving Loans provided by any such Revolving Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, amended and restated, supplemented, extended, renewed or replaced from time to time.

“Revolving Participation Interest” shall mean a participation interest purchased by a Revolving Lender in LOC Obligations as provided in Section 2.2(c) and in Swingline Loans as provided in Section 2.3.

“Rocketdyne Acquisition” shall mean the acquisition by the Borrower of the business of United Technologies Corporation’s Pratt & Whitney Rocketdyne division, including all of the issued and outstanding shares of common stock of Pratt & Whitney Rocketdyne, Inc., a Delaware corporation, and P&W Power Generation, Inc., a Delaware corporation along with certain other assets relating to the business of Pratt & Whitney Rocketdyne from United Technologies Corporation pursuant to the terms of that certain Stock and Asset Purchase Agreement by and between United Technologies Corporation and the Borrower dated as of July 22, 2012, as amended.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sale and Leaseback Transaction” shall mean, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Sanctioned Entity” shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Lien Indebtedness” means Indebtedness of the Borrower evidenced by the Second Lien Notes issued pursuant to the Second Lien Notes Indenture.

“Second Lien Notes” shall mean the Borrower’s 7.125% Second-Priority Senior Secured Notes due 2021 issued pursuant to the Second Priority Notes Indenture.

“Second Lien Notes Documents” shall mean the Second Lien Note Indenture and any other documents entered into by the Borrower and any Guarantor in connection with the Second Lien Notes.

“Second Lien Notes Indenture” shall mean that certain indenture, dated as of January 28, 2013 (as amended, supplemented or otherwise modified from time to time), among the Borrower, the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee and collateral agent.

“Secured Funded Debt” shall mean, as of any date of determination for the Credit Parties and their Subsidiaries, all Indebtedness subject to a first-priority or second-priority security interest, including, without limitation, all Indebtedness of the Credit Parties under (i) this Agreement and the other Credit Documents and (ii) the Second Lien Notes Indenture and the other Second Lien Notes Documents.

“Secured Leverage Ratio” shall mean, as of any date of determination, for the Credit Parties and their Subsidiaries on a Consolidated basis, the ratio of (i) Secured Funded Debt to (ii) Consolidated EBITDAP for the four (4) consecutive fiscal quarters ending on such date.

“Secured Parties” shall mean the Administrative Agent, the Lenders (including, without limitation, the Issuing Lender) and the Bank Product Providers.

“Security Agreement” shall mean the Third Amended and Restated Security Agreement dated as of the Closing Date given by the Borrower and the Guarantors to the Administrative Agent, for the benefit of the Secured Parties, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with its terms.

“Security Documents” shall mean the Security Agreement, the Pledge Agreement, any Intercreditor Agreement, the Mortgage Instruments and such other documents executed and delivered and/or filed in connection with the attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements and patent, trademark and copyright filings.

“Significant Subsidiary” shall mean any Domestic Subsidiary or Foreign Subsidiary of any Credit Party the Consolidated Total Assets of which exceeds $4,000,000.

“Single Employer Plan” shall mean any Plan that is not a Multiemployer Plan.

“Snappon Judgments” shall mean any legal judgments rendered under French law against Snappon SA, a French subsidiary of the Borrower.

“Specified Legal Claims” means claims arising from environmental and litigation matters discussed in the Borrower’s Annual Reports on Form 10−K or Quarterly Reports on Form 10−Q and (b) additional matters disclosed on Schedule 1.1(f).

“Specified Sales” shall mean the sale, transfer, lease or other disposition of (a) inventory and materials in the ordinary course of business and (b) cash into Cash Equivalents or Cash Equivalents into cash.

“Spot Rate” shall mean, for any currency, the rate determined by the Administrative Agent, to be the rate quoted by the Person acting in such capacity, as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Subordinated Debt” shall mean any Indebtedness incurred by any Credit Party (including, without limitation, the Existing Subordinated Notes) which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations and contains subordination and other terms acceptable to the Administrative Agent.

“Subordinated Delayed Draw Credit Agreement” shall mean that certain Subordinated Delayed Draw Credit Agreement, dated as of April 18, 2014 (as amended, supplemented or otherwise modified from time to time), among the Borrower, the lenders party thereto, and The Bank of New York Mellon, as administrative agent.

“Subordinated Delayed Draw Credit Documents” shall mean the Subordinated Delayed Draw Credit Agreement and any other documents entered into by the Borrower and any Guarantor in connection with the Subordinated Delayed Draw Term Loans.

“Subordinated Delayed Draw Indebtedness” shall mean Indebtedness of the Borrower pursuant to the Subordinated Delayed Draw Credit Agreement and Subordinated Delayed Draw Credit Documents and any Permitted Refinancing thereof.

“Subordinated Delayed Draw Term Loans” shall mean the term loans issued pursuant to the Subordinated Delayed Draw Credit Agreement.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.  For all purposes of this Agreement (other than the definition of Unrestricted Subsidiary), the defined terms “Subsidiary” or “Subsidiaries” shall not include any Unrestricted Subsidiaries.

“Swap Obligation” shall mean, with respect to the Borrower or any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.3(a), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“Swingline Committed Amount” shall mean the amount of the Swingline Lender’s Swingline Commitment as specified in Section 2.3(a).

“Swingline Lender” shall mean the Administrative Agent and any successor swingline lender.

“Swingline Loan” shall have the meaning set forth in Section 2.3(a).

“Swingline Note” shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.3(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Target” shall have the meaning set forth in the definition of Permitted Acquisition.

“Target Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technology” shall have the meaning set forth in Section 6.4(a)(viii).

“Term Loan” shall have the meaning set forth in Section 2.4(a).

“Term Loan Commitment” shall mean, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make its portion of the Term Loan in a principal amount equal to such Term Loan Lender’s Term Loan Commitment Percentage of the Term Loan Committed Amount.

“Term Loan Commitment Percentage” shall mean, for any Term Loan Lender, the percentage identified as its Term Loan Commitment Percentage in its Lender Commitment Letter, or in the Assignment and Assumption pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(b).

“Term Loan Committed Amount” shall have the meaning set forth in Section 2.4(a).

“Term Loan Facility” shall have the meaning set forth in Section 2.4(a).

“Term Loan Lender” shall mean a Lender holding a Term Loan Commitment or a portion of the outstanding Term Loan.

“Term Loan Note” or “Term Loan Notes” shall mean the promissory notes of the Borrower (if any) in favor of any of the Term Loan Lenders evidencing the portion of the Term Loan provided by any such Term Loan Lender pursuant to Section 2.4(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.

“Trademarks” shall mean all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement, and (ii) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.16.

“Trading with the Enemy Act” shall have the meaning set forth in Section 3.29.

“Tranche” shall mean the collective reference to (a) LIBOR Rate Loans whose Interest Periods begin and end on the same day and (b) Alternate Base Rate Loans made on the same day.  A Tranche with respect to LIBOR Rate Loans may sometimes be referred to as a “Eurodollar Tranche”.

“Transactions” shall mean the closing of this Credit Agreement and the other Credit Documents and the consummation of the other transactions contemplated hereby to occur in connection with such closing (including, without limitation, the borrowing of the Term Loans and the payment of fees and expenses in connection with all of the foregoing).

“Type” shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

“UCC” shall mean the Uniform Commercial Code from time to time in effect in any applicable jurisdiction.

“Unrestricted Subsidiaries” shall mean (i) Easton Development Company, LLC and any other Excluded Subsidiary and (ii) any Subsidiary of the Borrower that is designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to a resolution of the board of directors of the Borrower in compliance with Section 5.16, and any Subsidiary of such Subsidiary.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in paragraph (g) of Section 2.19.

“Voting Securities” shall mean any class of Capital Stock of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” shall mean Wells Fargo Bank, National Association, a national banking association, together with its successors and/or assigns.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“WFS” shall mean Wells Fargo Securities, LLC, together with its successors and assigns.

    Section 1.2                      Other Definitional Provisions.

    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Schedules shall be construed to refer to Articles and Sections of and Schedules to, this Credit Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

   Section 1.3                      Accounting Terms.

    Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that it wishes to amend any covenant in Section 5.9 or any other covenants impacted by GAAP to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 5.9 or any other covenants impacted by GAAP for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

    The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

   Section 1.4                      Time References.

    Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

   Section 1.5                      Execution of Documents.

    Unless otherwise specified, all Credit Documents and all other certificates executed in connection therewith must be signed by a Responsible Officer.

   Section 1.6                    Redenomination of Certain Foreign Currencies and Computation of Dollar Amounts; Exchange Rates; Currency Equivalents.

       (a)           Each obligation of the Borrower to make a payment denominated in the National Currency Unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Credit Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Extension of Credit in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Extension of Credit, at the end of the then current Interest Period.

       (b)           Each provision of this Credit Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

       (c)           The Administrative Agent shall determine the Spot Rate as of each Revaluation Date to be used for calculating the Dollar Equivalents of Extensions of Credit and amounts outstanding hereunder denominated in a Foreign Currency.  Such Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.

       (d)           Wherever in this Agreement, in connection with any Extension of Credit, any conversion, continuation or prepayment of a Loan or any renewal of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Extension of Credit or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent, as determined by the Administrative Agent.

       (e)           Wherever in this Agreement an amount is expressed in Dollars, it shall be deemed to refer to the Dollar Equivalent or Foreign Currency Equivalent thereof, as applicable.

       (f)           Determinations by the Administrative Agent pursuant to this Section shall be conclusive absent demonstrable error.

       (g)           Subject to the provisions of Section 9.24, each provision in this Agreement relating to payments to be made by the Borrower on account of principal, interest and fees which requires payment in Dollars, shall be deemed to mean (i) in the case of Loans or other amounts denominated in Dollars, payment in Dollars and (ii) in the case of Loans or other amounts denominated in a Foreign Currency, payment in such Foreign Currency.

ARTICLE II

THE LOANS; AMOUNT AND TERMS

   Section 2.1                      Revolving Loans.

       (a)           Revolving Commitment.  During the Revolving Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans in Dollars and in Foreign Currencies (“Revolving Loans”) to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender’s Revolving Commitment Percentage of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding Revolving LOC Obligations shall not exceed such Revolving Lender’s Revolving Commitment, (ii) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding Revolving LOC Obligations shall not exceed the Revolving Committed Amount then in effect and (iii) the aggregate principal amount of outstanding Revolving Loans denominated in a Foreign Currency, together with the outstanding LOC Obligations with respect to Letters of Credit denominated in a Foreign Currency, shall not exceed the Foreign Currency Sublimit.  For purposes hereof, the aggregate principal amount available for Revolving Loan borrowings hereunder shall be TWO HUNDRED MILLION DOLLARS ($200,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.8, or increased from time to time as provided in Section 2.23, the “Revolving Committed Amount”).  LIBOR Rate Loans shall be made by each Revolving Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.  Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request and Revolving Loans denominated in a Foreign Currency may consist of only LIBOR Rate Loans.

       (b)             Revolving Loan Borrowings.

          (i)           Notice of Borrowing.  The Borrower may request a Revolving Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax) to the Administrative Agent not later than 1:00 P.M. on the date of the requested borrowing in the case of Alternate Base Rate Loans, on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans, and on the fourth Business Day prior to the date of the requested borrowing in the case of Revolving Loans denominated in a Foreign Currency.  Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) whether the borrowing shall consist of Loans denominated in a Foreign Currency and (E) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor.  If the Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (2) the Type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder.  The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender’s share thereof.  Notwithstanding the foregoing to the contrary, Revolving Loans denominated in a Foreign Currency may consist of only LIBOR Rate Loans.

          (ii)         Minimum Amounts.  Each Revolving Loan that is made as an Alternate Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).  Each Revolving Loan that is made as a LIBOR Rate Loan shall be in a minimum aggregate amount of $2,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

          (iii)       Advances. Each Revolving Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower, in Dollars or the applicable Foreign Currency and in funds immediately available to the Administrative Agent, at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, by (A) 3:00 P.M. (1:00 P.M. in the case of LIBOR Rate Loans) on the date specified in the applicable Notice of Borrowing in the case of any Revolving Loan denominated in Dollars and (B) the Applicable Time specified by the Administrative Agent in the case of any Revolving Loan that is denominated in a Foreign Currency. Such borrowing will then be made available to the Borrower by the Administrative Agent on the date specified in the applicable Notice of Borrowing (by the end of business Eastern Time on such date) by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

       (c)              Repayment.  Subject to the terms of this Credit Agreement, Revolving Loans may be borrowed, repaid and reborrowed during the Revolving Commitment Period.  The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date.

       (d)               Interest.  Subject to the provisions of Section 2.10(b), Revolving Loans shall bear interest as follows:

          (i)               Alternate Base Rate Loans.  During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

          (ii)             LIBOR Rate Loans.  During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

       (e)                Revolving Notes.  The Borrower’s obligation to pay each Revolving Lender’s Revolving Loans shall be evidenced, upon such Revolving Lender’s request, by a Revolving Note made payable to such Revolving Lender in substantially the form of Schedule 2.1(e).

    Section 2.2                      Letter of Credit Subfacility.

       (a)           Issuance.  Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Revolving Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, standby Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of Revolving LOC Obligations shall not at any time exceed ONE HUNDRED MILLION DOLLARS ($100,000,000) (the “Revolving LOC Committed Amount”), (ii) with regard to each Revolving Lender individually, the sum of such Revolving Lender’s Revolving Commitment Percentage of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding Revolving LOC Obligations shall not exceed such Revolving Lender’s Revolving Commitment, (iii) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding Revolving LOC Obligations shall not exceed the Revolving Committed Amount then in effect, (iv) all Revolving Letters of Credit shall be denominated in Dollars or a Letter of Credit Foreign Currency, (v) the aggregate principal amount of outstanding Revolving Loans denominated in a Foreign Currency, together with the outstanding LOC Obligations with respect to Letters of Credit denominated in a Foreign Currency, shall not exceed the Foreign Currency Sublimit and

(vi) Revolving Letters of Credit may be issued for any lawful corporate purposes, including in connection with workers’ compensation and other insurance programs.  Except as otherwise expressly agreed upon by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Revolving Letters of Credit hereunder, the expiry dates of Revolving Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is ten (10) days prior to the Maturity Date.  Each Letter of Credit shall comply with the related LOC Documents.  The issuance and expiry date of each Letter of Credit shall be a Business Day.  Any Letter of Credit issued hereunder shall be in a minimum original face amount of $100,000 or such lesser amount as approved by the Issuing Lender.  The Issuing Lender shall be under no obligation to issue any Letter of Credit if any Revolving Lender is at such time a Defaulting Lender hereunder, unless the Issuing Lender has entered into arrangements satisfactory to the Issuing Lender with the Borrower or such Revolving Lender to eliminate the Issuing Lender’s risk with respect to such Lender’s Revolving LOC Obligations.  The Issuing Lender shall provide prompt notice to the Borrower upon becoming aware of any Defaulting Lender.  The Borrower’s Reimbursement Obligations in respect of each Existing Letter of Credit, and each Revolving Lender’s participation obligations in connection therewith, shall be governed by the terms of this Credit Agreement.  Wells Fargo shall be the Issuing Lender on all Letters of Credit issued after the Closing Date.  The Existing Letters of Credit shall, as of the Closing Date, be deemed to have been issued as Letters of Credit hereunder and subject to and governed by the terms of this Agreement.

       (b)            Notice and Reports.  The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender and the Administrative Agent at least three (3) Business Days prior to the requested date of issuance.  The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Revolving Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred.  The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Revolving Letters of Credit.

       (c)          Participations.  Each Revolving Lender, (i) on the Closing Date with respect to each Existing Letter of Credit and (ii) upon issuance of any Letter of Credit (or upon a Person becoming a Revolving Lender hereunder), shall be deemed to have purchased, without recourse to the Issuing Lender, and the Issuing Lender shall be deemed to have granted without recourse to the Issuing Lender, a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the maximum amounts available to be drawn under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Participation Interest by paying its Revolving Commitment Percentage of the amounts drawn under such Letter of Credit.  Without limiting the scope and nature of each Revolving Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall fund its Revolving Participation Interest therein by paying to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to and in accordance with the provisions of subsection (d) hereof.  The obligation of each Revolving Lender to so pay the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event.  Any such payment shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

       (d)          Reimbursement.  In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent.  The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents if the Borrower shall have been given notice of such drawing by 12:00 Noon and otherwise on the next Business Day after such drawing if the Borrower shall have been given notice of such drawing after 12:00 Noon.  If the Borrower shall be given notice of a drawing by 12:00 Noon and shall fail to reimburse the Issuing Lender on the same date of such notice, the unreimbursed amount of such drawing shall bear interest from the date of notice until payment in full at a per annum rate equal to the ABR Default Rate.  If the Borrower shall be given notice of a drawing after 12:00 Noon, the unreimbursed amount of such drawing shall bear interest from the date of notice until the next Business Day at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage and if the Borrower shall fail to reimburse the Issuing Lender on such next Business Day, the unreimbursed amount of such drawing shall bear interest from the Business Day succeeding the date of notice until payment in full at a per annum rate equal to the ABR Default Rate.  Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Mandatory LOC Borrowing in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the Reimbursement Obligations.

The Borrower’s Reimbursement Obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit; provided that the Borrower shall not be deemed to have waived any claims it may have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person and may separately pursue such claims after payment of such Reimbursement Obligations.  The Issuing Lender will promptly notify the Administrative Agent (which shall promptly notify the Revolving Lenders) of the amount of any unreimbursed drawing and each Revolving Lender shall promptly fund its Revolving Participation Interest therein by paying to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Revolving Lender’s Revolving Commitment Percentage of such unreimbursed drawing.  Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received.  If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate.  Each Revolving Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

       (e)        Repayment with Revolving Loans.  On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a “Mandatory LOC Borrowing”) shall be made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender’s respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective Revolving LOC Obligations.

Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans on the day such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received, in each case notwithstanding (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon.  In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of a Bankruptcy Event), then each such Revolving Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory LOC Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Revolving Participation Interests in the outstanding Revolving LOC Obligations; provided, further, that in the event any Revolving Lender shall fail to fund its Revolving Participation Interest on the day the Mandatory LOC Borrowing would otherwise have occurred, then the amount of such Revolving Lender’s unfunded Revolving Participation Interest therein shall bear interest payable by such Revolving Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

       (f)        Modification, Extension.  The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

       (g)        ISP98.  Unless otherwise expressly agreed by the Issuing Lender and the Borrower, when a Letter of Credit is issued, the rules of the “International Standby Practices 1998,” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.

       (h)          Designation of Subsidiaries as Account Parties.  Notwithstanding anything to the contrary set forth in this Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that, notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower’s Reimbursement Obligations hereunder with respect to such Letter of Credit.

       (i)   Conflict with LOC Documents.  In the event of any conflict between this Agreement and any LOC Document (including any letter of credit application and any LOC Documents relating to the Existing Letters of Credit), this Agreement shall control.

       (j)   Cash Collateral.  At any point in time in which there is a Defaulting Lender, the Issuing Lender may require the Borrower to Cash Collateralize the LOC Obligations pursuant to Section 2.21.

    Section 2.3 Swingline Loan Subfacility.

       (a)           Swingline Commitment.  During the Revolving Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, may, in its discretion and in reliance upon the agreements of the other Lenders set forth in this Section, make certain revolving credit loans in Dollars to the Borrower (each a “Swingline Loan” and, collectively, the “Swingline Loans”) for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the “Swingline Committed Amount”), and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding Revolving LOC Obligations shall not exceed the Revolving Committed Amount.  Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

       (b)           Swingline Loan Borrowings.

          (i)           Notice of Borrowing and Disbursement.  The Swingline Lender will make Swingline Loans available to the Borrower on any Business Day upon delivery of a Notice of Borrowing by the Borrower to the Administrative Agent not later than 2:00 P.M. on such Business Day.  Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 and in integral amounts of $100,000 in excess thereof.  Such borrowing will then be made available to the Borrower by the Swingline Lender on the date specified in the applicable Notice of Borrowing (by the end of business Eastern Time on such date) by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Swingline Lender and in like funds as received by the Administrative Agent.  Notwithstanding anything to the contrary contained herein, the Swingline Lender shall not at any time be obligated to make any Swingline Loan hereunder if any Revolving Lender is at such time a Defaulting Lender hereunder, unless the Swingline Lender has entered into arrangements satisfactory to the Swingline Lender with the Borrower or such Revolving Lender to eliminate the Swingline Lender’s risk with respect to such Revolving Lender’s obligations in respect of its Swingline Commitment.  The Swingline Lender shall provide prompt notice to the Borrower upon becoming aware of any Defaulting Lender.

          (ii)           Repayment of Swingline Loans.  Each Swingline Loan borrowing shall be due and payable on the Maturity Date.  The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (1) the Maturity Date, (2) the occurrence of any Bankruptcy Event, (3) upon acceleration of the Credit Party Obligations hereunder, whether on account of a Bankruptcy Event or any other Event of Default, and (4) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as “Mandatory Swingline Borrowing”).  Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Swingline Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of the Mandatory Swingline Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 4.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (V) the date of such Mandatory Swingline Borrowing, or (VI) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Swingline Borrowing or contemporaneously therewith.  In the event that any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Swingline Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Swingline Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

       (c)           Interest on Swingline Loans.  Subject to the provisions of Section 2.10(b), Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage for Revolving Loans that are Alternate Base Rate Loans.  Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

       (d)           Swingline Note.  The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.3(d).

       (e)           Cash Collateral.  At any point in time in which there is a Defaulting Lender, the Swingline Lender may require the Borrower to Cash Collateralize the outstanding Swingline Loans pursuant to Section 2.21.

    Section 2.4                      Term Loan.

       (a)           Term Loan.  Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender with a Term Loan Commitment severally, but not jointly, agrees to make available to the Borrower (through the Administrative Agent) on the Closing Date such Term Loan Lender’s Term Loan Commitment Percentage of a term loan in Dollars (the “Term Loan”) in the aggregate principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) (the “Term Loan Committed Amount”) for the purposes hereinafter set forth (such facility, the “Term Loan Facility”).  Upon receipt by the Administrative Agent of the proceeds of the Term Loan, such proceeds will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, with the aggregate of such proceeds made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent (or by crediting such other account(s) as directed by the Borrower).  The Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request in the Notice of Borrowing delivered to the Administrative Agent prior to the Closing Date; provided, however, that the Term Loan made on the Closing Date may only consist of Alternate Base Rate Loans unless the Borrower delivers a funding indemnity letter, substantially in the form of Schedule 2.4(a), reasonably acceptable to the Administrative Agent not less than three (3) Business Days prior to the Closing Date.  LIBOR Rate Loans shall be made by each Term Loan Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.  Amounts repaid or prepaid on the Term Loan may not be reborrowed.

       (b)           Repayment of Term Loan.  The principal amount of the Term Loan shall be repaid in consecutive quarterly installments of $1,250,000 to be paid on the first day of each of March, June, September and December (beginning September 1, 2014) (provided, however, if such payment date is not a Business Day, such payment shall be due on the preceding Business Day), unless accelerated sooner pursuant to Section 7.2.  The outstanding principal amount of the Term Loan and all accrued but unpaid interest and other amounts payable with respect to the Term Loan shall be repaid on the Maturity Date.

       (c)           Interest on the Term Loan.  Subject to the provisions of Section 2.10, the Term Loan shall bear interest as follows:

          (i)           Alternate Base Rate Loans.  During such periods as the Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

          (ii)           LIBOR Rate Loans.  During such periods as the Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

                Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

       (d)           Term Loan Notes; Covenant to Pay.  The Borrower’s obligation to pay each Term Loan Lender shall be evidenced by this Agreement and, upon such Term Loan Lender’s request, by a duly executed promissory note of the Borrower to such Term Loan Lender in substantially the form of Schedule 2.4(d).  The Borrower covenants and agrees to pay the Term Loan in accordance with the terms of this Agreement.

    Section 2.5                      Reserved.

    Section 2.6                      Reserved.

    Section 2.7                      Fees.

  (a)            Revolving Commitment Fee.  Subject to Section 2.22, in consideration of the Revolving Commitments, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a commitment fee (the “Revolving Commitment Fee”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Committed Amount.  The Commitment Fee shall be calculated quarterly in arrears.  For purposes of computation of the Revolving Commitment Fee, Revolving LOC Obligations shall be considered usage but Swingline Loans shall not be considered usage of the Revolving Committed Amount.

  (b)          Revolving LOC Fees.  Subject to Section 2.22, in consideration of the Revolving LOC Commitments, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a fee (the “Revolving LOC Commitment Fee”) equal to the Applicable Percentage for Revolving Loans that are LIBOR Rate Loans per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration.  In addition to such Revolving LOC Commitment Fee, the Borrower agrees to pay to the Issuing Lender, for its own account without sharing by the Revolving Lenders, an additional fronting fee (the “Revolving LOC Fronting Fee”) of one-quarter of one percent (0.25%) per annum on the average daily maximum amount available to be drawn under each Letter of Credit issued by it.

   (c)           Issuing Lender Fees.  In addition to the Revolving LOC Fronting Fees payable pursuant to this Section, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, the Letters of Credit (collectively, the “Issuing Lender Fees”).

       (d)          Administrative Fee.  The Borrower agrees to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.

       (e)          Payment of Fees.  The Revolving Commitment Fees, Revolving LOC Commitment Fees, Revolving LOC Fronting Fees and Issuing Lender Fees shall each be payable quarterly in arrears on the last Business Day of each calendar quarter.

    Section 2.8                      Commitment Reductions.

       (a)          Voluntary Reductions.  The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination of the Revolving Committed Amount shall be permitted if after giving effect thereto, and to any repayments of the Revolving Loans made on the effective date thereof, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding Revolving LOC Obligations would exceed the Revolving Committed Amount then in effect.

       (b)           Maturity Date.  The Revolving Commitments, the LOC Commitments and the Swingline Commitment shall automatically terminate on the Maturity Date.

    Section 2.9                      Repayments.

       (a)          Optional Repayments.  The Borrower shall have the right to repay the Revolving Loans or Term Loan in whole or in part from time to time as the Borrower may elect provided, however, that (i) each partial prepayment of the Revolving Loans or Term Loan shall be in a minimum principal amount of $2,000,000 and integral multiples of $250,000 in excess thereof.  The Borrower shall give at least three (3) Business Days’ (but not more than five (5) Business Days’) irrevocable notice in the case of LIBOR Rate Loans and at least one (1) Business Day’s (but not more than five (5) Business Days’) irrevocable notice in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable).  Subject to the foregoing terms, amounts prepaid under this Section 2.9(a) shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities.  All repayments under this Section 2.9(a) shall be subject to Section 2.18, but otherwise without premium or penalty.  Interest on the principal amount prepaid shall be due and payable on any date that a repayment is made hereunder through the date of repayment.

       (b)          Mandatory Repayments.

          (i)           Revolving Commitment. If at any time after the Closing Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding Revolving LOC Obligations shall exceed the Revolving Committed Amount then in effect, the Borrower immediately shall prepay the Revolving Loans and Swingline Loans and (after all Revolving Loans and Swingline Loans have been repaid) Cash Collateralize the Revolving LOC Obligations in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (vi) below) and (y) if, on any Revaluation Date, the outstanding Revolving Loans denominated in a Foreign Currency, together with the outstanding LOC Obligations with respect to Letters of Credit Denominated in a Foreign Currency, shall exceed 105% of the Foreign Currency Sublimit, the Borrower shall immediately prepay such Loans and (after all such Loans have been repaid) Cash Collateralize the Revolving LOC Obligations in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (vi) below).

          (ii)          Asset Dispositions. Promptly following any Asset Disposition (or related series of Asset Dispositions), the Borrower shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds derived from such Asset Disposition (or related series of Asset Dispositions) (such prepayment to be applied as set forth in clause (vi) below); provided that (I) the Net Cash Proceeds from Asset Dispositions in any fiscal year shall not be required to be so applied until the aggregate amount of such Net Cash Proceeds is equal to or greater than $10,000,000 for such fiscal year and (II) the Borrower shall be permitted to reinvest all or any portion of the Net Cash Proceeds received from Asset Dispositions in fixed or capital assets or otherwise reinvest such Net Cash Proceeds in Permitted Acquisitions and Permitted Investments, so long as (w) no Default or Event of Default shall have occurred and be continuing at the time of such Asset Disposition and at the time of such reinvestment, (x) before or promptly after such Asset Disposition, the Borrower delivers to the Administrative Agent a certificate stating that it intends to reinvest such Net Cash Proceeds in accordance with the terms of this Section 2.9(b)(ii), (y) such Net Cash Proceeds are committed to be reinvested within 365 days of the receipt of such Net Cash Proceeds and (z) such Net Cash Proceeds are actually reinvested within 180 days after such Net Cash Proceeds are committed to be reinvested (which, for the avoidance of doubt, may extend beyond the 365 day period).

          (iii)         Debt Issuances.  Promptly, upon receipt by any Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (vi) below).

          (iv)         Recovery Event.  To the extent Net Cash Proceeds received in connection with any Recovery Event are not (A) committed to be used to acquire fixed or capital assets in replacement of the assets subject to such Recovery Event within 365 days of the receipt of such Net Cash Proceeds and (B) actually used to acquire fixed or capital assets in replacement of the assets subject to such Recovery Event within 180 days following such commitment, immediately following the (x) 365th day to the extent such Net Cash Proceeds are not committed to be used pursuant to clause (A) above or (y) 180th day to the extent such Net Cash Proceeds are not actually used pursuant to clause (B) above, after the receipt of such Net Cash Proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (vi) below); provided that (A) the Net Cash Proceeds from Recovery Events in any fiscal year shall not be required to be so applied until the aggregate amount of such Net Cash Proceeds is equal to or greater than $5,000,000 for such fiscal year, (B) after the occurrence and during the continuation of a Default, any Net Cash Proceeds shall be delivered to the Administrative Agent in escrow until the earlier of (I) the cure of such Default at which time the Net Cash Proceeds shall be used by the Borrower as set forth herein and (II) the occurrence of an Event of Default at which time the Net Cash Proceeds shall be used to prepay the Loans as set forth herein and (C) after the occurrence and during the continuance of an Event of Default, any Net Cash Proceeds received in connection with any Recovery Event shall be promptly used to prepay the Loans (such prepayment to be applied as set forth in clause (vi) below) and the Borrower and its Subsidiaries shall not have the right to reinvest such Net Cash Proceeds.

          (v)          Litigation Award.  To the extent Net Cash Proceeds received in connection with any Litigation Award are not reinvested in the business of the Credit Parties within 365 days of the receipt of such Net Cash Proceeds, immediately following the 365th day occurring after the receipt of such Net Cash Proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (vi) below); provided that (A) the Net Cash Proceeds from any Litigation Award in any fiscal year shall not be required to be so applied until the aggregate amount of such Net Cash Proceeds is equal to or greater than $5,000,000 for such fiscal year, (B) after the occurrence and during the continuation of a Default, any Net Cash Proceeds shall be delivered to the Administrative Agent in escrow until the earlier of (I) the cure of such Default at which time the Net Cash Proceeds shall be used by the Borrower as set forth herein and (II) the occurrence of an Event of Default at which time the Net Cash Proceeds shall be used to prepay the Loans as set forth herein and (C) after the occurrence and during the continuance of an Event of Default, any Net Cash Proceeds received in connection with any Litigation Award shall be promptly used to prepay the Loans (such prepayment to be applied as set forth in clause (vi) below) and the Borrower and its Subsidiaries shall not have the right to reinvest such Net Cash Proceeds.

          (vi)        Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section 2.9(b) shall be applied as follows:

             (A) with respect to all amounts prepaid pursuant to Section 2.9(b)(i), (1) first to the outstanding Swingline Loans, (2) second to the outstanding Revolving Loans and (3) third to a cash collateral account in respect of Revolving LOC Obligations; and

             (B) with respect to all amounts prepaid pursuant to Sections 2.9(b)(ii) through (v), (1) first to the Term Loan and any Incremental Term Facility on a pro rata basis in direct order of maturity, (2) second to outstanding Swingline Loans (without a corresponding permanent reduction in the Revolving Committed Amount), (3) third to the outstanding Revolving Loans (without a corresponding permanent reduction in the Revolving Committed Amount) and (4) fourth any remaining amounts shall be paid to the Borrower.  Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.9(b) shall be subject to Section 2.19 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

       (c)          Bank Product Obligations Unaffected.  Any repayment made pursuant to this Section shall not affect the Borrower’s obligation to continue to make payments under any Bank Product, which shall remain in full force and effect notwithstanding such repayment, subject to the terms of such Bank Product.

    Section 2.10                      Default Rate and Payment Dates.

       (a)          If all or a portion of the principal amount of any Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of Section 2.11 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

       (b)          Upon the occurrence, and during the continuance, of an Event of Default, at the election of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand (and monthly if demand is not made), at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the ABR Default Rate).

       (c)          Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.10(b) shall be payable from time to time on demand.

    Section 2.11                      Conversion Options.

       (a)          The Borrower may, in the case of Revolving Loans and the Term Loans, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans by giving the Administrative Agent at least three (3) Business Days’ prior irrevocable written notice of such election, such notice to be in substantially the form of the notice of conversion attached hereto as Schedule 2.11 (a “Notice of Conversion”).  In addition, the Borrower may elect from time to time to convert LIBOR Rate Loans to Alternate Base Rate Loans by delivering an irrevocable Notice of Conversion to the Administrative Agent by 1:00 P.M. one Business Date prior to the proposed date of conversion.  If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day.  All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof.  LIBOR Rate Loans may only be converted to Alternate Base Rate Loans on the last day of the applicable Interest Period.  If the date upon which a LIBOR Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan.

       (b)          Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.11(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto.  If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

       (c)          Unless otherwise agreed to by the Required Lenders, upon the occurrence and during the continuance of any Event of Default, all Loans denominated in a Foreign Currency then outstanding shall be redenominated into Dollars (based on the Dollar Equivalent (determined as of the most recent Revaluation Date) of such Foreign Currency Loans on the date of redenomination) on the last day of the then current Interest Periods of such Foreign Currency denominated Loans, and such Dollar denominated Loans shall be Alternate Base Rate Loans; provided that in each case the Borrower shall be liable for any currency exchange loss related to such payments and shall promptly pay to each Lender upon receipt of notice thereof by the Borrower from such Lender the amount of any such loss incurred by such Lender.

       (d)   Notwithstanding the foregoing to the contrary, no LIBOR Rate Loan denominated in a Foreign Currency may be converted into a different Foreign Currency or into an Alternate Base Rate Loan.

    Section 2.12                      Computation of Interest and Fees.

       (a)          Interest payable hereunder with respect to any Alternate Base Rate Loan (or any LIBOR Rate Loan based on the Prime Rate) shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed.  All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year (or, in the case of British Pounds Sterling, on the basis of a 365 day year (or 366 days, as applicable)) for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof.  Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

       (b)         Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

       (c)           It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.  In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law.  If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document.  If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans.

The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand.  All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

    Section 2.13                      Pro Rata Treatment and Payments.

       (a)           Allocation of Payments Before Exercise of Remedies.  Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders.  Unless otherwise indicated herein, each payment under this Credit Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.7, second, to interest then due and owing hereunder and under the Notes and, third, to principal then due and owing hereunder and under the Notes.  Each payment on account of any fees pursuant to Section 2.7 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Revolving LOC Fronting Fees and the Issuing Lender Fees, which fees shall be for the account of the applicable Issuing Lender).  Each voluntary repayment on account of principal of the Loans shall be applied in accordance with the terms of Section 2.9(a).  Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.9(b).  All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.19(b)) and shall be made to the Administrative Agent for the account of the Lenders, the Issuing Lenders or the Swingline Lender, as the case may be, at the Administrative Agent’s office specified on Section 9.2 in Dollars and in immediately available funds and (i) in the case of Loans or other amounts denominated in Dollars, shall be made in Dollars not later than 1:00 P.M. on the date when due and (ii) in the case of Loans or other amounts denominated in a Foreign Currency, unless otherwise specified herein, shall be made in such Foreign Currency not later than the Applicable Time specified by the Administrative Agent on the date when due.  The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

       (b)           Allocation of Payments After Exercise of Remedies.  Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies (other than the invocation of default interest pursuant to Section 2.10(b)) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or in respect of the Collateral shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Credit Party Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

             FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent and the Issuing Lenders in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

             SECOND, to the payment of any fees owed to the Administrative Agent and the Issuing Lenders;

             THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise enforcing its rights with respect to the Credit Party Obligations owing to such Lender;

             FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including, with respect to any Bank Product, any fees, premiums and scheduled periodic payments due under such Bank Product and any interest accrued thereon;

             FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any Bank Product, any breakage, termination or other payments due under such Bank Product and any interest accrued thereon;

             SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

             SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

    In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders and any Bank Product Provider shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender or the outstanding obligations payable to such Bank Product Provider bears to the aggregate then outstanding Loans and LOC Obligations and obligations payable under all Bank Products) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (c) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (i) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section.  Notwithstanding the foregoing terms of this Section, only Collateral proceeds and payments under the Guaranty (as opposed to ordinary course principal, interest and fee payments hereunder) shall be applied to obligations under any Bank Product. Amounts distributed with respect to any Bank Product Debt shall be the last Bank Product Amount reported to the Administrative Agent; provided that any such Bank Product Provider may provide an updated Bank Product Amount to the Administrative Agent prior to payments made pursuant to this Section.  The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Bank Product Provider.  In the absence of such notice, the Administrative Agent may assume the amount to be distributed is the Bank Product Amount last reported to the Administrative Agent.

    Section 2.14                      Non-Receipt of Funds by the Administrative Agent.

       (a)           Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Extension of Credit that such Lender will not make available to the Administrative Agent such Lender’s share of such Extension of Credit, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Extension of Credit available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Extension of Credit to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Extension of Credit.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

       (b)           Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

       A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under subsections (a) and (b) of this Section shall be conclusive, absent manifest error.

       (c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Article IV are not satisfied or waived in accordance with the terms thereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

       (d)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Revolving Loans and Term Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.5(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any such payment under Section 9.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.5(c).

       (e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

    Section 2.15                      Inability to Determine Interest Rate.

    Notwithstanding any other provision of this Credit Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two (2) Business Days prior to the first day of such Interest Period.  Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans.  Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

    Section 2.16                      Illegality.

    Notwithstanding any other provision of this Credit Agreement, if any Change in Law shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans.  The Borrower hereby agrees to promptly pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.  A certificate (which certificate shall include a description of the basis for the computation) as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.  Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

    Section 2.17                      Yield Protection.

       (a)           Increased Costs Generally.  If any Change in Law shall:

          (i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or Issuing Lender;

          (ii)           subject any Lender or Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.19 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Lender); or

          (iii)           impose on any Lender or Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

       and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Lender, the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.  Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

       (b)           Capital Requirements.  If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

       (c)           Certificates for Reimbursement.  A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

       (d)          Delay in Requests.  Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation.

       (e)          Survival.  Each party’s obligations under this Section 2.17 shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

   Section 2.18                      Indemnity; Nature of Issuing Lender’s Duties.

       (a)           The Credit Parties hereby agree to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (i) the failure by the Borrower to pay the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (ii) the failure of the Borrower to accept a borrowing after the Borrower has given a notice in accordance with the terms hereof, (iii) the failure of the Borrower to make any repayment or prepayment after the Borrower has given a notice in accordance with the terms hereof, (iv) the making by the Borrower of a repayment or prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder, and/or (v) any assignment of  LIBOR Rate Loan on a day other than the last day of an Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.20.  A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within ninety (90) days following such default, repayment or conversion) shall be conclusive in the absence of manifest error); provided that if such certificate is not be delivered to the Administrative Agent within ninety (90) days following such Lender becoming aware of such default, repayment or conversion, such Lender shall only be entitled to receive payment pursuant to this Section with respect to losses or expenses incurred by such Lender during the ninety (90) days prior to the date such Lender delivers such certificate to the Administrative Agent.  The agreements in this Section shall survive termination of this Credit Agreement and payment in full of the Credit Party Obligations.

       (b)           In addition to its other obligations under Section 2.2, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).  The agreements in this Section shall survive termination of this Credit Agreement and payment in full of the Credit Party Obligations.

       (c)           As between the Credit Parties, the Issuing Lender and each Lender, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof.  Neither the Issuing Lender nor any Lender shall be responsible:  (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender or any Lender, including, without limitation, any Government Acts.  None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.

       (d)           In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender or any Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender or such Lender under any resulting liability to the Credit Parties.  It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender and each Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority.  The Issuing Lender and the Lenders shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender and the Lenders.

       (e)           Nothing in this Section is intended to limit the Reimbursement Obligation of the Borrower contained in Section 2.2(d) hereof.  The obligations of the Credit Parties under this Section shall survive the termination of this Agreement.  No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender and the Lenders to enforce any right, power or benefit under this Agreement.

       (f)           Notwithstanding anything to the contrary contained in this Section, the Credit Parties shall have no obligation to indemnify the Issuing Lender or any Lender in respect of any liability incurred by the Issuing Lender or such Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender or such Lender), as determined by a court of competent jurisdiction or pursuant to arbitration.

    Section 2.19                      Taxes.

       (a)           Issuing Lender.  For purposes of this Section 2.19, the term “Lender” includes any Issuing Lender.

       (b)          Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall make such deduction and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after making such deductions (including such deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions been made.

       (c)           Payment of Other Taxes by the Borrower.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

       (d)          Indemnification by the Borrower.  The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

       (e)           Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

       (f)           Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.19, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

       (g)          Status of Lenders.

          (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(g) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

          (ii) Without limiting the generality of the foregoing,

             (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

             (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

          (i)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

          (ii)  executed originals of IRS Form W-8ECI;

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that (A) such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Foreign Lender or are effectively connected but are not includible in the Foreign Lender’s gross income for U.S. federal income tax purposes under an income tax treaty (a “U.S. Tax Compliance Certificate”) and (y) executed originals of  IRS Form W-8BEN; or

          (iv) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), executed originals of IRS Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner;

             (C)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

             (D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

       (h)  Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

       (i)  Survival.  Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

   Section 2.20                      Replacement of Lenders.

    If any Lender shall (a) be a Defaulting Lender, (b) be a Non-Consenting Lender or (c) become affected by any of the changes or events described in Sections 2.16, 2.17, 2.18 or 2.19 and shall petition the Borrower for any increased cost or amounts thereunder (in the case of any Lender falling under the category of clause (a), (b) or (c) above, a “Replaced Lender”), then in such case, the Borrower may, upon at least thirty (30) Business Days’ notice to the Administrative Agent and such Replaced Lender and so long as no Default or Event of Default has occurred and is continuing, designate a replacement lender (a “Replacement Lender”) acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Lender shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Borrower and the Replaced Lender) of all amounts owed to such Replaced Lender under Sections 2.16, 2.17, 2.18 or 2.19, assign at par all (but not less than all) of its rights, obligations, Loans and Commitments hereunder; provided, that all amounts owed to such Replaced Lender by the Borrower (except liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) shall be paid in full as of the date of such assignment.  In the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.  Upon any assignment by any Lender pursuant to this Section 2.20 becoming effective, the Replacement Lender shall thereupon be deemed to be a “Lender” for all purposes of this Agreement and such Replaced Lender shall thereupon cease to be a “Lender” for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 2.16, 2.17, 2.18 or 2.19, and 9.5 while such Replaced Lender was a Lender).  If any Replaced Lender shall refuse to assign its rights, obligations, Loans and Commitment in accordance with the terms of this Section 2.20, the Replaced Lender shall cease to be a “Lender” for all purposes of this Agreement upon payment to the Replaced Lender of all amounts owing to such Replaced Lender in accordance with the terms of this Section 2.20 without any further action of such Replaced Lender and so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the right to designate a Replacement Lender acceptable to the Administrative Agent in its reasonable discretion.

     Section 2.21                      Cash Collateral.

       (a)           Cash Collateral.  At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent, the Issuing Lender (with a copy to the Administrative Agent) or any Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize all Fronting Exposure of the Issuing Lender and the Swingline Lender with respect to such Defaulting Lender (determined after giving effect to Section 2.22(b) and any Cash Collateral provided by the Defaulting Lender).

       (b)           Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders (including the Swingline Lender), and agrees to maintain, a first-priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligations to which such Cash Collateral may be applied pursuant to clause (c) below.  If at any time the Administrative Agent, Issuing Lender or Swingline Lender determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, the Borrower will, promptly upon demand by the Administrative Agent, Issuing Lender or Swingline Lender pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

       (c)           Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section or Section 2.22 in respect of Letters of Credit or Swingline Loans, shall be held and applied to the satisfaction of the specific LOC Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

       (d)           Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 2.21 following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, each Issuing Lender and each Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 2.22, the Person providing Cash Collateral and each applicable Issuing Lender and Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

    Section 2.22                      Defaulting Lenders.

       (a)           Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

          (i)           Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.1.

          (ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Lender’s or Swingline Lender’s Fronting Exposure in accordance with Section 2.21; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lender’s and the Swingline Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement in accordance with Section 2.21; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or LOC Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LOC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LOC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LOC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable facility without giving effect to Section 2.22(a)(iv). Any payments, repayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

          (iii)           Certain Fees.

             (A)           Revolving Commitment Fees.  No Defaulting Lender shall be entitled to receive any Revolving Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

             (B)           Letter of Credit Fees.  Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant Section 2.21.

             (C)           Reallocation of Fees.  With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LOC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

          (iv)           Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in LOC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) such reallocation does not cause the aggregate Committed Funded Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

          (v)           Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.21.

       (b)           Defaulting Lender Cure.  If the Borrower, the Administrative Agent and each Swingline Lender and Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Commitment Percentages (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

       (c)           New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

   Section 2.23                      Facility Increases

       (a)           Revolving Facility Increases.

          (i)           General Terms.  Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time and from time to time until the date that is six months prior to the Maturity Date, to increase the Revolving Committed Amount (each such increase, a “Revolving Facility Increase”) by an aggregate principal amount for all such Revolving Facility Increases, that, when aggregated with the amount of any Incremental Term Facility incurred under Section 2.23(b), shall not exceed the greater of (x) $100,000,000 and (y) an amount such that after giving effect to such Revolving Facility Increase on a pro forma basis, the First Lien Leverage Ratio does not exceed 2.25 to 1.00 (the “Incremental Increase Amount”).

          (ii)           Terms and Conditions.  The following terms and conditions shall apply to any Revolving Facility Increase:  (A) no Default or Event of Default shall exist immediately prior to or after giving effect to such Revolving Facility Increase, (B) any loans made pursuant to a Revolving Facility Increase shall constitute Obligations and will be secured and guaranteed with the other Obligations on a pari passu basis, (C) any Lenders providing such Revolving Facility Increase shall be entitled to the same voting rights as the existing Lenders and shall be entitled to receive proceeds of prepayments on the same terms as the existing Lenders, (D) any such Revolving Facility Increase shall be in a minimum principal amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof (or the remaining amount of the Incremental Increase Amount, if less), (E) the proceeds of any such Revolving Facility Increase will be used for the purposes set forth in Section 3.11, (F) the Borrower shall execute a Revolving Note in favor of any new Lender or any existing Lender whose Revolving Commitment is increased pursuant to this Section, in each case, if requested by such Lender, (G) the conditions to Extensions of Credit in Section 4.2 shall have been satisfied, (H) the Administrative Agent shall have received (1) upon request of the Administrative Agent, an opinion or opinions (including, if reasonably requested by the Administrative Agent, local counsel opinions) of counsel for the Credit Parties, addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent and substantially similar to the opinion delivered to the Administrative Agent on the Closing Date, (2) any authorizing corporate documents as the Administrative Agent may reasonably request and (3) if applicable, a duly executed Notice of Borrowing and (I) after giving effect to any such Revolving Facility Increase, on a pro forma basis, the Borrower will be in compliance with the financial covenants set forth in Section 5.9.

          (iii)           Revolving Facility Increase.  In connection with the closing of any Revolving Facility Increase, the outstanding Revolving Loans and Participation Interests shall be reallocated by causing such fundings and repayments among the Lenders of Revolving Loans as necessary such that, after giving effect to such Revolving Facility Increase, each Lender will hold Revolving Loans and Participation Interests based on its Revolving Commitment Percentage (after giving effect to such Revolving Facility Increase); provided that (i) such reallocations and repayments shall not be subject to any processing and/or recordation fees and (ii) the Borrower shall be responsible for any costs arising under Section 2.18 resulting from such reallocation and repayments.

          (iv)           Participation.  Participation in any such Revolving Facility Increase may be offered to each of the existing Lenders, but no Lender shall have any obligation to provide all or any portion of any such Revolving Facility Increase.  The Borrower may invite other banks, financial institutions and investment funds reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld or delayed) to join this Credit Agreement as Lenders hereunder for any portion of such Revolving Facility Increase; provided that such other banks, financial institutions and investment funds shall enter into such lender joinder agreements to give effect thereto as the Administrative Agent may reasonably request.

          (v)           Amendments.  The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any such Revolving Facility Increase.

       (b)           Incremental Term Loan.

          (i)           General Terms.  Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time and from time to time until the date that is six months prior to the Maturity Date, to incur additional Indebtedness under this Credit Agreement pursuant to one or more tranches of term loans (each an “Incremental Term Facility”) in an aggregate principal amount, that, when aggregated with the amount of any Revolving Facility Increase elected pursuant to Section 2.23(a), shall not exceed the greater of (x) $100,000,000 and (y) an amount such that after giving effect to such Incremental Term Facility on a pro forma basis, the First Lien Leverage Ratio does not exceed 2.25 to 1.00.

          (ii)           Terms and Conditions.  The following terms and conditions shall apply to any Incremental Term Facility:  (A) no Default or Event of Default shall exist immediately prior to or after giving effect to such Incremental Term Facility, (B) any loans made pursuant to an Incremental Term Facility shall constitute Obligations and will be secured and guaranteed with the other Obligations on a pari passu basis, (C) any Lenders providing such Incremental Term Facility shall be entitled to the same voting rights as the existing Lenders and shall be entitled to receive proceeds of prepayments on the same terms as the existing Lenders, (D) any such Incremental Term Facility shall be in a minimum principal amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof (or the remaining amount of the Incremental Increase Amount, if less), (E) the proceeds of any such Incremental Term Facility will be used for the purposes set forth in Section 3.11, (F) the Borrower shall execute a promissory note in favor of any new Lender or any existing Lender, in each case, if requested by such Lender, (G) the conditions to Extensions of Credit in Section 4.2 shall have been satisfied, (H) the Incremental Term Facility shall have a maturity date no earlier than the Maturity Date, and shall have a Weighted Average Life to Maturity no shorter than the Term Loans referenced under Section 2.4, (I) the Administrative Agent shall have received (1) upon request of the Administrative Agent, an opinion or opinions (including, if reasonably requested by the Administrative Agent, local counsel opinions) of counsel for the Credit Parties, addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent and substantially similar to the opinion delivered to the Administrative Agent on the Closing Date, (2) any authorizing corporate documents as the Administrative Agent may reasonably request and (3) if applicable, a duly executed Notice of Borrowing and (J) after giving effect to any such Incremental Term Facility, on a pro forma basis, the Borrower will be in compliance with the financial covenants set forth in Section 5.9.

          (iii)           Applicable Percentage and Yield.  the Applicable Percentage and pricing grid, if applicable, for any Incremental Term Facility shall be the same as the Applicable Percentage for the Term Loan on the applicable date any such Incremental Term Facility takes effect; provided that if the Applicable Percentage in respect of any Incremental Term Facility exceeds the Applicable Percentage for the Term Loan and prior Incremental Term Facility, as applicable, by more than 0.50%, then the Applicable Percentage for the Term Loan shall be increased so that the Applicable Percentage in respect of such Term Loan is equal to the Applicable Percentage for the Incremental Term Facility minus 0.50%; provided further in determining the Applicable Percentage(s) applicable to each Incremental Term Facility and the Applicable Percentage(s) for the Term Loan, (AA) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under such Incremental Term Facility or the Term Loan in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity) and (BB) customary arrangement or commitment fees payable to any Arrangers (or their affiliates) in connection with the Term Loan or to one or more arrangers (or their affiliates) of any Incremental Term Facility shall be excluded (it being understood that the effects of any and all interest rate floors shall be included in determining Applicable Percentage(s) under this provision);

          (iv)           Participation.  Participation in any such Incremental Term Facility may be offered to each of the existing Lenders, but no such Lender shall have any obligation to provide all or any portion of any such Incremental Term Facility.  The Borrower may invite other banks, financial institutions and investment funds reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld or delayed) to join this Credit Agreement as Lenders hereunder for any portion of such Incremental Term Facility; provided that such other banks, financial institutions and investment funds shall enter into such lender joinder agreements to give effect thereto as the Administrative Agent may reasonably request.

          (v)           Amendments.  The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any such Incremental Term Facility.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

       To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, each of the Credit Parties hereby represents and warrants to the Administrative Agent and to each Lender that:

    Section 3.1                      Financial Condition.

                  (a)           (i) The audited consolidated financial statements of the Borrower and its consolidated Subsidiaries for the fiscal years ended November 30, 2011, 2012 and 2013, together with the related consolidated statements of income or operations, equity and cash flows for the fiscal years ended on such dates, (ii) the unaudited consolidated financial statements of the Borrower and its consolidated Subsidiaries for the three-month period ending on February 28, 2014, together with the related consolidated statements of income or operations, equity and cash flows for the three-month period ending on such date and (iii) a balance sheet of the Borrower and its consolidated Subsidiaries as of the last day of the quarter ended immediately prior to the Closing Date:

                                           (A)           were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                                           (B)           fairly present the financial condition of the Borrower and its consolidated Subsidiaries as of the date thereof (subject, in the case of the unaudited financial statements, to normal year-end adjustments) and results of operations for the period covered thereby;

                                           (C)           show all material Indebtedness and other liabilities (including liabilities for taxes, material commitments and contingent obligations), direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, required to be shown on a balance sheet prepared in accordance with GAAP; and

                                           (D)           show all other material Indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, in the notes (shown in accordance with GAAP) to the financial statements referred to in Section 3.1(a)(i) and (ii) above.

       (b)           The five-year projections (prepared quarterly through the fiscal year ending November 30, 2014 and annually thereafter) of the Borrower and its consolidated Subsidiaries  delivered to the Lenders on or prior to the Closing Date have been prepared in good faith based upon reasonable assumptions and are materially consistent with the information provided to WFS and Wells Fargo prior to the delivery of the Commitment Letter.

   Section 3.2                      No Change.

    Since November 30, 2013, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

   Section 3.3                      Corporate Existence.

    Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, and (c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

    Section 3.4                      Corporate Power; Authorization; Enforceable Obligations.

    Each of the Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by any of the Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against any of the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents).  Each Credit Document to which it is a party has been duly executed and delivered on behalf of the applicable Credit Party.  Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

   Section 3.5                      Compliance with Laws; No Conflict; No Default.

       (a)           The execution, delivery and performance by each Credit Party of the Credit Documents to which such Credit Party is a party, in accordance with their respective terms, the borrowings hereunder and the Transactions do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval (other than such Governmental Approvals that have been obtained or made and not subject to suspension, revocation or termination) or violate any Requirement of Law relating to such Credit Party, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other organizational documents of such Credit Party or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Credit Documents.

       (b)           Each Credit Party (i) (x) has all Governmental Approvals required by law for it to conduct its business, each of which is in full force and effect, (y) each such Governmental Approval is final and not subject to review on appeal and (z) each such Governmental Approval is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Requirements of Law relating to it or any of its respective properties, in each case except to the extent the failure to obtain such Governmental Approval or failure to comply with such Governmental Approval or Requirement of Law could not reasonably be expected to have a Material Adverse Effect.  Each Credit Party possesses or has the right to use, all leaseholds, licenses, easements and franchises and all authorizations and other rights that are material to and necessary for the conduct of its business.  Except to the extent noncompliance with the foregoing leaseholds, easements and franchises could not reasonably be expected to have a Material Adverse Effect, all of the foregoing are in full force and effect, and the Credit Parties are in substantial compliance with the foregoing without any known conflict with the valid rights of others.  No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Governmental Approval, leasehold, license, easement, franchise or other right, which termination or revocation could, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.

       (c)           None of the Credit Parties is in default under or with respect to any of its Material Contracts or under or with respect to any of its other Contractual Obligations, or any judgment, order or decree to which it is a party, in any respect which could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

   Section 3.6                      No Material Litigation.

    No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Credit Parties, threatened by or against any Credit Party, any Subsidiary of a Credit Party or any Excluded Subsidiary, or against any of their respective properties or revenues, (a) with respect to the Credit Documents or any Loan or any of the Transactions, or (b) which could reasonably be expected to have a Material Adverse Effect.

   Section 3.7                      Investment Company Act.

    None of the Credit Parties is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

   Section 3.8                      Margin Regulations.

    No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  The Credit Parties (a) are not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own “margin stock” except as identified in the financial statements referred to in Section 3.1 and the aggregate value of all “margin stock” owned by the Credit Parties taken as a group does not exceed 25% of the value of their assets.

   Section 3.9                      ERISA.

    Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect.  No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect.  The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower, nor any Subsidiary of the Borrower nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

   Section 3.10                      Environmental Matters.

       (a)           Except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, the facilities and properties owned, leased or operated by any of the Credit Parties or their Subsidiaries (other than Excluded Subsidiaries) (collectively, the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law.

       (b)           Except where such violation, contamination or non-compliance could not reasonably be expected to have a Material Adverse Effect, the Properties and all operations of any of the Credit Parties or their Subsidiaries (other than Excluded Subsidiaries) at the Properties are in compliance, and have in the last five (5) years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the any of the Credit Parties and their Subsidiaries (the “Business”).

       (c)           Except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, none of the Credit Parties or their Subsidiaries (other than Excluded Subsidiaries) has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any of the Credit Parties and their Subsidiaries (other than Excluded Subsidiaries) have knowledge of any such threatened notice.

       (d)           Except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

       (e)           Except where such liability could not reasonably be expected to have a Material Adverse Effect, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party or any of their Subsidiaries (other than Excluded Subsidiaries), threatened, under any Environmental Law to which any of the Credit Parties is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business which could reasonably be expected to have a Material Adverse Effect.

       (f)            Except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any of the Credit Parties or their Subsidiaries (other than Excluded Subsidiaries) in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

   Section 3.11                      Use of Proceeds.

    The proceeds of the Extensions of Credit will be used (i) to refinance or repurchase certain existing Indebtedness of the Borrower and its Subsidiaries, including without limitation, the Existing Credit Agreement, (ii) to finance Permitted Acquisitions and (iii) for working capital and other general corporate purposes of the Borrower and its Subsidiaries.

   Section 3.12                      Subsidiaries.

    Set forth on Schedule 3.12  is a complete and accurate list of all Subsidiaries and Unrestricted Subsidiaries of the Credit Parties.  Information on such Schedule includes the number of shares of each class of Capital Stock or other equity interests outstanding; the number and percentage of outstanding shares of each class of stock owned by the Credit Parties or any of their Subsidiaries and Unrestricted Subsidiaries; the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights.  The outstanding Capital Stock and other equity interests of all such Subsidiaries and Unrestricted Subsidiaries are validly issued, fully paid and non-assessable and is owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).  There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Credit Party or any Subsidiary or Unrestricted Subsidiary thereof, except as contemplated in connection with the Credit Documents.

   Section 3.13                      Ownership.

    Each of the Credit Parties is the owner of, and has good and marketable title to, all of its respective assets, which, together with assets leased or licensed by the Credit Parties, represents all assets individually or in the aggregate material to the conduct of the businesses of the Credit Parties, taken as a whole on the date hereof, and none of such assets is subject to any Lien other than Permitted Liens.  Each Credit Party enjoys peaceful and undisturbed possession under all of its material leases and all such material leases are valid and subsisting and in full force and effect.  The Credit Parties have made available complete and accurate copies of all material leases to the Administrative Agent.

    Section 3.14                      Indebtedness.

    Except as otherwise permitted under Section 6.1, the Credit Parties have no Indebtedness.

   Section 3.15                      Taxes.

    Each of the Credit Parties and their Significant Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all material amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.  None of the Credit Parties is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

   Section 3.16                      Intellectual Property Rights.

    Each of the Credit Parties and their Significant Subsidiaries owns, or has the legal right to use, all Intellectual Property necessary for each of them to conduct its business as currently conducted.  Set forth on Schedule 3.16 is a list of all Intellectual Property (other than Intellectual Property of de minimus value) owned by each of the Credit Parties and their Subsidiaries or that the Credit Parties or any of their Significant Subsidiaries has the right to use.  Except as disclosed in Schedule 3.16 hereto, with respect to the material Intellectual Property of the Credit Parties, (a) one or more of the Credit Parties has the right to use such Intellectual Property in perpetuity and without payment of royalties, (b) all material registrations with and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the taking of any interest therein, and no taxes or maintenance fees payable with respect to such Intellectual Property to maintain their validity or effectiveness are delinquent, and (c) there are no restrictions on the direct or indirect transfer of any Contractual Obligation, or any interest therein, held by any of the Credit Parties in respect of such Intellectual Property.  None of the Credit Parties is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use such Intellectual Property; no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Credit Parties or any of their Subsidiaries know of any such claim;

and, to the actual knowledge of the Credit Parties or any of their Subsidiaries, the use of such Intellectual Property by the Credit Parties or any of their Subsidiaries does not infringe on the rights of any Person, except for such defaults, claims and infringements that in the aggregate could not reasonably be expected to have a Material Adverse Effect.  The Credit Parties have recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights, the Copyrights Royalty Tribunal or other Governmental Authority, all notices, statements of account, royalty fees and other documents and instruments required under the terms and conditions of any Contractual Obligation of the Credit Parties and/or under Title 17 of the United States Code and the rules and regulations issued thereunder (collectively, the “Copyright Act”), and are not liable to any Person for copyright infringement under the Copyright Act or any other law, rule, regulation, contract or license as a result of their business operations.  Schedule 3.16 may be updated from time to time by the Borrower to include new Intellectual Property by giving written notice thereof to the Administrative Agent.

   Section 3.17                      Solvency.

    After giving effect to the Transactions, the fair saleable value of each Credit Party’s assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement.  After giving effect to the Transactions, none of the Credit Parties has incurred, or believes that it will incur after giving effect to the Transactions, debts beyond its ability to pay such debts as they become due.  In executing the Credit Documents and consummating the Transactions, none of the Credit Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Credit Parties is or will become indebted.

   Section 3.18                      Investments.

    All Investments of each of the Credit Parties are Permitted Investments.

   Section 3.19                      Location of Collateral.

    Set forth on Schedule 3.19(a) is a list of the Properties of the Credit Parties and their Significant Subsidiaries as of the Closing Date with street address, county and state where located.  Set forth on Schedule 3.19(b) is a list of all locations where any tangible personal property of the Credit Parties and their Subsidiaries is located as of the Closing Date, including county and state where located.  Set forth on Schedule 3.19(c) is the state of incorporation or organization, chief executive office and principal place of business of each of the Credit Parties as of the Closing Date.

   Section 3.20                      No Burdensome Restrictions.

    None of the Credit Parties is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

   Section 3.21                      Brokers’ Fees.

    None of the Credit Parties and their Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with the Credit Agreement and the loans hereunder, other than the closing and other fees payable pursuant to this Credit Agreement and as set forth in the Fee Letter or in the Engagement Letter, as applicable.

   Section 3.22                      Labor Matters.

    There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Credit Parties as of the Closing Date, other than as set forth in Schedule 3.22 hereto, and none of the Credit Parties is suffering or has suffered any strikes, walkouts or work stoppages within the last five (5) years, other than as set forth in Schedule 3.22 hereto.

   Section 3.23                      Accuracy and Completeness of Information.

    All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Credit Parties in writing to the Administrative Agent or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document (other than any projection provided by the Borrower in good faith), or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading.  There is no fact now known to any of the Credit Parties which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Credit Parties furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by or on behalf of the Credit Parties to the Administrative Agent and/or the Lenders.

   Section 3.24                      Material Contracts.

    Schedule 3.24 sets forth a complete and accurate list of all Material Contracts of the Credit Parties and their Subsidiaries in effect as of the Closing Date.  Other than as set forth in Schedule 3.24, each such Material Contract is, and after giving effect to the Transactions will be, in full force and effect in accordance with the terms thereof.  The Credit Parties and their Subsidiaries have made available to the Administrative Agent a true and complete copy of each Material Contract requested by the Administrative Agent.  Schedule 3.24 may be updated from time to time by the Borrower to include new Material Contracts and/or to remove Material Contracts to the extent (a) permitted by Section 6.8(a)(iii) to be cancelled, terminated, not renewed or  not extended or (b) it no longer meets the criteria to qualify as a Material Contract, in each case, by giving written notice thereof to the Administrative Agent.

   Section 3.25                      Insurance.

    The insurance coverage of the Credit Parties and their Subsidiaries as of the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.25 and such insurance coverage complies with the requirements set forth in Section 5.5(b).

   Section 3.26                      Security Documents.

    The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently (or will be, upon the execution of control agreements with respect to deposit and securities accounts and the filing or recording of appropriate financing statements, Mortgage Instruments and notices of grants of security interests in Intellectual Property, in each case in favor of the Administrative Agent on behalf of the Secured Parties) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

   Section 3.27                      Regulation H.

    No Mortgaged Property is a Flood Hazard Property, provided that, if any Mortgaged Property is a Flood Hazard Property, the applicable Credit Party shall promptly provide to the Administrative Agent: (a) evidence as to whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (b) written acknowledgment of receipt of written notification from the Administrative Agent (x) as to the fact that such Mortgaged Property is a Flood Hazard Property and (y) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance of the Credit Parties evidencing flood insurance to the extent required by law and reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders.

    Section 3.28                      Classification of Senior Indebtedness.

    The Credit Party Obligations constitute “Senior Indebtedness” under and as defined in any agreement governing any Subordinated Debt (including, without limitation, the Existing Subordinated Notes) and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

   Section 3.29                      Anti-Terrorism Laws.

    Neither any Credit Party nor any of its Subsidiaries or Unrestricted Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (the “Trading with the Enemy Act”), as amended.  Neither any Credit Party nor any of its Subsidiaries or Unrestricted Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  None of the Credit Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

   Section 3.30                      Compliance with OFAC Rules and Regulations.

        (a)           None of the Credit Parties or their Subsidiaries or Unrestricted Subsidiaries or their respective Affiliates is in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

        (b)           None of the Credit Parties or their Subsidiaries or Unrestricted Subsidiaries or their respective Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has more than 5% of its assets located in Sanctioned Entities, or (iii) derives more than 5% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  No proceeds of any Loan will be used nor have any been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

   Section 3.31                      Compliance with FCPA.

    Each of the Credit Parties and their Subsidiaries and Unrestricted Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto.  None of the Credit Parties or their Subsidiaries or Unrestricted Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or its Unrestricted Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

    Notwithstanding any term of this Article III (or the definition of any defined term used in this Article III) to the contrary and notwithstanding the status of any Excluded Subsidiary as a consolidated Subsidiary of the Borrower, the representations and warranties set forth in this Article III (other than the representations and warranties set forth in Sections 3.2, 3.6, 3.29, 3.30 and 3.31 and the defined terms used in such Sections) shall not apply to or be construed to include any Excluded Subsidiary.

ARTICLE IV

CONDITIONS PRECEDENT

   Section 4.1                      Conditions to Closing Date.

    This Credit Agreement shall become effective upon, and the obligation of each Lender to make the extensions of credit is subject to, the satisfaction of the following conditions precedent:

       (a)   Execution of Credit Agreement and Credit Documents.  The Administrative Agent shall have received (i) counterparts of this Credit Agreement, (ii) for the account of each Lender with a Revolving Commitment requesting a promissory note, a Revolving Note, (iii) for the account of the Swingline Lender, the Swingline Note, (iv) for the account of each Lender holding a Term Loan requesting a promissory note, a Term Loan Note, (v) counterparts of the Security Agreement, the Pledge Agreement and the Intercreditor Agreement and (vi) counterparts of any other Credit Document, in each case conforming to the requirements of this Credit Agreement and executed by duly authorized officers of the Credit Parties and the other parties thereto, as applicable.

       (b)   Authority Documents.  The Administrative Agent shall have received the following:

          (i) Articles of Incorporation; Partnership Agreement.  Copies of the articles of incorporation, partnership agreement or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its organization or formation.

          (ii) Resolutions.  Copies of resolutions of the board of directors of each Credit Party approving and adopting the Credit Documents and the Transactions and authorizing execution and delivery thereof, certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

          (iii) Bylaws.  A copy of the bylaws  or other operating agreement of each Credit Party certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

          (iv) Good Standing.  Copies of (i) certificates of good standing, existence or its equivalent with respect to the each Credit Party certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure of such Credit Party to be qualified to do business could reasonably be expected to have a Material Adverse Effect and (ii) to the extent readily available, a certificate indicating payment of all corporate and other franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

          (v) Incumbency.  An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

    Each officer’s certificate delivered pursuant to this Section 4.1(b) shall be substantially in the form of Schedule 4.1(b) hereto.

       (c)   Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions of counsel for the Credit Parties, dated as of the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.

       (d)   Personal Property Collateral.  The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

          (i) searches of UCC filings in the jurisdiction of the chief executive office and jurisdiction of formation of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and Liens that are to be terminated on the Closing Date;

          (ii) UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

          (iii) searches of ownership of Intellectual Property in the appropriate governmental offices;

          (iv) such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property;

          (v) all stock certificates, if any, evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto;

          (vi) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s security interest in the Collateral; and

          (vii) duly executed consents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Lenders’ security interest in the Collateral.

       (e)   Liability and Casualty Insurance.  The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance (including, but not limited to, business interruption insurance) meeting the requirements set forth herein or in the Security Documents.  The Administrative Agent shall be named as loss payee on all casualty insurance policies and as additional insured on all liability insurance policies, in each case for the benefit of the Lenders.

       (f)   Solvency Certificate.  The Administrative Agent shall have received an officer’s certificate prepared by the chief financial officer of the Borrower as to the financial condition, solvency and related matters of each of the Credit Parties and the Credit Parties and their Significant Subsidiaries taken as a whole, after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Schedule 4.1(f) hereto.

       (g)   Account Designation Letter.  The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1(a) hereto.

       (h)   Organizational Structure.  The corporate and capital and ownership structure of the Credit Parties and their Subsidiaries (after giving effect to the Transactions) shall be as described in Schedule 3.12.  The Administrative Agent shall be satisfied with the management structure, legal structure, voting control, liquidity, total leverage and total capitalization of the Credit Parties and their Significant Subsidiaries after giving effect to the Transactions.

       (i)   Consents.  The Administrative Agent shall have received evidence that all boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the Transactions have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

       (j)   Compliance with Laws.  The Transactions shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

       (k)   Bankruptcy.  There shall be no bankruptcy or insolvency proceedings with respect to Credit Parties or any of their Subsidiaries other than Snappon SA.

       (l)   Existing Indebtedness of the Credit Parties.  All Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 6.1) shall be repaid in full and all security interests related thereto shall be terminated on the Closing Date.

       (m)   Financial Statements.  The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 3.1 hereof, each in form and substance satisfactory to it.

       (n)           No Material Adverse Change.  Since November 30, 2013, there shall not have occurred any event or development that has had or could reasonably be expected to have a Material Adverse Effect.

       (o)           Financial Condition Certificate.  The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date stating that (i) no pending litigation or investigation exists affecting or relating to (x) any Credit Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date or (y) this Agreement or the other Credit Documents that have not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date and (ii) immediately after giving effect to this Credit Agreement, the other Credit Documents, and all the Transactions contemplated to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents (i) that contain a materiality qualification shall be true and correct and (ii) that do not contain a materiality qualification shall be true and correct in all material respects, and (C) the Credit Parties are in pro forma compliance with each of the initial financial covenants set forth in Section 5.9 (as evidenced through detailed calculations of such financial covenants on a schedule to such certificate) as of February 28, 2014.

       (p)   Cash on Hand. The Administrative Agent shall have received evidence that, immediately after giving effect to the Transactions, the Borrower and its Subsidiaries shall have cash and Cash Equivalents of greater than or equal to $50,000,000.

       (q)   Consolidated EBITDAP.  The Administrative Agent shall have received evidence reasonably satisfactory thereto provided by the Credit Parties that Consolidated EBITDAP is not less than $190,000,000 for the twelve (12) month period ending as of February 28, 2014.

       (r)           Patriot Act Certificate.  At least three (3) Business Days prior to the Closing Date, the Administrative Agent shall have received a certificate satisfactory thereto, substantially in the form of Schedule 4.1(r), for benefit of itself and the Lenders, provided by the Borrower that sets forth information required by the Patriot Act including, without limitation, the identity of the Credit Parties, the name and address of the Credit Parties and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Credit Parties in accordance with the Patriot Act.

       (s)   Fees.  The Administrative Agent and the Lenders shall have received all fees, if any, owing pursuant to the Fee Letter, the Engagement Letter and Section 2.7(c).

       (t)   Additional Matters.  All other documents and legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

   Section 4.2                      Conditions to All Extensions of Credit.

    The obligation of each Lender to make any Extension of Credit (other than the obligation of each Lender to fund its portion of a Mandatory LOC Borrower or a Mandatory Swingline Borrower, which shall be governed by the terms of Section 2.2 and Section 2.3, respectively) hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

       (a)Representations and Warranties.  The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith (i) that contain a materiality qualification shall be true and correct on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date) and (ii) that do not contain a materiality qualification shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

       (b)No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

       (c)Compliance with Commitments.  Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding Revolving LOC Obligations shall not exceed the Revolving Committed Amount then in effect, (ii) the Revolving LOC Obligations shall not exceed the Revolving LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount.

       Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) through (g) of this Section have been satisfied.

ARTICLE V

AFFIRMATIVE COVENANTS

    The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated and the Credit Party Obligations under the Credit Documents have been paid in full, the Credit Parties shall, and shall cause each of their Subsidiaries and the Excluded Subsidiaries to:

   Section 5.1                      Financial Statements.

    Furnish to the Administrative Agent and each of the Lenders:

       (a)Annual Financial Statements.  As soon as available after the end of each fiscal year of the Borrower (commencing with the fiscal year ending November 30, 2014), but in any event on or before the earlier of (i) the date the Borrower is required to file its annual financial statements on Form 10-K with the SEC and (ii) the date that is one hundred twenty (120) days after the end of such fiscal year, a copy of (A) the Borrower’s annual financial statements on Form 10-K as filed with the SEC or (B) the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such year, audited by a firm of independent certified public accountants reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the preceding fiscal year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

       (b)Quarterly Financial Statements.  As soon as available after the end of each of the first three fiscal quarters of the Borrower, but in any event on or before the earlier of (i) the date the Borrower is required to file its quarterly financial statements on Form 10-Q with the SEC and (ii) the date that is forty-five (45) days after the end of such fiscal quarter, a copy of (A) the Borrower’s quarterly financial statements on Form 10-Q as filed with the SEC or (B) a company-prepared consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and related company-prepared consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments); and

       (c)Annual Financial Plans.  (i) Concurrently with the delivery of the financial statements referred to in clause (a) above, a consolidated budget and cash flow projections prepared on a quarterly basis of the Borrower and its consolidated Subsidiaries for the following fiscal year, and (ii) as soon as practicable, a combined budget and cash flow projections for the Excluded Subsidiaries taken as a whole for the following fiscal year, in each case, in form and detail reasonably acceptable to the Administrative Agent, such budget to be prepared by the Borrower in a manner consistent with GAAP and to include an operating and capital budget and a summary of the material assumptions made in the preparation of such budget.  Such budget shall be accompanied by a certificate of the treasurer or chief financial officer of the Borrower to the effect that the budgets and other financial data are based on reasonable estimates and assumptions, all of which such officer believes are fair in light of the conditions which existed at the time the budget was made, have been prepared on the basis of the assumptions stated therein, and reflect, as of the time so furnished, the reasonable estimate of the Borrower and its consolidated Subsidiaries of the budgeted results of the operations and other information budgeted therein;

all such financial statements referred to in subsections (a) and (b) above shall (i) fairly present in all material respects the financial condition and results from operations of the entities and for the periods specified and to be prepared in reasonable detail and in accordance with GAAP (subject, in the case of interim statements, to normal recurring year-end audit adjustments) applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, any change in the application of accounting principles as provided in Section 1.3, if applicable and (ii) be deemed delivered for purposes of this Section 5.1 when such financial statements are delivered to the SEC.

    Section 5.2                      Certificates; Other Information.

    Furnish to the Administrative Agent and each of the Lenders, to the extent not publicly available through filings under the Securities Exchange Act of 1934:

       (a)   concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default pursuant to Section 7.1(c) hereof, except as specified in such certificate;

       (b)   concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, beginning with the fiscal quarter ending May 31, 2014, a certificate of a Responsible Officer substantially in the form of Schedule 5.2(b) (i) stating that (A) such financial statements present fairly the financial position of the Borrower and its consolidated Subsidiaries for the periods indicated in conformity with GAAP applied on a consistent basis, (B) to the knowledge of such Responsible Officer, each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Credit Agreement to be observed, performed or satisfied by it, and (C) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) providing calculations in reasonable detail required to indicate compliance with Section 5.9 as of the last day of such period, which calculations shall include detail regarding all material adjustments and amounts added back in determining Consolidated EBITDAP;

       (c)   within thirty (30) days after the same are sent, copies of all financial statements and reports (other than those otherwise provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its shareholders;

       (d)   concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, updated versions of Schedule 3.12 and Schedule 3.16;

       (e)   promptly upon their becoming available, copies of any non-routine correspondence or official notices received by the Credit Parties or any of their Subsidiaries from any federal, state or local Governmental Authority which regulates the operations of the Credit Parties and their Significant Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and

       (f)   promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

   Documents required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date received by the Administrative Agent by electronic mail with all relevant attachments.  The Administrative Agent may post such documents on the Borrower’s behalf on Syndtrak, Intralinks or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request.  Notwithstanding anything contained herein, (A) the Borrower shall be entitled to deliver the compliance certificate required by Section 5.2(b) by electronic mail and if so delivered shall be deemed to have been delivered on the date received by the Administrative Agent by electronic mail with all relevant attachments, and (B) whether or not delivery of any compliance certificate required by Section 5.2(b) is effected pursuant to the preceding clause (A), the Borrower shall be required to provide paper copies of the compliance certificates required by Section 5.2(b) to the Administrative Agent upon its request.

   Section 5.3 Payment of Taxes; Other Obligations; Performance of Certain Other Agreements.

    Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its material taxes (Federal, state, local and any other taxes) and other obligations and liabilities of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, obligations and liabilities, except when the amount or validity of any such taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.  Except as otherwise provided below, each Credit Party shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions, and agreements contained in each material lease (including any equipment lease), rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other Material Contract, license or permit, now or hereafter existing, on the part of such Credit Party to be kept and performed with respect to such Person’s real property subject to any Mortgage Instrument (including performance of all covenants to be performed under any and all leases of such real property or any part thereof) and shall at all times use commercially reasonable efforts to enforce, with respect to each other party to said agreements, all obligations, covenants and agreements by such other party to be performed thereunder; provided that a Credit Party shall not have any obligation under this Section 5.3 unless such Credit Party’s performance or breach of its obligations with respect to any such covenants, conditions or agreements could reasonably be expected to have a Material Adverse Effect.  Subject to the terms of Section 6.8, nothing in this Section 5.3 should be interpreted or construed to impose any limit on the ability of any Credit Party to modify, amend or terminate any such agreements without prior notice to or consent of the Administrative Agent or the Lenders, so long as any such modification, amendment or termination could not reasonably be expected to have a Material Adverse Effect.  In the event of any conflict between the provisions of this Section 5.3 and the provisions of any Mortgage Instrument, the provisions of this Section 5.3 shall control.

   Section 5.4                      Conduct of Business and Maintenance of Existence.

    Continue to engage in business of the same general type as now conducted by it on the Closing Date and preserve, renew and keep in full force and effect its existence and good standing take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

   Section 5.5                      Maintenance of Property; Insurance.

       (a)   Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear, casualty and obsolescence excepted).

       (b)           Maintain with financially sound and reputable insurance companies insurance on all its property (including without limitation its tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same geographical area by companies engaged in the same or a similar business (including, without limitation, business interruption insurance); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.  Other than with respect to insurance of an Excluded Subsidiary, the Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and the Administrative Agent shall be named as an additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Credit Party or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies.

       (c)           In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction.  In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party’s cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed unless such Credit Party shall have reasonably determined that such repair or replacement of the affected Collateral is not economically feasible or is not deemed in the best business interest of such Credit Party.

   Section 5.6                      Inspection of Property; Books and Records; Discussions.

    Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time, upon reasonable notice and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Credit Parties with officers and employees of the Credit Parties and with their independent certified public accountants (a representative of the Borrower may be present at any such meeting with the independent certified public accountants).

   Section 5.7                      Notices.

       (a)   Promptly after any Credit Party obtains actual knowledge thereof, provide written notice to the Administrative Agent (which shall transmit such notice to each Lender as soon as practicable) of the occurrence of any Default or Event of Default.

       (b)   Promptly (but in no event later than four (4) Business Days after any Credit Party obtains actual knowledge thereof), provide written notice of the following to the Administrative Agent (which shall transmit such notice to each Lender as soon as practicable):

          (i) the occurrence of any default or event of default under any Contractual Obligation of any of the Credit Parties which could reasonably be expected to have a Material Adverse Effect;

          (ii) any litigation, or any investigation or proceeding (A) affecting any of the Credit Parties which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) that seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the provisions of this Agreement, any other Credit Document or the transactions contemplated hereby;

          (iii) (A) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any material required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (B) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

          (iv) any notice of any violation received by any Credit Party from any Governmental Authority including, without limitation, any notice of material violation of Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

          (v) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party which could reasonably be expected to have a Material Adverse Effect;

          (vi) any of the events described in Section 7.1(f) with respect to a Subsidiary that is not a Significant Subsidiary which could reasonably be expected to have a Material Adverse Effect; and

          (vii) any other development or event which could reasonably be expected to have a Material Adverse Effect.

    Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.  In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

    Section 5.8                      Environmental Laws.

       (a)   Comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except, in each case, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

       (b)   Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

       (c)   Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Credit Parties or Unrestricted Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence, unlawful acts or willful misconduct of the party seeking indemnification therefor.  The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

   Section 5.9                      Financial Covenants.

    Commencing on the day immediately following the Closing Date, comply with the following financial covenants (which shall be calculated on a quarterly basis in connection with the delivery of the quarterly compliance certificate required by Section 5.2(b)):

       (a)   Leverage Ratio.  The Leverage Ratio during the following periods shall be less than or equal to:

Period	Maximum Ratio
Closing Date through November 30, 2015	4.50 to 1.0
December 1, 2015 through November 30, 2017	4.25 to 1.0
December 1, 2017 and thereafter	4.00 to 1.0

      (b)   Interest Coverage Ratio.  The Interest Coverage Ratio shall be greater than or equal 2.40 to 1.0.

    Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in this Section 5.9, after consummation of any Permitted Acquisition, (A) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Administrative Agent and (B) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period.

   Section 5.10                      Additional Guarantors.

    Cause each of their Material Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing, to promptly (and in any event within thirty (30) days after such Material Domestic Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement or other guaranty agreement in form and substance satisfactory to the Administrative Agent.  In connection therewith, the Credit Parties shall give notice to the Administrative Agent not less than five (5) days prior to creating a Material Domestic Subsidiary (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion), or acquiring the Capital Stock of any other Person.  The Credit Party Obligations shall be secured by, among other things, a first-priority, perfected security interest in the Collateral of such new Guarantor and a pledge of 100% of the Capital Stock owned by a Credit Party of such new Guarantor and its Domestic Subsidiaries and 65% (or such higher percentage that would not result in adverse tax consequences for the Borrower or such new Guarantor) of the voting Capital Stock and 100% of the non-voting Capital Stock of its first-tier Foreign Subsidiaries and Unrestricted Subsidiaries.  In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(b)-(e) and 5.12 and such other documents or agreements as the Administrative Agent may reasonably request.

   Section 5.11                      Compliance with Law.

    Comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

   Section 5.12                      Pledged Assets.

       (a)   Cause 100% of the Capital Stock owned by it of each of its direct or indirect Material Domestic Subsidiaries (excluding any Excluded Subsidiary) and 100% of the Capital Stock owned by it of each of its first-tier Material Foreign Subsidiaries and Unrestricted Subsidiaries (not to exceed 65% of the aggregate Capital Stock of such Material Foreign Subsidiary or Unrestricted Subsidiary, as applicable) to be subject at all times to a first-priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request.

       (b)   If, subsequent to the Closing Date, a Credit Party shall acquire any securities, instruments, chattel paper or other personal property required for perfection to be delivered to the Administrative Agent as Collateral hereunder or under any of the Security Documents, promptly (and in any event within five (5) Business Days) after any Responsible Officer of a Credit Party acquires knowledge of same, notify the Administrative Agent of same.  Each Credit Party shall, and shall cause each of its Subsidiaries (other than an Excluded Subsidiary) to, take such action at its own expense as reasonably requested by the Administrative Agent (including, without limitation, any of the actions described in Section 4.1(d) or Section 5.15(d)(ii) with respect to any real property hereof) to ensure that the Administrative Agent has a first-priority, perfected Lien to secure the Credit Party Obligations (subject to Permitted Liens) in (i) all personal property of the Credit Parties located in the United States (including, without limitation, at the request of the Administrative Agent, to take all actions necessary under the Federal Assignment of Claims Act to ensure the Administrative Agent has a first-priority, perfected Lien on any government receivables), (ii) to the extent deemed to be material by the Administrative Agent or the Required Lenders in its or their reasonable discretion, all other personal property of the Credit Parties, subject in each case only to Permitted Liens, and (iii) to the extent deemed to be material by the Administrative Agent or the Required Lenders in its or their reasonable discretion, such real property of the Credit Parties located in the United States.  Each Credit Party shall, and shall cause each of its Subsidiaries (other than an Excluded Subsidiary) to, adhere to the covenants regarding the location of personal property as set forth in the Security Documents.

   Section 5.13                      Covenants Regarding Patents, Trademarks and Copyrights.

       (a)           Concurrently with the delivery of annual financial statements of the Borrower pursuant to Section 5.1 hereof, notify the Administrative Agent if it knows or has reason to know that any application, letters patent or registration relating to any material Patent, Patent License, Trademark or Trademark License of the Credit Parties or any of their Subsidiaries (other than Excluded Subsidiaries) may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding the Borrower’s or any of its Subsidiary’s ownership of any material Patent or Trademark, its right to patent or register the same, or to enforce, keep and maintain the same, or its rights under any material Patent License or Trademark License, if such abandonment or adverse determination or development could reasonably be expected to have a Material Adverse Effect.

       (b)           Concurrently with the delivery of annual financial statements of the Borrower pursuant to Section 5.1 hereof, notify the Administrative Agent after it knows or has reason to know of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court) regarding any material Copyright or Copyright License of the Credit Parties or any of their Subsidiaries (other than Excluded Subsidiaries), whether (i) such material Copyright or Copyright License may become invalid or unenforceable prior to its expiration or termination, or (ii) the Borrower’s or any of its Subsidiary’s ownership of such material Copyright, its right to register the same or to enforce, keep and maintain the same, or its rights under such material Copyright License, may become affected, if such adverse determination or development could reasonably be expected to have a Material Adverse Effect.

       (c)           (i)           Concurrently with the delivery of annual financial statements of the Borrower pursuant to Section 5.1 hereof, notify the Administrative Agent of any filing by any Credit Party or any of its Subsidiaries (other than an Excluded Subsidiary), either itself or through any agent, employee, licensee or designee, of any application for registration of any Intellectual Property (other than Intellectual Property of de minimus value) with the United States Copyright Office or United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof.

          (ii)           Concurrently with the delivery of annual financial statements of the Borrower pursuant to Section 5.1 hereof, provide the Administrative Agent and its counsel a complete and correct list in all material respects of all new Copyright Licenses, Patent Licenses and Trademark Licenses (other than Copyright Licenses, Patent Licenses and Trademark Licenses of de minimus value) not previously disclosed on Schedule 3.16 or otherwise disclosed to the Administrative Agent pursuant to this Section 5.13(c)(ii).

          (iii)           Upon request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in the Intellectual Property and the general intangibles (other than Intellectual Property of de minimus value) referred to in clauses (i) and (ii), including, without limitation, the goodwill of the Borrower or its Subsidiaries (other than Excluded Subsidiaries) relating thereto or represented thereby (or such other Intellectual Property or the general intangibles relating thereto or represented thereby as the Administrative Agent may reasonably request).

       (d)           Take all necessary actions, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain each material item of Intellectual Property of the Credit Parties and their Subsidiaries, including, without limitation, payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings; provided that the Credit Parties shall have the right to abandon any item of Intellectual Property which the Borrower determines is no longer of significant value or useful or necessary to the business of the Borrower and its Subsidiaries.

       (e)           In the event that any Credit Party becomes aware that any material Intellectual Property is infringed, misappropriated or diluted by a third party in any material respect, notify the Administrative Agent promptly after it learns thereof and shall, unless the Credit Parties shall reasonably determine that such Intellectual Property is not material to the business of the Credit Parties and their Subsidiaries taken as a whole or as to which the Credit Parties reasonably conclude that the cost of such proceeding or its likelihood of success does not justify its prosecution, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Credit Parties shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

    Section 5.14                      Landlord Waivers.

    In the case of any personal property Collateral located at premises leased by a Credit Party, provide the Administrative Agent with such estoppel letters, consents and waivers from the landlords on such real property to the extent (a) requested by the Administrative Agent and (b) the Borrower is able to secure such letters, consents and waivers after using commercially reasonable efforts (such letters, consents and waivers shall be in form and substance reasonably satisfactory to the Administrative Agent).

   Section 5.15                      Further Assurances/Post-Closing Covenants.

       (a)           Public/Private Designation.  Cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower to the Administrative Agent and Lenders (collectively, “Information Materials”) pursuant to this Article V and will designate Information Materials (i) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (ii) that are not Public Information as “Private Information”.

       (b)           Further Assurances.  Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Credit Documents and all applicable Requirements of Law.

       (c)           Account Control Agreements.  Within ninety (90) days after the Closing Date (or such extended period of time as agreed to by the Administrative Agent), deliver to the Administrative Agent, to the extent required by Section 6.14 and not delivered to the Administrative Agent on or prior to the Closing Date, such duly executed account control agreements with respect to Collateral for which a control agreement is required for perfection of the Administrative Agent’s security interest under the Uniform Commercial Code.

       (d)           Real Property Collateral.

          (i) No later than forty-five (45) days after the Closing Date (unless such time period is extended in writing by the Administrative Agent in its reasonable discretion), deliver to the Administrative Agent amendments to the existing Mortgage Instruments covering real property in the State of Washington and the Commonwealth of Virginia, together with: (i) “down date” endorsements to the existing Mortgage Policies relating to such Mortgage Instruments, in form and substance reasonably satisfactory to Administrative Agent; (ii) evidence that counterparts of such amendments to such Mortgage Instruments have been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Administrative Agent, to maintain a valid and enforceable first priority lien (subject to Permitted Liens) on the property encumbered by each such Mortgage Instrument in favor of the Administrative Agent for the benefit of itself and the Secured Parties (or in favor of such other trustee as may be required or desired under local law); and (iii) an opinion of counsel with respect to each such amendment to the existing Mortgage Instrument, in form and substance and from counsel reasonably satisfactory to the Administrative Agent.

           (ii) No later than forty-five (45) days after the Closing Date (unless such time period is extended in writing by the Administrative Agent in its reasonable discretion), deliver to the Administrative Agent a Mortgage Instrument for the real property located at 8900 De Soto Avenue, Chatsworth, California (the “De Soto Property”), together with: (i) a title report obtained by the Credit Parties in respect of the De Soto Property, (ii) Mortgage Policies, current as built surveys and flood zone reports (and to the extent such property is a Flood Hazard Property, comply with the provisions of Section 3.27) in each case reasonably satisfactory in form and substance to Administrative Agent;

(iii) evidence that counterparts of such Mortgage Instrument have been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Administrative Agent, to create a valid and enforceable first priority lien (subject to Permitted Liens) on the De Soto Property in favor of Administrative Agent for the benefit of itself and the Secured Parties (or in favor of such other trustee as may be required or desired under local law); (iv) the extent available or otherwise required by the Administrative Agent in its reasonable discretion, a Phase I environmental report (and, if necessary, Phase II environmental report) or other environmental report acceptable to the Administrative Agent with respect to the De Soto Property, (v) an environmental indemnity agreement for the De Soto Property, in form and substance satisfactory to the Administrative Agent in its reasonable discretion; and (vi) an opinion of counsel licensed in the State of California with respect to such Mortgage Instrument and such environmental indemnity agreement, in form and substance and from counsel reasonably satisfactory to the Administrative Agent.

   Section 5.16                      Designation of Restricted and Unrestricted Subsidiaries.

    Provide evidence that the board of directors of the Borrower have designated a Restricted Subsidiary to be an Unrestricted Subsidiary; provided that such designation may be made by an officer of the Company with respect to any Subsidiary that is not a Material Domestic Subsidiary or a Material Foreign Subsidiary; provided , further, that:

       (a)           Guaranty Obligations of the Borrower or any Restricted Subsidiary in respect of any Indebtedness of the Subsidiary being so designated shall be deemed to be an incurrence of Indebtedness by the Borrower or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under Section 6.1 hereof;

       (b)           the aggregate Fair Market Value of all outstanding investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guaranty Obligations of the Borrower or any Restricted Subsidiary in respect of any Indebtedness of the Subsidiary) shall be deemed to be an Investment made as of the time of such designation and that such investment would be permitted under Section 6.5 hereof;

       (c)           such Subsidiary does not own any Capital Stock of, or hold any Liens on any property of, the Borrower or any Restricted Subsidiary;

       (d)           the Subsidiary being so designated:

          (i) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower;

          (ii) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Capital Stock or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

          (iii) is not treated as a Restricted Subsidiary or have a similar designation under any other Indebtedness.

       (e)           no Default or Event of Default would be in existence following such designation; and

       (f)           the Credit Parties are in pro forma compliance with each of the financial covenants set forth in Section 5.9.

    Any designation of a Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the board of directors or officer’s certificate, as applicable, giving effect to such designation and an officer’s certificate certifying that such designation has complied with the preceding conditions and was permitted by this Agreement.

ARTICLE VI

NEGATIVE COVENANTS

    The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated and the Credit Party Obligations under the Credit Documents have been paid in full, that:

   Section 6.1                      Indebtedness.

    The Credit Parties will not, nor will they permit any Subsidiary (other than an Excluded Subsidiary) to, contract, create, incur, assume or permit to exist any Indebtedness, except:

        (a)    Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

           (b)           Indebtedness of the Credit Parties and their Subsidiaries existing as of the Closing Date as set forth on Schedule 6.1(b) and any Permitted Refinancing thereof;

        (c)    Second Lien Indebtedness;

        (d)    Indebtedness of the Credit Parties and their Subsidiaries (other than Excluded Subsidiaries) incurred or acquired after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset; provided that (i) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (ii) the aggregate amount of such Indebtedness outstanding at any time shall not exceed $30,000,000;

           (e)           Additional Second Lien Indebtedness;

           (f)           Subordinated Delayed Draw Indebtedness;

           (g)           Indebtedness of a Person existing at the time such Person becomes a Subsidiary of a Credit Party in a transaction permitted hereunder in an aggregate principal amount not to exceed the greater of (i) $40,000,000 and (ii) 2% of Consolidated Total Assets for all such Persons; provided that any such Indebtedness was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of a Credit Party;

           (h)           Indebtedness in the form of a purchase price adjustment or an earnout or similar payment obligation incurred in connection with a Permitted Acquisition;

                               (i)    Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed the greater of (i) $75,000,000 and (ii) 5% of Consolidated Total Assets as of any date of determination for the four quarter period ending on such date at any one time outstanding;

                               (j)    Indebtedness of Joint Ventures in an aggregate amount not to exceed the greater of (i) $75,000,000 and (ii) 5% of Consolidated Total Assets as of any date of determination for the four quarter period ending on such date at any one time outstanding;

                               (k)    unsecured Indebtedness incurred by the Credit Parties and owed to any Credit Party; provided, however, that in the case of such intercompany Indebtedness consisting of a loan or advance by a Credit Party to another Credit Party, each such loan shall be evidenced by an Intercompany Note payable to the Credit Party, which Intercompany Notes shall be delivered and pledged to the Administrative Agent as part of the Collateral;

           (l)    Indebtedness and obligations owing under Bank Products entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

                           (m)           Indebtedness of the Borrower consisting of unsecured Guaranty Obligations in favor of the United States Environmental Protection Agency which are incurred on behalf of Aerojet Rocketdyne in connection with environmental remediation; provided, that such Guaranty Obligations permitted under this subsection shall not at any time exceed $120,000,000;

                           (n)           additional senior unsecured Indebtedness or Subordinated Debt and/or Permitted Refinancing thereof of the Credit Parties and their Subsidiaries (other than the Excluded Subsidiaries) not otherwise covered by the subsections set forth above; provided that, after giving pro forma effect to the incurrence of any such Indebtedness, the Borrower shall be in compliance with the financial covenants set forth in Section 5.9.

       (o)   Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 6.1 and any renewal, refinancing or extension of such Guaranty Obligations to the extent such Indebtedness is permitted to be renewed, refinanced or extended hereunder; provided that if the Indebtedness with respect to which such Guaranty Obligations relate is unsecured, such Guaranty Obligations shall also be unsecured.  For the avoidance of doubt, none of the Credit Parties shall be permitted to incur Guaranty Obligations in respect of Indebtedness of an Excluded Subsidiary.

   Section 6.2                      Liens.

    The Credit Parties will not, nor will they permit any Subsidiary (other than an Excluded Subsidiary) to, contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

   Section 6.3                      Nature of Business.

    The Credit Parties will not, nor will they permit any Subsidiary (other than an Excluded Subsidiary) to, alter the character of the business of the Credit Parties and their Subsidiaries, taken as a whole, in any material respect from that conducted as of the Closing Date.

   Section 6.4                      Consolidation, Merger, Sale or Purchase of Assets, etc.

    The Credit Parties will not, nor will they permit any Subsidiary (other than an Excluded Subsidiary) to:

       (a)   dissolve, liquidate or wind up its affairs, consolidate or merge with another Person, or sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

          (i) Specified Sales;

          (ii) the disposition of property or assets as a result of a Recovery Event;

          (iii) the sale, lease or transfer of property or assets from a Credit Party to another Credit Party; provided that prior to or simultaneously with any such sale, lease or transfer, all actions required by the Administrative Agent shall be taken to insure the continued perfection and priority of the Administrative Agent’s Liens on such property and assets;

          (iv)           the consolidation, liquidation or merger of a Credit Party into another Credit Party or any Subsidiary into a Credit Party; provided that (A) prior to or simultaneously with any such consolidation, liquidation or merger, all actions required by the Administrative Agent shall be taken to insure the continued perfection and priority of the Administrative Agent’s Liens on the property and assets of each such Credit Party and (B) if such consolidation, liquidation or merger involves the Borrower, the Borrower shall be the surviving entity;

          (v)           the dissolution, liquidation or winding up of a Subsidiary that is not a Credit Party; provided that prior to or simultaneously with any such dissolution, liquidation or winding up, all assets of such Subsidiary (other than GDX Automotive SAS, Snappon SA or any other Foreign Subsidiary that is not a Significant Subsidiary) are transferred to a Credit Party or, to the extent required by law or binding contract, a creditor or creditors thereof;

          (vi)          the termination of any Hedging Agreement permitted pursuant to Section 6.1;

          (vii)        the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable or other long-term receivables (A) which are overdue, or (B) which the Borrower or such Subsidiary may reasonably determine are difficult or uneconomic to collect but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

          (viii)       the Borrower and its Subsidiaries may license its patents, trade secrets, know-how and other intellectual property (the “Technology”); provided that such license shall be assignable to the Administrative Agent or any assignee of the Administrative Agent without the consent of the licensee and no such license shall (A) transfer ownership of such Technology to any other Person or (B) require the Borrower to pay any fees for any such use;

          (ix)          the grant of certain rights pertaining to “Aggregates” to (a) Granite Construction Company pursuant to the Agreement Granting Right to Mine Aggregates dated November 18, 2004 (as amended, restated, supplemented or otherwise modified, the “Granite Agreement”) or (b) to any other Person pursuant to an agreement pertaining to such rights entered into by any of the Credit Parties or  any of their Subsidiaries (other than an Excluded Subsidiary) subsequent to the Closing Date;

          (x)           the sale of any Capital Stock or other equity interests of any Excluded Subsidiary; provided that such sale shall be for Fair Market Value;

          (xi)           the sale, transfer or other disposition of any assets that are obsolete, worn out or no longer useful in any Credit Party’s or Subsidiary’s business;

          (xii)         Permitted Real Estate Exchanges;

          (xiii)        Permitted Real Estate Sales;

          (xiv)        Permitted Real Estate Transfers;

          (xv)         the contribution of assets that are not material to the business of the Credit Parties (which may include the sale of such assets and the corresponding contribution of the cash proceeds resulting from such sale) or the contribution of real property of the Credit Parties to any Plan to meet the minimum funding requirements of such Plan; and

          (xvi)        the sale, transfer, lease or other disposition of any other assets, provided that the aggregate Net Cash Proceeds received from the sale of all assets subject to this subsection which are not reinvested to acquire assets to be used in such Person’s business in accordance with the terms of Section 2.9(b)(ii) shall not exceed 10% of Consolidated Total Assets during any twelve month period and 25% of Consolidated Total Assets during the term of this Agreement; provided further that (A) no Default or Event of Default has occurred and is continuing and (B) the Credit Parties are in pro forma compliance with each of the financial covenants set forth in Section 5.9.

      provided, that, with respect to subsections (i), (ii), (vii), (viii) and (xvi) above, at least 75% of the consideration received therefor by such Credit Party or Subsidiary shall be in the form of cash or Cash Equivalents; and, provided, further, that the non-cash portion of any such consideration shall be in compliance with the provisions of Section 6.5 hereof; or

       (b)   purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein), except for (i) transactions permitted pursuant to Section 6.4(a), (ii) Investments permitted pursuant to Section 6.5, (iii) Permitted Acquisitions and (iv) the Rocketdyne Acquisition.

   Section 6.5                      Advances, Investments and Loans.

    The Credit Parties will not, nor will they permit any Subsidiary (other than an Excluded Subsidiary) to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

   Section 6.6                      Transactions with Affiliates.

    The Credit Parties will not, nor will they permit any Subsidiary (other than an Excluded Subsidiary) to, enter into any transaction or series of transactions (other than compensation, bonus and benefit arrangements for employees approved by the board of directors of the Borrower, and reasonable and customary directors’ fees, indemnification and similar arrangements and payments thereunder), whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate.

   Section 6.7                      Ownership of Subsidiaries.

    The Credit Parties will not, nor will they permit any Subsidiary (other than an Excluded Subsidiary) to, create, form or acquire any Subsidiaries, except for (a) Material Domestic Subsidiaries which are joined as Additional Credit Parties in accordance with the terms hereof, (b) Domestic Subsidiaries formed or acquired as a Permitted Investment or otherwise approved by the Administrative Agent and (c) Foreign Subsidiaries formed or acquired as a Permitted Investment or otherwise approved by the Administrative Agent; provided that the Credit Parties and their Subsidiaries may form or otherwise create any Excluded Subsidiary so long as, prior to such formation or creation, if such Excluded Subsidiary is a Joint Venture, then the Borrower’s partner in the Joint Venture must not be an Affiliate of the Borrower and the Capital Stock owned by any Loan Party in such Excluded Subsidiary shall be subject to a first-priority, perfected Lien in favor of the Administrative Agent as required by Section 5.12.

   Section 6.8                        Fiscal Year; Organizational Documents; Material Contracts; Accounting Policies.

       (a)   No Credit Party will, nor will they permit any of its Subsidiaries (other than an Excluded Subsidiary) to, (i) change its fiscal year without the prior written consent of the Administrative Agent, (ii) amend, modify or change its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document), operating agreement, bylaws (or other similar document) or other agreements related to its Capital Stock in any respect materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders, (iii) amend, modify, cancel or terminate or fail to renew or extend (if renewable or extendable by its terms) or permit the amendment, modification, cancellation or termination of any of its Material Contracts in any respect materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders, or (iv) without providing thirty days’ prior written notice to the Administrative Agent, change its state of incorporation, organization or formation or have more than one state of incorporation, organization or formation.

       (b)   The Borrower shall not, nor shall it permit any of its Subsidiaries (other than an Excluded Subsidiary) to make or permit to be made any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by it on the date hereof (other than changes in government contract accounting and procedures); unless (i) such change is required or permitted by GAAP and (ii) such change is disclosed to the Lenders through the Administrative Agent or otherwise.

   Section 6.9                      Limitation on Restricted Actions and Impediments to Foreclosure.

       (a)           The Credit Parties will not, nor will they permit any Subsidiary (other than an Excluded Subsidiary) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor or encumber its assets to the extent required by the Credit Documents, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law and regulations, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(d); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (v) any such encumbrance or restriction consisting of customary non-assignment provisions in leases or licenses restricting leasehold interests or licenses, as applicable, entered into in the ordinary course of business or (vi) with respect to an Excluded Subsidiary, customary provisions in joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such joint venture or provisions limiting the disposition or distribution of assets or property (other than dividends on a pro rata basis based on ownership percentage), which limitation is applicable only to the assets that are the subject of such agreements.

       (b)           The Credit Parties will not, nor will they permit any Subsidiary (other than an Excluded Subsidiary) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of the Administrative Agent to foreclose on, or exercise any other remedy with respect to, the Capital Stock of such Credit Party, Subsidiary or Excluded Subsidiary that is pledged to the Administrative Agent pursuant to a Security Document in accordance with the terms of the Credit Documents, except for such encumbrances or restrictions existing under or by reason of applicable law and regulations.

   Section 6.10                      Restricted Payments.

    The Credit Parties will not, nor will they permit any Subsidiary (other than an Excluded Subsidiary) to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except:

       (a) to make dividends payable solely in the same class of Capital Stock of such Person,

       (b) to make dividends or other distributions payable to the Borrower (directly or indirectly through its Subsidiaries),

       (c) subject to the terms of the Intercreditor Agreement, Second Lien Indebtedness,

       (d) subject to the terms of the applicable Intercreditor Agreement, Additional Second Lien Indebtedness,

       (e) subject to the subordination terms of such Subordinated Debt, (i) to make  payments on such Subordinated Debt and (ii) so long as no Event of Default has occurred and is continuing and no Default or Event of Default would result therefrom, the Borrower and its Subsidiaries may refinance such Subordinated Debt, in whole or in part, on the terms set forth in Section 6.1(n),

       (f) so long as no Event of Default has occurred and is continuing and no Default or Event of Default would result therefrom, to pay earnout obligations incurred as part of the consideration for a Permitted Acquisition,

       (g) so long as no Default or Event of Default has occurred and is continuing and no Default or Event of Default would result therefrom, to repurchase Capital Stock upon the termination of employment, death, permanent disability or retirement of employees or management in an aggregate amount not to exceed $2,000,000 annually,

       (h) the Borrower and its applicable Subsidiaries may consummate the Rescission Offer with cash and/or Capital Stock,

       (i) consummate a Debt Repurchase of the 4.0625% Convertible Debentures, the 2.25% Convertible Notes and the Subordinated Delayed Draw Indebtedness or any refinancing thereof; provided that (A) there shall be no Revolving Loans outstanding on the date of such Debt Repurchase, (B) the Borrower shall have at least $25,000,000 of cash and Cash Equivalents on its consolidated balance sheet after giving effect to such Debt Repurchase, and (C) if the Debt Repurchase is funded with the incurrence of Indebtedness, then such Indebtedness shall have a final maturity date no earlier than the date that is six months after the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time;

       (j) in addition to the foregoing, the Borrower and its Subsidiaries may make additional Restricted Payments (i) so long as First Lien Leverage Ratio is less than or equal to 1.25 to 1.00, the sum of (x) $125,000,000 and (y) the Available Amount and (ii) so long as First Lien Leverage Ratio is greater than 1.25 to 1.00, the sum of (x) $50,000,000 and (y) the Available Amount; provided, that, such Restricted Payments will be allowed only to the extent that the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 and the pro forma Leverage Ratio after giving effect to any such Restricted Payment is not greater than the level which is 0.25x inside of the then-applicable covenant;

       (k) to redeem, repurchase, retire or otherwise acquire Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; and

       (l) to repurchase any amount of Capital Stock resulting from the conversion of the 4.0625% Convertible Debentures into equity so long as such repurchases are funded with Additional Second Lien Indebtedness or permitted Subordinated Indebtedness.

   Section 6.11                      Amendment of Subordinated Debt.

    The Credit Parties will not, nor will it permit any Subsidiary (other than an Excluded Subsidiary) to, without the prior written consent of the Required Lenders, amend, modify, waive or extend or permit the amendment, modification, waiver or extension of any term of any document governing or relating to any Subordinated Debt (including, without limitation, the Existing Subordinated Notes) in a manner that is adverse to the interests of the Lenders.

   Section 6.12                      Sale Leasebacks.

    The Credit Parties will not, nor will they permit any Subsidiary (other than an Excluded Subsidiary) to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any of their Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Subsidiaries) or (b) which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease, except for (i) Sale and Leaseback Transactions to the extent that (x) the property subject to such Sale and Leaseback Transaction was acquired after the Closing Date and (y) such Sale and Leaseback Transaction is consummated within 270 days of the acquisition of the property subject to such Sale and Leaseback Transaction, (ii) Sale and Leaseback Transactions to the extent that the property subject to such Sale and Leaseback Transaction is owned by a Subsidiary that is not a Credit Party, (iii) additional Sale and Leaseback Transaction with respect to properties owned by the Borrower as of the Closing Date and set forth on Schedule 6.12 hereto so long as (w) no Default or Event of Default has occurred and is continuing, (x) the Credit Parties are in pro forma compliance with each of the financial covenants set forth in Section 5.9 and (y) the Net Cash Proceeds are used to prepay the Loans pursuant to the terms of Section 2.9(b)(ii) and (z) the Borrower has received Fair Market Value for such property (as determined by the Borrower in its reasonable business judgment) and (iv) Sale and Leaseback Transactions as a result of a contribution of real property to any Plan pursuant to Section 6.4(a)(xv).

   Section 6.13                      No Further Negative Pledges.

    The Credit Parties will not, nor will they permit any Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents and (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(d); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, and (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

   Section 6.14                      Accounts.

    The Credit Parties and their Significant Subsidiaries (other than an Excluded Subsidiary) will not maintain deposit and securities accounts (other than pension accounts or trust accounts required by any Governmental Authority that would prohibit the parties from entering into a control agreement with the Administrative Agent) with Persons, other than the Administrative Agent, the Lenders and other Persons that have entered into a control agreement with the Administrative Agent, in form and substance satisfactory to the Administrative Agent, with respect to the accounts held with such Person, that contain an aggregate balance at any time of more than $20,000,000.

ARTICLE VII

EVENTS OF DEFAULT

   Section 7.1                      Events of Default.

    An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

       (a)   Payment Default.  The Borrower shall fail to pay any principal on any Loan or Note when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof; or the Borrower shall fail to reimburse any Issuing Lender for any LOC Obligations when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Note or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof and such failure shall continue unremedied for five (5) Business Days; or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder.

       (b)   Misrepresentation.  Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made.

       (c)   Covenant Default.  (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.4, 5.7(a), 5.9 or Article VI hereof; (ii) any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.1(a), 5.1(b), 5.2(b), 5.2(e) or 5.7(b) and such breach or failure to comply is not cured within five (5) days of its occurrence or (iii) any Credit Party shall fail to comply with any other covenant contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and such breach or failure to comply is not cured within thirty (30) days of its occurrence.

       (d)   Debt Cross-Default.  Any Credit Party or any Subsidiary (other than an Excluded Subsidiary) thereof shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans, Reimbursement Obligations and the Guaranty) in a principal amount outstanding of at least $10,000,000 for the Credit Parties and their Subsidiaries in the aggregate beyond any applicable grace period (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans, Reimbursement Obligations and the Guaranty) in a principal amount outstanding of at least $10,000,000 in the aggregate for the Credit Parties and their Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or (iii) breach or default any Hedging Agreement that is a Bank Product (subject to any grace period therein).

       (e)           Bankruptcy Default.  (i) The Borrower, any of its Restricted Subsidiaries that are Material Domestic Subsidiaries or any group of Restricted Subsidiaries of the Borrower that, taken together, would constitute a Material Domestic Subsidiary, pursuant to or within the meaning of any Debtor Relief Laws: (A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in a voluntary case, (C) makes a general assignment for the benefit of its creditors; or (D) admits in writing its inability to pay its debts as they become due or otherwise admit its insolvency or (ii) a court of competent jurisdiction enters an order or decree under any Debtor Relief Law that: (A) is for relief against the Borrower, any of its Restricted Subsidiaries that are Material Domestic Subsidiaries or any Restricted Subsidiary of the Borrower that, taken together, would constitute a Material Domestic Subsidiary, in an involuntary case; (B) appoints a receiver, trustee, custodian, conservator or other similar official for the Borrower, any of its Restricted Subsidiaries that are Material Domestic Subsidiaries or any Restricted Subsidiaries of the Borrower that, taken together, would constitute a Material Domestic Subsidiary, or for all or substantially all of the properties of the Borrower, any of its Restricted Subsidiaries that are Material Domestic Subsidiaries or any Restricted Subsidiaries of the Borrower that, taken together, would constitute a Material Domestic Subsidiary or (C) orders the liquidation of the Borrower, any of its Restricted Subsidiaries that are Material Domestic Subsidiaries or any Restricted Subsidiary of the Borrower, that, taken together, would constitute a Material Domestic Subsidiary, and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.

       (f)            Judgment Default.  One or more judgments, orders, decrees or arbitration awards shall be entered against the Credit Parties or any of their Subsidiaries (other than an Excluded Subsidiary) involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of (i) with respect to the Snappon Judgments, $10,000,000 or more, (ii) with respect to the GDX Automotive SAS Judgments, $10,000,000 or more and (iii) with respect to all other  judgments, orders, decrees or arbitration awards, $5,000,000 or more, and all such judgments, orders, decrees or arbitration awards identified in clauses (i), (ii)  and (iii) above shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

       (g)   ERISA Default.  (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Borrower, any of its Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

                           (h)   Change of Control.  A Change of Control shall have occurred.

       (i)   Failure of Credit Documents.  This Credit Agreement (including the Guaranty) or any other Credit Document or any provision hereof or thereof shall cease to be in full force and effect (other than in accordance with its terms) or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby, or any Credit Party or any Person acting by or on behalf of any Credit Party shall (i) deny or disaffirm any Credit Party’s obligations under this Credit Agreement or any other Credit Document or (ii) assert the invalidity or lack of perfection or priority of any Lien granted to the Administrative Agent pursuant to the Security Documents.

   Section 7.2                      Acceleration; Remedies.

    Upon the occurrence and during the continuation of an Event of Default, then, and in any such event, (a) if such event is a Bankruptcy Event (other than a Subsidiary that is not a Significant Subsidiary), automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and the Borrower shall immediately pay to the Administrative Agent cash collateral as security for the Revolving LOC Obligations for subsequent drawings under then outstanding Revolving Letters of Credit in an amount equal to the maximum amount which may be drawn under such Letters of Credit then outstanding, and (b) if such event is any other Event of Default, subject to the terms of Section 8.5, with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, take any or all of the following actions:  (i) by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) by notice of default to the Borrower declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the Revolving LOC Obligations for subsequent drawings under then outstanding Revolving Letters of Credit in an amount equal to the maximum amount of which may be drawn under such Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or (iii) exercise on behalf of the Lenders all of its other rights and remedies under this Credit Agreement, the other Credit Documents and applicable law.  Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Credit Parties

ARTICLE VIII

THE ADMINISTRATIVE AGENT

   Section 8.1                      Appointment and Authority.

    Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

   Section 8.2                      Nature of Duties.

    Anything herein to the contrary notwithstanding, neither the Bookrunners, Arrangers nor any other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

    The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

   Section 8.3                      Exculpatory Provisions.

    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its obligations hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

       (a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

       (b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

       (c)           shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.2) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or an Issuing Lender.

    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

   Section 8.4                      Reliance by Administrative Agent.

    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

   Section 8.5                      Notice of Default.

    The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

   Section 8.6                      Non-Reliance on Administrative Agent and Other Lenders.

    Each Lender and the Issuing Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

   Section 8.7                      Indemnification.

    The Lenders agree to indemnify the Administrative Agent, the Issuing Lender, and the Swingline Lender in its capacity hereunder and their Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective  Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Credit Party Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction.  The agreements in this Section shall survive the termination of this Agreement and payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder.

   Section 8.8                      Administrative Agent in Its Individual Capacity.

    The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

   Section 8.9                      Successor Administrative Agent.

    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, or an Affiliate of any such bank.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

    Any resignation by Wells Fargo, as Administrative Agent pursuant to this Section, shall also constitute its resignation as Issuing Lender and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

   Section  8.10                      Collateral and Guaranty Matters.

       (a)           The Lenders and any Bank Product Provider irrevocably authorize and direct the Administrative Agent:

          (i)           to release any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Revolving Commitments and payment in full of all Credit Party Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any sale or other disposition permitted under Section 6.4 or otherwise pursuant to this Credit Agreement, or (iii) subject to Section 9.1, if approved, authorized or ratified in writing by the Required Lenders;

          (ii)           to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such Collateral that is permitted by Section 6.2; and

          (iii)           to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Guarantor as a result of a transaction permitted hereunder, including, without limitation, the release of any Excluded Subsidiary as a Guarantor in accordance with the terms of Section 5.10.

       (b)           In connection with a termination or release pursuant to this Section, the Administrative Agent shall promptly execute and deliver to the applicable Credit Party, at the Borrower’s expense, all documents that the applicable Credit Party shall reasonably request to evidence such termination or release.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section.

   Section 8.11                      Bank Products.

    Except as otherwise provided herein, no Bank Product Provider that obtains the benefits of Sections 2.13 and 7.2, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents.  The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Credit Party Obligations arising under Bank Products unless the Administrative Agent has received written notice (including, without limitation, a Bank Product Provider Notice) of such Credit Party Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider.

ARTICLE IX

MISCELLANEOUS

   Section 9.1                      Amendments, Waivers and Release of Collateral.

    Neither this Credit Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section nor may the Borrower or any Guarantor be released except in accordance with the provisions of this Section 9.1.  The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower or any other Credit Party written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower or any other Credit Party hereunder or thereunder (it being understood that the Guarantor’s consent shall not be required for any amendment to any Credit Document other than amendments to Article X of this Credit Agreement) or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall:

       (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate set forth in Section 2.11(a) which shall be determined by a vote of the Required Lenders) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.9(b), nor any amendment of Section 2.9(b) or the definitions of Asset Disposition, Debt Issuance or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, any principal installment of any Loan or Note; or

       (ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or

       (iii) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent; or

       (iv) release the Borrower or all or substantially all of the Guarantors from their respective obligations hereunder or under the Guaranty, without the written consent of all of the Lenders and Bank Product Providers (but only to the extent any such Bank Product Provider has previously provided, to the extent required by the terms of this Agreement, a Bank Product Provider Notice to the Administrative Agent); or

       (v) release all or substantially all of the Collateral without the written consent of all of the Lenders and Bank Product Providers (but only to the extent any such Bank Product Provider has previously provided, to the extent required by the terms of this Agreement, a Bank Product Provider Notice to the Administrative Agent); provided that the Administrative Agent may release any Collateral permitted to be released pursuant to the terms of this Agreement or the Security Documents; or

       (vi) subordinate the Loans to any other Indebtedness without the written consent of all of the Lenders; or

       (vii) permit a Letter of Credit to have an original expiry date more than twelve (12) months from the date of issuance without the consent of each of the Revolving Lenders; provided, that the expiry date of any Letter of Credit may be extended in accordance with the terms of Section 2.2(a); or

       (viii) permit the Borrower to assign or transfer any of its rights or obligations under this Credit Agreement or other Credit Documents; or

       (ix) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders without the written consent of the Required Lenders or all the Lenders as appropriate; or

       (x) amend, modify or waive (A) the order in which Credit Party Obligations are paid or (B) the pro rata sharing of payments by and among the Lenders, in each case in accordance with Section 2.9(b) or 9.7(b) without the written consent of each Lender directly affected thereby; provided that, notwithstanding the foregoing, such order or treatment may be modified without the consent of each Lender directly affected thereby (but with the consent of the Required Lenders) to permit additional extensions of credit constituting (A) term loans to share ratably with the Term Loan in the application of repayment or prepayments pursuant to Section 2.9 or 2.13 with the consent of the Required Lenders, or (B) revolving loans to share ratably with the Revolving Loans in the application of repayments or repayments pursuant to Section 2.9 or Section 2.13 with the consent of the Required Lenders; or

       (xi) amend or modify the definition of Credit Party Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender directly affected thereby; provided that, notwithstanding the foregoing, such order may be modified without the consent of each Secured Party directly affected thereby to permit additional extensions of credit approved by the Required Lenders to share ratably with the Credit Party Obligations; or

       (xii) amend the definitions of “Hedging Agreement,” “Bank Product,” or “Bank Product Provider” without the consent of any Bank Product Provider that would be adversely affected thereby.

    provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent, any Issuing Lender or the Swingline Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, such Issuing Lender and/or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

    Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes.  In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

    Notwithstanding any of the foregoing to the contrary, the consent of the Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver.

    Notwithstanding any of the foregoing to the contrary, the Borrower may, from time to time, request an increase in the Revolving LOC Committed Amount.  In connection with any such amendment, neither the consent of the Credit Parties (other than the Borrower) nor the consent of the Required Lenders shall be required to increase the Revolving LOC Committed Amount; provided, however, that (i) the consent of the Issuing Lender shall be required, (ii) the aggregate principal amount of the Revolving LOC Committed Amount shall not exceed $150,000,000 and (iii) the Issuing Lender will provide written notice to the Administrative Agent and the Required Lenders of any such amendment, modification or waiver.

    Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and (z) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (i) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (ii) to the extent such amendment, waiver or consent impacts such Defaulting Lender more than the other Lenders.

    In addition, notwithstanding anything to the contrary herein the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all of the Lenders of any class to make one or more amendments or modifications to (a) allow the maturity and scheduled amortization of the Loans and/or Commitments of the Accepting Lenders (as defined below) to be extended and (b) increase the Applicable Percentages, the Revolving Commitment Fees and/or the Revolving LOC Commitment Fees set forth in the Commitment Percentage payable with respect to the Loans and Commitments of the Accepting Lenders (“Permitted Amendments”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective.  Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments as to which such Lender’s acceptance has been made.  The Borrower, each Credit Party and each Accepting Lender shall execute and deliver to the Administrative Agent an agreement containing the terms of the Permitted Amendments (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Credit Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders as to which such Lenders’ acceptance has been made.

   Section 9.2                      Notices.

    Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein or by electronic mail or (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and in the case of the Lenders, as set forth in such Lender’s Administrative Questionnaire or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower and the other Credit Parties:	GenCorp Inc. P.O. Box 537012 Sacramento, CA 95813-7012 Attention: Chief Financial Officer Telephone: (916) 355-2361 Telecopier: (916) 351-8668
With a copy to:	Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022 Attention: Jeffrey Spindler Telephone: (212) 451-2307 Telecopier: (212) 451-2222

The Administrative Agent:	Wells Fargo Bank, National Association, as Administrative Agent 1525 W. W.T. Harris Blvd. 1st Floor Charlotte, NC 28262-8522 Attention: Rufus Kearney Telephone: 704-590-2730 Telecopier: 704-590-2790
With a copy to:	King & Spalding LLP 100 N. Tryon Street Suite 3900 Charlotte, NC 28202 Attention: Justin M. Riess Telephone: (704) 503-2598

    provided, that notices given by the Borrower pursuant to Section 2.1 or Section 2.12 hereof shall be effective only upon receipt thereof by the Administrative Agent.

    Notices to a Lender shall be delivered to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

   Section 9.3                      No Waiver; Cumulative Remedies.

    No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

   Section 9.4                      Survival of Representations and Warranties.

    All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

   Section 9.5                      Payment of Expenses and Taxes; Indemnity.

       (a)           Costs and Expenses.  The Credit Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all reasonable fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender and the Swingline Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Swingline Loan or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

       (b)           Indemnification by the Credit Parties.  The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Issuing Lender and the Swingline Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party or any Unrestricted Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby,

(ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by any Credit Party or any of its Subsidiaries or Unrestricted Subsidiaries, or any liability under Environmental Law related in any way to any Credit Party or any of its Subsidiaries or Unrestricted Subsidiaries, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party or any Unrestricted Subsidiaries, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

                   (c)           Reimbursement by Lenders.  To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), any Issuing Lender, Swingline Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Issuing Lender or Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Lender or Swingline Lender in connection with such capacity.

       (d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, none of the Credit Parties shall assert, and each of the Credit Parties hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

       (e)           Payments.  All amounts due under this Section shall be payable promptly/not later than five (5) days after demand therefor.

       (f)           Survival.  The agreements contained in this Section shall survive the resignation of the Administrative Agent, the Swingline Lender and the Issuing Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Credit Party Obligations.

   Section 9.6                      Successors and Assigns; Participations; Purchasing Lenders.

       (a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

       (b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

          (i)           Minimum Amounts.

             (A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

             (B)           in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of a revolving facility, or $1,000,000, in the case of any assignment in respect of the Term Loan or any other term facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

          (ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Tranches on a non-pro rata basis.

          (iii)           Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

             (A)           the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within seven (7) Business Days after having received notice thereof; and

             (B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) a Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) a Term Loan Commitment to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

             (C)           the consent of the Issuing Lender and Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment.

          (iv)           Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

          (v)           No Assignment to Certain Persons.  No such assignment shall be made to (A) any Credit Party or any Credit Party’s Affiliates or Subsidiaries or Unrestricted Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

          (vi)           No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

          (vii)           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

       Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.17 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

       (c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

       (d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or Unrestricted Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders, Issuing Lender and Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

    Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant.  Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

       (e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 2.17 and 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.19 as though it were a Lender.

       (f)   Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

   Section 9.7                      Right of Set-off; Sharing of Payments.

       (a)           If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or such Issuing Lender, irrespective of whether or not such Lender or such Issuing Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Credit Party Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have.  Each Lender and each Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

       (b)           If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

          (i)           if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (ii)           the provisions of this paragraph shall not be construed to apply to (A)any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary or Unrestricted Subsidiary thereof (as to which the provisions of this paragraph shall apply).

       (c)Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

   Section 9.8                      Table of Contents and Section Headings.

    The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

   Section 9.9                      Counterparts.

       (a)           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Subject to the provisions set forth in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement.

       (b)          Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

   Section 9.10                      Integration; Effectiveness; Continuing Agreement.

       (a)           This Credit Agreement, together with the other Credit Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Credit Agreement and those of any other Credit Document, the provisions of this Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Credit Document shall not be deemed a conflict with this Credit Agreement.  Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

       (b)           This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 4.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns.

       (c)           This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, Revolving LOC Obligations, interest, fees and other Credit Party Obligations (other than those obligations that expressly survive the termination of this Credit Agreement) have been paid in full and all Commitments and Letters of Credit have been terminated.  Upon termination, the Credit Parties shall have no further obligations (other than those obligations that expressly survive the termination of this Credit Agreement) under the Credit Documents and the Administrative Agent shall, at the request and expense of the Borrower, deliver all the Collateral in its possession to the Borrower and release all Liens on the Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Administrative Agent shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

   Section 9.11                      Severability.

    Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   Section 9.12                      Governing Law.

    This Credit Agreement and the Notes and the rights and obligations of the parties under this Credit Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

   Section 9.13                      Consent to Jurisdiction and Service of Process.

       (a)   Consent to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York in the Borough of Manhattan and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York sitting State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Lender or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

       (b)   Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

       (c)           Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

           Section 9.14                      Confidentiality.

    Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, trustees, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Credit Document or Bank Product or any action or proceeding relating to this Agreement, any other Credit Document or Bank Product or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) (i) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of the Borrower, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (j) to any credit insurance provider relating to the Borrower and its obligations.

    For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

   Section 9.15                      Acknowledgments.

    The Borrower and the other Credit Parties each hereby acknowledges that:

       (a)   it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

       (b)    neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

       (c)   no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

   Section 9.16                      Waivers of Jury Trial; Waiver of Consequential Damages.

    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

   Section 9.17                      Patriot Act Notice.

    Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties, which information includes the name and address of the Borrower and the other Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the other Credit Parties in accordance with the Patriot Act.

   Section 9.18                      Resolution of Drafting Ambiguities.

    Each Credit Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other Credit Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

   Section 9.19                      Continuing Agreement.

    This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Credit Party Obligations (other than those obligations that expressly survive the termination of this Credit Agreement) have been paid in full and all Commitments and Letters of Credit have been terminated.  Upon termination, the Credit Parties shall have no further obligations (other than those obligations that expressly survive the termination of this Credit Agreement) under the Credit Documents and the Administrative Agent shall, at the request and expense of the Borrower, deliver all the Collateral in its possession to the Borrower and release all Liens on the Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Administrative Agent shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

   Section 9.20                      Press Releases and Related Matters.

    The Credit Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Credit Documents without the prior written consent of such Person, unless (and only to the extent that) the Credit Parties or such Affiliate is required to do so under law and then, in any event, the Credit Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.  The Credit Parties consent to the publication by Administrative Agent or any Lender of customary advertising material relating to the Transactions using the name, product photographs, logo or trademark of the Credit Parties.

   Section 9.21                      Appointment of Borrower.

    Each of the Guarantors hereby appoints the Borrower to act as its agent for all purposes under this Agreement and agrees that (a) the Borrower may execute such documents on behalf of such Guarantor as the Borrower deems appropriate in its sole discretion and each Guarantor shall be obligated by all of the terms of any such document executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or the Lender to the Borrower shall be deemed delivered to each Guarantor and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Borrower on behalf of each Guarantor.

   Section 9.22                      No Advisory or Fiduciary Responsibility.

    In connection with all aspects of each Transaction, each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Credit Parties and their Affiliates, on the one hand, and the Administrative Agent, WFS and the Lenders, on the other hand, and the Credit Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transactions and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent, WFS and the Lenders, in each case, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Credit Party or any of their Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent nor WFS nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Credit Party with respect to any of the Transactions or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or WFS or any Lender has advised or is currently advising any Credit Party or any of its Affiliates on other matters) and neither the Administrative Agent nor WFS nor any Lender has any obligation to any Credit Party or any of their Affiliates with respect to the Transactions except those obligations expressly set forth herein and in the other Credit Documents; (d) the Administrative Agent, WFS and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and neither the Administrative Agent nor WFS nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent, WFS and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the Transactions (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Credit Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, WFS or the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

   Section 9.23                      Amendment and Restatement.

    This Agreement is intended to amend and restate the Existing Credit Agreement, without novation, with the Revolving Commitments set forth herein and the Lenders party hereto.  All Existing Letters of Credit shall be Letters of Credit outstanding hereunder.  The Credit Parties hereby ratify, affirm and acknowledge all of their obligations in respect of the Existing Credit Agreement and the related documents and agreements delivered by them thereunder, including all outstanding Existing Letters of Credit and the related LOC Documents.  Without limiting the foregoing, all Collateral under the Existing Credit Agreement shall be Collateral hereunder and continue to secure the Obligations.  The Lenders hereby agree that the commitments with respect to the Existing Credit Agreement are amended and restated to be the Revolving Commitments of this Agreement and hereby waive, on the Closing Date only, any pro rata payment provisions of this Agreement to the extent any such payments are required to repay any obligations owing to any lender under the Existing Credit Agreement that will not continue as a Lender under this Agreement.

   Section 9.24                     Judgment Currency.

    If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of any Credit Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, each Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

ARTICLE X

GUARANTY

   Section 10.1                      The Guaranty.

    In order to induce the Lenders to enter into this Credit Agreement and any Bank Product Provider to enter into any Bank Product and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Bank Product, each of the Guarantors hereby agrees with the Administrative Agent, the Lenders and the Bank Product Providers as follows:  each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Administrative Agent, the Lenders and the Bank Product Providers.  If any or all of the indebtedness becomes due and payable hereunder or under any Bank Product, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Secured Parties or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Secured Parties in collecting any of the Credit Party Obligations.  The word “indebtedness” is used in this Article X in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Credit Agreement, the other Credit Documents or any Bank Product, including specifically all Credit Party Obligations, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

    Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, Bankruptcy Laws).

   Section 10.2                      Bankruptcy.

    Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrower to the Secured Parties whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(e), and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Secured Parties, or order, on demand, in lawful money of the United States.  Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Secured Party, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

   Section 10.3                      Nature of Liability.

    The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking (except to the extent received and applied to the reduction by payment of the Credit Party Obligations)or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or any Secured Party on the Credit Party Obligations which the Administrative Agent or such Secured Party repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

   Section 10.4                      Independent Obligation.

    The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

   Section 10.5                      Authorization.

    Each of the Guarantors authorizes the Administrative Agent and each Secured Party without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Agreement and any Bank Product, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine, (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors and (e) to the extent otherwise permitted herein, release or substitute any Collateral.

   Section 10.6                      Reliance.

    It is not necessary for the Administrative Agent or any Secured Party to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

   Section 10.7                      Waiver.

       (a)   Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Secured Party to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s or any Secured Party’s power whatsoever.  Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Credit Party Obligations (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations.  The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated.  Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

       (b)   Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

       (c)   Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of any Secured Party against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to such Secured Party (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full and the Commitments have been terminated.  Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent or any Secured Party now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Secured Parties to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated.

   Section 10.8                      Limitation on Enforcement.

    The Secured Parties agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Secured Party shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Parties under the terms of this Credit Agreement and under any Bank Product.  The Secured Parties further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

   Section 10.9                      Confirmation of Payment.

    The Administrative Agent and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

   Section 10.10                   Keepwell.

    Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds and other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty and the other Credit Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.10, or otherwise under this Article X, voidable under Debtor Relief Laws and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 10.10 shall remain in full force and effect until all of the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full in cash and the Commitments terminated.  Each Qualified ECP Guarantor intends that this Section 10.10 constitute, and this Section 10.10 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:                                                                    GENCORP INC.,
a Delaware corporation

By:        /s/  Kathleen E. Redd
Name:  Kathleen E. Redd
Title:    Vice President, Chief Financial Officer &
 Assistant Secretary

GUARANTORS:                                                                 AEROJET ROCKETDYNE, INC.,
an Ohio corporation

By:       /s/ Warren M. Boley, Jr.
Name:  Warren M. Boley, Jr.
Title:    President

AEROJET ROCKETDYNE OF DE, INC.,
a Delaware corporation

By:        /s/ Warren M. Boley, Jr.
Name:  Warren M. Boley, Jr.
Title:    President

ARDE, INC.,
a New Jersey corporation

By:       /s/ Warren M. Boley, Jr.
Name:  Warren M. Boley, Jr.
Title:    President

ARDE-BARINCO, INC.,
a New Jersey corporation

By:        /s/ Warren M. Boley, Jr.
Name:   Warren M. Boley, Jr.
Title:    President

ADMINISTRATIVE AGENT
AND LENDERS:                                                                  WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Administrative Agent and as a Lender

By:      /s/ Randy Bungal
Name: Randy Bungal
Title:  Vice President

SUNTRUST BANK,
as a Lender

By:      /s/ David Simpson
Name: David Simpson
Title:  Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:      /s/ Matthew D. Murray
Name: Matthew D. Murray
Title: Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:      /s/ M. Tyler Buckland
Name: M. Tyler Buckland
Title: SVP

UNION BANK, N.A.,
as a Lender

By:      /s/ Peter C. Thompson
Name: Peter C. Thompson
Title: Vice President

MORGAN STANLEY BANK, N.A.,
as a Lender

By:      /s/ Michael King
Name: Michael King
Title: Authorized Signatory

REGIONS BANK,
as a Lender

By:      /s/ Steven M. Hamil
Name: Steven M. Hamil
Title: Senior Vice President

CITIBANK, N.A.,
as a Lender

By:      /s/ Paul Wood
Name: Paul Wood
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:      /s/ Alex Rogin
Name: Alex Rogin
Title: Vice President

CITY NATIONAL BANK,
as a Lender

By:       /s/ Jennifer Velez
Name: Jennifer Velez
Title: Vice President

MANUFACTURERS BANK, as a Lender

By:      /s/ Dirk Price
Name: Dirk Price
Title: Vice President

Schedule 1.1(a)

[FORM OF]
ACCOUNT DESIGNATION LETTER

________ __, ____
Wells Fargo Bank, National Association,
as Administrative Agent
1525 W. W.T. Harris Blvd.
1st Floor
Charlotte, NC 28262-8522
Attention:  Rufus Kearney
Telephone:                      704-590-2730
Telecopier:                      704-590-2790

Ladies and Gentlemen:

This Account Designation Letter is delivered to you by GenCorp Inc., a Delaware corporation (the “Borrower”), under the Third Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account, unless the Borrower shall designate, in writing to the Administrative Agent, one or more other accounts:

[______________________]
ABA Routing Number [_______]
Account #[__________]

Notwithstanding the foregoing, on the Closing Date, funds borrowed under the Credit Agreement shall be sent to the institutions and/or persons designated on payment instructions to be delivered separately.

This Account Designation Letter may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Account Designation Letter as of the day and year first above written.

                GENCORP INC.,
a Delaware corporation

By:
Name:
Title:

Schedule 1.1(b)

Investments

Unified Nexsys - In January 2013, Aerojet Rocketdyne, Inc. (formerly Aerojet-General Corporation) purchased 2,272,727 shares of Series A Preferred Stock and 454,545 shares of common stock from Unified Nexsys, Inc. representing an approximate 27% interest in Unified Nexsys.

Schedule 1.1(c)

Liens

1.
Those certain liens contained in that certain master settlement agreement and release by and between American States Water Company, Southern California Water Company, Aerojet General Corporation and Cordova Chemical Company dated October, 2004.

2.
Those Liens and other encumbrances contained in that certain Agreement Granting Right to Mine Aggregates by and between Aerojet Rocketdyne, Inc. and Granite Construction Company dated on or about November 19, 2004, as amended from time to time.

3.
Those liens if any under the 1989 Partial Consent Decree (PCD) requiring Aerojet to conduct a Remedial Investigation Feasibility Study of a portion of Aerojet's Sacramento Site, as amended from time to time.

4.	Security Deposit by Aerojet Rocketdyne, Inc. in the amount of $29,564 with respect to the lease of Aerojet’s former Washington DC office at 1150 Connecticut Avenue, Suite 1025.

5.	Security Deposit in the amount of $4,360 relating to the Aerojet lease for the premises located at Building A-15, Freeport Center, Clearfield, Utah 84016.

6.	Security Deposit in the amount of $143,433 relating to the Aerojet lease for the premises located at 2929 E 54th Street, Vernon, CA 90058.

7.	Security Deposit in the amount of $10,000 relating to the Aerojet lease for the premises located at 160 Blue Ravine Road, Folsom, CA 95630.

8.	Security Deposit in the amount of $152,899 relating to the Aerojet lease for the premises located at 1180 Iron Point Road, Folsom, CA 95630.

9.	Security Deposit in the amount of $88,404 relating to the Aerojet lease for the premises located at 755 N. Nash Street, El Segundo, CA 90245.

10.	Security Deposit in the amount of $50,591 relating to the Aerojet lease for the premises located at 1300 Wilson Blvd, Suite 1000, Arlington, VA 22209-2307.

11.	Security Deposit in the amount of $8,910 relating to Aerojet’s use of Centerpoint Energy Gas Transmission transportation services.

12.	Please see chart below.

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
AEROJET-GENERAL CORPORATION	Wachovia Bank, National Association , As Administrative Agent	all Purchased Assets sold pursuant to Asset Purchase Agreement	5/6/2014	OH	Secretary of State	12/8/2004 #OH00084338732	Amendment 12/1/05; Amendment 2/15/06; Amendment 11/20/06; Continuation 8/17/09
AEROJET-GENERAL CORPORATION	Wachovia Bank, National Association , As Administrative Agent	BLANKET LIEN	5/6/2014	OH	Secretary of State	6/22/2007 #OH00116536579	Continuation 2/17/12
AEROJET-GENERAL CORPORATION	General Electric Capital Corporation	equipment	5/6/2014	OH	Secretary of State	9/26/2007 #OH00119493419	Amendment 6/30/12; Continuation 6/30/12
AEROJET-GENERAL CORPORATION	De Lage Landen Financial Services. Inc.	equipment	5/6/2014	OH	Secretary of State	10/17/2008 #OH00130300851
AEROJET-GENERAL CORP.	Commonwealth Capital Corp.	equipment	5/6/2014	OH	Secretary of State	5/21/2009 #OH00134829299	Amendment 11/30/09
AEROJET-GENERAL CORP.	Commonwealth Capital Corp.	equipment	5/6/2014	OH	Secretary of State	9/3/2009 #OH00136996820	Amendment 11/30/09

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
AEROJET-GENERAL CORP.	Commonwealth Capital Corp.	equipment	5/6/2014	OH	Secretary of State	12/14/2009 #OH00139008890
AEROJET-GENERAL CORP.	Commonwealth Capital Corp.	equipment	5/6/2014	OH	Secretary of State	12/14/2009 #OH00139008901
AEROJET-GENERAL CORP.	Commonwealth Capital Corp.	equipment	5/6/2014	OH	Secretary of State	1/7/2010 #OH00139521787
AEROJET-GENERAL CORP.	Commonwealth Capital Corp.	equipment	5/6/2014	OH	Secretary of State	1/18/2010 #OH00139731489
AEROJET-GENERAL CORP.	Commonwealth Capital Corp.	equipment	5/6/2014	OH	Secretary of State	1/18/2010 #OH00139731590
AEROJET-GENERAL CORP.	Commonwealth Capital Corp.	equipment	5/6/2014	OH	Secretary of State	2/4/2010 #OH00140098579

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
AEROJET-GENERAL CORPORATION	First American Commercial Bancorp, Inc.	equipment	5/6/2014	OH	Secretary of State	3/1/2010 #OH00140524170
AEROJET-GENERAL CORP.	Commonwealth Capital Corp.	equipment	5/6/2014	OH	Secretary of State	3/9/2010 #OH00140671545
AEROJET - GENERAL CORPORATION	Umpqua Bank	equipment	5/6/2014	OH	Secretary of State	4/5/2010 #OH00141261830
AEROJET-GENERAL CORP.	Commonwealth Capital Corp.	equipment	5/6/2014	OH	Secretary of State	4/7/2010 #OH00141300096
AEROJET-GENERAL CORP.	Commonwealth Capital Corp.	equipment	5/6/2014	OH	Secretary of State	4/20/2010 #OH00141586272
AEROJET-GENERAL CORP.	Commonwealth Capital Corp.	equipment	5/6/2014	OH	Secretary of State	6/18/2010 #OH00143044397

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
AEROJET ROCKETYNE, INC..	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	10/11/2010 #OH00145456493	Assignment 10/12/10; Amendment 9/24/13; Amendment 10/7/13
AEROJET ROCKETYNE, INC..	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	11/10/2010 #OH00146159393	Assignment 1/21/11; Amendment 9/24/13; Amendment 10/7/13
AEROJET-GENERAL CORPORATION and GENCORP, INC.	Prime Alliance Bank	equipment	5/6/2014	OH	Secretary of State	1/10/2011 #OH00147474746	Assignment 2/1/11
AEROJET-GENERAL CORPORATION and GENCORP, INC.	Prime Alliance Bank	equipment	5/6/2014	OH	Secretary of State	1/10/2011 #OH00147475081	Assignment 2/1/11
AEROJET-GENERAL CORPORATION and GENCORP, INC..	Prime Alliance Bank	equipment	5/6/2014	OH	Secretary of State	1/10/2011 #OH00147475314	Assignment 2/1/11
AEROJET-GENERAL CORPORATION and GENCORP, INC.	Prime Alliance Bank	equipment	5/6/2014	OH	Secretary of State	1/10/2011 #OH00147475647	Assignment 2/1/11

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
AEROJET-GENERAL CORPORATION	Umpqua Bank, Assignee of Snider Leasing Corp., as Lessor	equipment	5/6/2014	OH	Secretary of State	2/2/2011 #OH00147949935	Amendment 4/4/11
AEROJET-GENERAL CORPORATION	Umpqua Bank, Assignee of Snider Leasing Corp., as Lessor	equipment	5/6/2014	OH	Secretary of State	2/2/2011 #OH00147950069	Amendment 4/4/11
AEROJET-GENERAL CORPORATION	Umpqua Bank, Assignee of Snider Leasing Corp., as Lessor	equipment	5/6/2014	OH	Secretary of State	2/2/2011 #OH00147950170	Amendment 4/4/11
AEROJET-GENERAL CORPORATION	Umpqua Bank, Assignee of Snider Leasing Corp., as Lessor	equipment	5/6/2014	OH	Secretary of State	2/2/2011 #OH00147950281	Amendment 4/4/11
AEROJET-GENERAL CORPORATION	Umpqua Bank, Assignee of Snider Leasing Corp., as Lessor	equipment	5/6/2014	OH	Secretary of State	4/25/2011 #OH00149679843
AEROJET ROCKETYNE, INC.; Gencorp Inc.	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	6/1/2011 #OH00150597741	Assignment 6/16/11; Amendment 9/26/13; Amendment 10/2/13; Amendment 10/7/13

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
AEROJET ROCKETYNE, INC.; Gencorp Inc.	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	6/3/2011 #OH00150668065	Assignment 9/23/11; Amendment 10/1/13; Amendment 10/7/13
AEROJET ROCKETYNE, INC.; Gencorp Inc.	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	6/10/2011 #OH00150855608	Assignment 12/30/11; Amendment 10/1/13; Amendment 10/7/13
AEROJET ROCKETYNE, INC.; Gencorp Inc.	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	6/21/2011 #OH00151073075	Assignment 8/30/11; Amendment 10/1/13; Amendment 10/7/13
AEROJET-GENERAL CORPORATION; Gencorp Inc.	Beverly Bank & Trust Company, N.A.	equipment	5/6/2014	OH	Secretary of State	10/20/2011 #OH00153604438	Assignment 10/21/11
AEROJET ROCKETDYNE, Inc.	Wells Fargo Bank, National Association, as Administrative Agent	BLANKET LIEN	5/6/2014	OH	Secretary of State	11/21/2011 #OH00154346704	Amendment 7/22/13
AEROJET ROCKETDYNE, Inc.; Gencorp Inc.	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	1/17/2012 #OH00155610978	Assignment 8/20/12; Amendment 10/2/13; Amendment 10/8/13

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
AEROJET ROCKETDYNE, Inc.; Gencorp Inc.	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	2/2/2012 #OH 00155957790	Assignment 4/25/12; Amendment 10/1/13; Amendment 10/7/13
AEROJET ROCKETDYNE, Inc.; Gencorp Inc.	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	2/28/2012 #OH00156437173	Assignment 5/15/12; Amendment 10/1/13; Amendment 10/8/13
AEROJET-GENERAL CORPORATION; AEROJET ROCKETDYNE INC.	Wells Fargo Financial Leasing, Inc.	equipment	5/6/2014	OH	Secretary of State	3/23/2012 #OH00157011273	Amendment 6/18/13
AEROJET ROCKETDYNE, Inc.; Gencorp Inc.	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	4/20/2012 #OH00157711469	Assignment 6/14/12; Amendment 10/1/13; Amendment 10/8/13
AEROJET ROCKETDYNE, Inc.; Gencorp Inc.	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	6/12/2012 #OH00159044143	Assignment 10/17/12; Amendment 10/1/13; Amendment 10/8/13
AEROJET ROCKETDYNE, Inc.; Gencorp Inc.	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	9/26/2012 #OH00161486739	Assignment 1/2/13; Amendment 10/2/13; Amendment 10/8/13

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
AEROJET-GENERAL CORPORATION; AEROJET ROCKETDYNE INC.	Wells Fargo Financial Leasing, Inc.	equipment	5/6/2014	OH	Secretary of State	10/8/2012 #OH00161787666	Amendment 6/18/13
AEROJET ROCKETDYNE, Inc.; Gencorp Inc.	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	10/10/2012 #OH00161850893	Assignment 1/2/13; Amendment 10/2/13; Amendment 10/8/13
AEROJET-GENERAL CORPORATION	AT&T Capital Services, Inc.	equipment	5/6/2014	OH	Secretary of State	10/18/2012 #OH00162048782

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
AEROJET ROCKETDYNE, Inc.	LaSalle Systems Leasing, Inc.	equipment	5/6/2014	OH	Secretary of State	11/5/2012 #OH00162480788
Assignment 1/11/13; Assignment 1/14/13; Assignment 1/16/13; Assignment 1/22/13; Assignment 2/22/13; Assignment 4/8/13; Assignment 5/22/13; Assignment 9/9/13; Assignment 9/10/13; Amendment 9/18/13; Assignment 11/22/13; Assignment 12/6/13; Assignment 12/27/

AEROJET ROCKETDYNE, Inc.; Gencorp Inc.	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	11/27/2012 #OH00162921784	Assignment 1/2/13; Amendment 10/2/13; Amendment 10/8/13

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
AEROJET ROCKETDYNE, INC (F/K/A AEROJET-GENERAL CORPORATION) and GENCORP INC>	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	12/18/2012 #OH00163478219	Assignment 9/4/13; Amendment 9/10/13; Amendment 9/10/13; Amendment 9/17/13; Amendment 9/17/13
AEROJET-GENERAL CORPORATION	General Electric Credit Corporation of Tennessee	equipment	5/6/2014	OH	Secretary of State	2/28/2013 #OH00165153899
AEROJET-GENERAL CORPORATION; Gencorp, Inc.	Technology Investment Partners, LLC	equipment	5/6/2014	OH	Secretary of State	3/7/2013 #OH00165322989
AEROJET-GENERAL CORPORATION; Gencorp, Inc.	Technology Investment Partners, LLC	equipment	5/6/2014	OH	Secretary of State	3/7/2013 #OH00165323335
AEROJET ROCKETDYNE, INC (F/K/A AEROJET-GENERAL CORPORATION)	Wells Fargo Equipment Finance, Inc.	equipment	5/6/2014	OH	Secretary of State	3/7/2013 #OH00165323446	Assignment 8/12/13; Amendment 9/9/13; Amendment 9/9/13

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
AEROJET-GENERAL CORPORATION	Mellon Trust of California	personal property and related rights pursuant to BPOU Trust Agreement	5/6/2014	OH	Secretary of State	3/26/2013 #OH00165785131
AEROJET-GENERAL CORPORATION	Wells Fargo Bank, National Association, as Trustee under the BPOU Trust Agreement	personal property and related rights pursuant to BPOU Trust Agreement	5/6/2014	OH	Secretary of State	3/27/2013 #OH00165820915
AEROJET General Corporation, Inc.; Gencorp Inc.	Technology Investment Partners, LLC	equipment	5/6/2014	OH	Secretary of State	5/24/2013 #OH00167453514
AEROJET ROCKETDYNE, Inc.	U.S. Bank National Association, as Collateral Agent	BLANKET LIEN	5/6/2014	OH	Secretary of State	6/17/2013 #OH00168079349	Amendment 7/9/13
ARDE BARINCO, INC.	U.S. Bank National Association, as Collateral Agent	BLANKET LIEN	5/12/2014	NJ	Department of Treasury/Commercial Recording	6/17/2013 #26383705
ARDE BARINCO, INC.	Wells Fargo Bank, National Association, as Administrative Agent	BLANKET LIEN	5/12/2014	NJ	Department of Treasury/Commercial Recording	6/14/2013 #26383958

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
ARDE, INC.	MID-ATLANTIC CNC, INC.	equipment	5/1/2014	NJ	Department of Treasury/Commercial Recording	8/24/2009 #25335316
ARDE, INC	UNITED LAUNCH ALLIANCE, LLC	all indebtedness, inventory, etc.	5/1/2014	NJ	Department of Treasury/Commercial Recording	5/15/2008 #24732529
ARDE, INC.	U.S. Bank National Association, as Collateral Agent	BLANKET LIEN	5/1/2014	NJ	Department of Treasury/Commercial Recording	6/17/2013 #26383699
ARDE, INC.	Wells Fargo Bank, National Association, as Administrative Agent	BLANKET LIEN	5/1/2014	NJ	Department of Treasury/Commercial Recording	6/14/2013 #26383965
ARDE, INC.	UNITED RENTALS (NORTH AMERICA), INC.		5/1/2014	NJ	Department of Treasury/Commercial Recording	12/21/2010 #25863277
GENCORP INC.	U.S. Bank National Association, as Trustee	BLANKET LIEN	5/8/2014	DE	Department of State: Division Of Corporations	4/11/2014 #2014 1432996

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
GENCORP INC.; Aerojet-General Corporation	Wells Fargo Equipment Finance, Inc.	equipment	5/8/2014	DE	Department of State: Division Of Corporations	4/15/2014 #2014 1477199	Assignment 4/16/14
AEROJET ROCKETDYNE, INC.; GENCORP, INC	Wells Fargo Equipment Finance, Inc.	equipment	5/8/2014	DE	Department of State: Division Of Corporations	4/16/2014 #2014 1493162	Assignment 4/16/14
AEROJET ROCKETDYNE, INC.; GENCORP, INC.	Wells Fargo Equipment Finance, Inc.	equipment	5/8/2014	DE	Department of State: Division Of Corporations	4/16/2014 #2014 1495613	Assignment 4/16/14
GENCORP, INC.; AEROJET ROCKETDYNE, INC.	Wells Fargo Equipment Finance, Inc.	equipment	5/8/2014	DE	Department of State: Division Of Corporations	4/16/2014 #2014 1496199	Assignment 4/16/14
AEROJET ROCKETDYNE, INC.; GENCORP, INC.	Wells Fargo Equipment Finance, Inc.	equipment	5/8/2014	DE	Department of State: Division Of Corporations	4/16/2014 #2014 1496272	Assignment 4/16/14
PRATT & WHITNEY ROCKETDYNE, INC.	Raymond Leasing Corporation	equipment	5/8/2014	DE	Department of State: Division Of Corporations	9/16/2009 #2009 2957246

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
PRATT & WHITNEY ROCKETDYNE, INC.	Raymond Leasing Corporation	equipment	5/8/2014	DE	Department of State: Division Of Corporations	2/3/2011 #2011 0413123
PRATT & WHITNEY ROCKETDYNE, INC.	NMHG Financial Services, Inc.	equipment	5/8/2014	DE	Department of State: Division Of Corporations	12/28/2011 #2011 4996735
Aerojet Rocketdyne of De, Inc.	Wells Fargo Bank, National Association, as Administrative Agent	BLANKET LIEN	5/8/2014	DE	Department of State: Division Of Corporations	6/14/2013 #2013 2285196	Amendment 6/18/13
Aerojet Rocketdyne of De, Inc.	U.S. Bank National Association, as Collateral Agent	BLANKET LIEN	5/8/2014	DE	Department of State: Division Of Corporations	6/14/2013 #2013 2297936	Amendment 7/8/13
AEROJET ROCKETDYNE OF DE, INC	Wells Fargo Bank, National Association, As Administrative Agent	BLANKET LIEN	5/9/2014	DE	Department of State: Division Of Corporations	6/14/2013 #2013 2285196	Amendment 6/18/13
AEROJET ROCKETDYNE OF DE, INC	U.S. Bank National Association, as Collateral Agent	BLANKET LIEN	5/9/2014	DE	Department of State: Division Of Corporations	6/14/2013 #2013 2297936	Amendment 7/8/13

Schedule 1.1(d)

Existing Letters of Credit

				Extension/	Auto
Issuing Bank	LC No.	LC Type	Amount	Expiration	Extension
Wells Fargo	IS0002748	Standby	$3,299,672.51	9/8/2014	Yes
Wells Fargo	IS0003881	Standby	$218,000.00	10/17/2014	Yes
Wells Fargo	IS0012366	Standby	$6,326,485.00	6/4/2014	Yes
Wells Fargo	IS0024216U	Standby	$11,287,500.00	4/30/2015	Yes
Wells Fargo	IS0037005U	Standby	$1,000,000.00	6/16/2014	Yes
Wells Fargo	IS0039585U	Standby	$345,000.00	7/14/2014	Yes
Wells Fargo	SM211371W	Standby	$1,365,000.00	1/5/2015	Yes
Wells Fargo	SM212328W	Standby	$24,454,899.53	4/1/2015	Yes
Wells Fargo	SM226419W	Standby	$7,471,219.00	7/3/2014	Yes
Wells Fargo	SM227965W	Standby	$500,000.00	9/29/2014	Yes
Wells Fargo	SM232772W	Standby	$1,809,878.10	9/30/2014	Yes
			$58,077,654.14

Schedule 1.1(e)

Mortgaged Properties

Location of Property

11441 Willows Road N.E
Redmond, WA 98052

7499 Pine Stake Road
Culpeper, VA 22701

8900 De Soto Avenue
Los Angeles, CA 91304

Schedule 1.1(f)

Litigation

1.
See litigation and environmental matters discussed in the Borrower’s (i) Form 10-K for fiscal 2012, (ii) Form 10-K for fiscal 2013, and (iii) Form 10-Q for the quarterly period ended February 28, 2014.

2.
On March 25, 2014, AR received a demand letter from counsel to Inflective, Inc. (“Inflective”) and its principal Tom Hensler alleging that AR breached its agreement with Inflective, interfered with Inflective’s contractual arrangements with its consultants, induced Inflective to take actions detrimental to Inflective’s business efforts and interfered with Inflective’s prospective business dealings. Inflective alleges that these actions resulted in substantial economic damage and loss to it, and demanded $2 million to resolve the matter or indicated it would commence litigation.

Schedule 1.1(g)

Discontinued Operations

GDX manufacturing facility in Chartres, France closed in November 2003

GDX Automotive business sold on August 31, 2004

Fine Chemicals business sold on November 30, 2005

Schedule 1.1(h)

[FORM OF]
BANK PRODUCT PROVIDER NOTICE

TO:                      Wells Fargo Bank, National Association, as Administrative Agent

RE:
Third Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among GenCorp Inc., a Delaware corporation (the “Borrower”), the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”)

DATE:                                [Date]

[Name of Bank Product Provider] hereby notifies you, pursuant to the terms of the Credit Agreement, that:

(a)           [Name of Bank Product Provider] meets the requirements of a Bank Product Provider under the terms of the Credit Agreement and is a Bank Product Provider under the Credit Agreement and the other Credit Documents.

(b)           The Credit Parties have entered into Bank Products with [Name of Bank Product Provider] which include:  [set forth Bank Products].

(c)           The maximum dollar amount1 of obligations arising under the Bank Products set forth in clause (b) above is:  $_______.

(d)           The methodology to be used by such parties in determining the Bank Product Debt (as defined in the Credit Agreement) owing from time to time is:  _______________________.

Delivery of this Notice by telecopy shall be effective as an original.

 1 If reasonably capable of being determined.

A duly authorized officer of the undersigned has executed this Notice as of the ___ day of _____, _____.

,
as a Bank Product Provider

By:
Name:
Title:

Schedule 2.1(b)(i)

[FORM OF]
NOTICE OF BORROWING

  ____________, ____

Wells Fargo Bank, National Association,
as Administrative Agent
1525 W. W.T. Harris Blvd.
1st Floor
Charlotte, NC 28262-8522
Attention:  Rufus Kearney
Telephone:                      704-590-2730
Telecopier:                      704-590-2790

Ladies and Gentlemen:

Pursuant to Section [2.1(b)(i)][2.3(b)(i)][2.4(a)][2.23(b)(ii)] of the Third Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among GenCorp Inc., a Delaware corporation (the “Borrower”), the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”), the Borrower hereby requests the following (the “Proposed Borrowing”):

I.           Term Loans be made as follows:

Date	Amount	Interest Rate (Alternate Base Rate/ LIBOR Rate)	Interest Period (One, two, three, six or twelve months - for LIBOR Rate only)

II.           Revolving Loans be made as follows:

Date	Amount	Interest Rate (Alternate Base Rate/ LIBOR Rate)	Interest Period (One, two, three, six or twelve months - for LIBOR Rate only)	Currency

NOTE:
BORROWINGS MUST BE IN MINIMUM AGGREGATE DOLLAR AMOUNTS OF (A) WITH RESPECT TO LIBOR RATE LOANS, $2,000,000 AND $1,000,000 INCREMENTS IN EXCESS THEREOF AND (B) WITH RESPECT TO ALTERNATE BASE RATE LOANS, $100,000 AND $100,000 INCREMENTS IN EXCESS THEREOF.

III.           Incremental Term Facility/Revolving Facility Increase2

Date	[Incremental Term Facility/Revolving Facility Increase]	Amount	Interest Rate (Alternate Base Rate/ LIBOR Rate)	Interest Period (One, two, three, six or twelve months - for LIBOR Rate only)

IV.           Swingline Loans be made on [date] as follows:

Swingline Loans requested:

(1)           Total Amount of Swingline Loans                                                                                     $

NOTE:	SWINGLINE LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF $100,000 AND IN INTEGRAL AMOUNTS OF $100,000 IN EXCESS THEREOF.

Terms defined in the Credit Agreement shall have the same meanings when used herein.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

(A)
the representations and warranties made by the Credit Parties in the Credit Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection therewith (i) that contain a materiality qualification shall be true and correct on and as of the date of such Proposed Borrowing as if made on and as of such date (except for those which expressly relate to an earlier date) and (ii) that do not contain a materiality qualification shall be true and correct in all material respects on and as of the date of the Proposed Borrowing as if made on and as of such date;

(B)	no Default or Event of Default shall have occurred and be continuing on the date of the Proposed Borrowing, or after giving effect to the Proposed Borrowing; and

(C)           immediately after giving effect to the making of the Proposed Borrowing (and the application of the proceeds thereof), (i) the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding Revolving LOC Obligations shall not exceed the Revolving Committed Amount then in effect, (ii) the Revolving LOC Obligations shall not exceed the Revolving LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount.

(C)	[If a Revolving Loan is requested] All conditions set forth in Section 2.1 shall have been satisfied.

(D)	[If a Swingline Loan is requested] All conditions set forth in Section 2.3 shall have been satisfied.

(E)	[If an [Incremental Term Loan][Revolving Facility Increase] is requested] All conditions set forth in Section 2.23[(a)(ii)][(b)(ii)] shall have been satisfied.

 2 Only to be used in connection with an Incremental Term Loan and/or Revolving Facility Increase issued pursuant to Section 2.23 of the Credit Agreement.

This Notice of Borrowing may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

Very truly yours,

GENCORP INC.,
a Delaware corporation

                By:
                Name:
Title:

Schedule 2.1(e)

[FORM OF]
REVOLVING NOTE

___________, ____

FOR VALUE RECEIVED, the undersigned, GENCORP INC., a Delaware corporation (the “Borrower”) hereby unconditionally promises to pay, on the Revolving Commitment Termination Date (as defined in the Credit Agreement referred to below), to the order of ___________ (the “Lender”) at the office of Wells Fargo Bank, National Association located at 1525 W. W.T. Harris Blvd., 1st Floor, Charlotte, NC 28262-8522, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement referred to below.  The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

The holder of this Revolving Note is authorized to endorse the date and amount of each Revolving Loan in accordance with Section 2.1 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed (absent error); provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.

This Note is one of the Revolving Notes referred to in the Third Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”), and the holder is entitled to the benefits thereof.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable, all as provided therein.  In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

GENCORP INC.,
a Delaware corporation

By:
Name:
Title:

SCHEDULE 1
to
Revolving Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan3	Interest Rate	Interest Period	Maturity Date	Principal Paid or Converted	Principal Balance	Notation Made By
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________
______	_______	______	__________	_________	________	_________	_________	________

3The type of Loan may be represented by “L” for LIBOR Rate Loans or “ABR” for Alternate Base Rate Loans.

Schedule 2.3(d)

[FORM OF]
SWINGLINE NOTE

 _________, ____

FOR VALUE RECEIVED, the undersigned, GENCORP INC., a Delaware corporation (the “Borrower”) hereby unconditionally promises to pay on the Revolving Commitment Termination Date (as defined in the Credit Agreement referred to below), to the order of ____________ (the “Swingline Lender”) at the office of Wells Fargo Bank, National Association at 1525 W. W.T. Harris Blvd., 1st Floor, Charlotte, NC 28262-8522, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the undersigned pursuant to Section 2.3 of the Credit Agreement referred to below.  The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

The holder of this Swingline Note is authorized to endorse the date and amount of each Swingline Loan in accordance with Section 2.3 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as an Alternate Base Rate Loan or otherwise on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed (absent error); provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.

This Note is the Swingline Note referred to in the Third Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”), and the holder is entitled to the benefits thereof.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swingline Note shall become, or may be declared to be, immediately due and payable, all as provided therein.  In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

GENCORP INC.,
a Delaware corporation

By:
Name:
Title:

SCHEDULE 1
to
Swingline Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Interest Rate	Principal Paid	Principal Balance	Notation Made By
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________
______	_______	__________	__________	_________	_________	________

Schedule 2.4(a)

[FORM OF]
FUNDING INDEMNITY LETTER

TO:                      Wells Fargo Bank, National Association, as Administrative Agent

RE:
Third Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among GenCorp Inc., a Delaware corporation (the “Borrower”), the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”)

DATE:                                [Date]

This letter is delivered in anticipation of the closing of the above-referenced Credit Agreement.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the most recent draft of the Credit Agreement circulated to the Borrower and the Lenders.

The Borrower anticipates that all conditions precedent to the effectiveness of the Credit Agreement will be satisfied on [Date] (the “Effective Date”).  The Borrower wishes to borrow the initial Term Loan, described in the Notice of Borrowing delivered in connection with this letter agreement, on the Effective Date as LIBOR Rate Loans (the “Effective Date LIBOR Rate Loans”).

In order to induce the Lenders to accept this request prior to the Effective Date, the Borrower hereby agrees that, in the event the Borrower fails to borrow the Effective Date LIBOR Rate Loans on the Effective Date for any reason whatsoever (including the failure of the Credit Agreement to become effective), the Borrower hereby unconditionally agrees to reimburse each applicable Lender in respect of its Effective Date LIBOR Rate Loans upon its demand as set forth in Section 2.18 of the Credit Agreement as if it were in effect with respect to the requested Effective Date LIBOR Rate Loans.

This letter agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.  This letter may (a) be executed in any number of counterparts by the different signatories hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same letter and (b) upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

               GENCORP INC.,
a Delaware corporation

By:
Name:
Title:

Schedule 2.4(d)

[FORM OF]
TERM LOAN NOTE

___________, ____

FOR VALUE RECEIVED, the undersigned, GENCORP INC., a Delaware corporation (the “Borrower”) hereby unconditionally promises to pay, on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of ___________ (the “Lender”) at the office of Wells Fargo Bank, National Association located at 1525 W. W.T. Harris Blvd., 1st Floor, Charlotte, NC 28262-8522, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Term Loans made by the Lender to the undersigned pursuant to Section 2.4 of the Credit Agreement referred to below.  The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

This Note is one of the Term Loan Notes referred to in the Third Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”), and the holder is entitled to the benefits thereof.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Loan Note shall become, or may be declared to be, immediately due and payable, all as provided therein.  In the event this Term Loan Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Term Loan Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Term Loan Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

GENCORP INC.,
a Delaware corporation

By:
Name:
Title:

Schedule 2.11

[FORM OF]
NOTICE OF CONVERSION/EXTENSION

__________, _____

Wells Fargo Bank, National Association,
as Administrative Agent
1525 W. W.T. Harris Blvd.
1st Floor
Charlotte, NC 28262-8522
Attention:  Rufus Kearney
Telephone:                      704-590-2730
Telecopier:                      704-590-2790

Ladies and Gentlemen:

Pursuant to Section 2.11 of the Third Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among GenCorp Inc., a Delaware corporation (the “Borrower”), the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”), the Borrower hereby requests ____ conversion or ____ extension of the following Loans be made as follows (the “Proposed Conversion/Extension”):

Applicable Loan	Current Interest Rate and Interest Period	Date	Amount to be converted/ extended	Requested Interest Rate (Alternate Base Rate/LIBOR Rate)	Requested Interest Period (One, two, three, six or twelve months -- for LIBOR Rate only)

NOTE:	PARTIAL CONVERSIONS MUST BE IN MINIMUM AMOUNTS OF $2,000,000 OR A WHOLE MULTIPLE OF $1,000,000 IN EXCESS THEREOF.

Terms defined in the Credit Agreement shall have the same meanings when used herein.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Conversion/Extension:

(A)
the representations and warranties made by the Credit Parties in the Credit Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection therewith (i) that contain a materiality qualification shall be true and correct on and as of the date of such Proposed Conversion/Extension as if made on and as of such date (except for those which expressly relate to an earlier date) and (ii) that do not contain a materiality qualification shall be true and correct in all material respects on and as of the date of the Proposed Conversion/Extension as if made on and as of such date;

(B)	no Default or Event of Default will have occurred and be continuing on the date of the Proposed Conversion/Extension, or after giving effect to the Proposed Conversion/Extension; and

(C)           immediately after giving effect to the making of the Proposed Borrowing (and the application of the proceeds thereof), (i) the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding Revolving LOC Obligations shall not exceed the Revolving Committed Amount then in effect, (ii) the Revolving LOC Obligations shall not exceed the Revolving LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount.

Very truly yours,

GENCORP INC.,
a Delaware corporation

                  By:
                  Name:
  Title:

Schedule 3.12

Subsidiaries

GENCORP INC.
(a Delaware Corporation) 1
CORPORATE CHART
AS OF APRIL 11, 2014

			Number of Common Shares
	State or	Number of Common Shares of	Issued and Outstanding Capital	Number of Common Shares Owned by	Percentage
	Jurisdiction of Incorporation	AuthorizedCapital Stock2	Stock Less Treasury Shares	Company and Subsidiaries	of Voting Ownership

Aerojet Rocketdyne, Inc.	Ohio	1,000	1,000	1,000	100
Aerojet International, Inc.	California	1,000	1,000	1,000	100
Aerojet Investments Ltd.	California	100,000	50,000	50,000	100
Aerojet Ordnance Tennessee, Inc.	Tennessee	5,000	4,169	4,169	100
Aerojet Rocketdyne of DE, Inc. 3	Delaware	3,000	100	100	100
Arde, Inc.	New Jersey	250,000	102,891	102,891	100
Arde-Barinco, Inc.	New Jersey	200	10	10	100
BPOU LLC	Delaware	N/A	N/A	N/A	68
Chemical Construction Corporation - Inactive	Delaware	230,000	200,000	200,000	100
Cordova Chemical Company - Inactive	California	1,000	1,000	1,000	100
Cordova Chemical Company of Michigan - Inactive	Michigan	1,000	1,000	1,000	100
Easton Development Company, LLC	California	N/A	N/A	N/A	5
AGC Office 1 LLC	California	N/A	N/A	N/A	100
Eurojet Space Propulsion Limited	United Kingdom	100 shares of £1 each	100	100	100
European Space Propulsion Limited	United Kingdom	100 shares of £1 each	100	100	100
General Applied Science Laboratories, Inc. - Inactive	New York	20,000	5,438	5,438	100
GT & MC, Inc. -- Inactive	Delaware	10,000	10,000	10,000	100
PJD, Inc. -- Inactive	Delaware	35,000	15,000	15,000	100
TKD, Inc. -- Inactive	California	2,000	1,000	1,000	100
Unified Nexsys, Inc.4	California	2,727,272	2,727,272	2,727,272	27
Easton Development Company, LLC	California	N/A	N/A	N/A	95
Novadyne Energy Systems LLC	Delaware	N/A	N/A	N/A	100
Energetic Energy Technologies Limited	Hong Kong, China	10,000	1	1	100
Energetic Energy (Beijing) Technology Co., Ltd.5	Beijing, China	USD 0	N/A	N/A	100
GDX Automotive SAS	France	2,223,822 shares of €10 each	2,223,822	2,223,822	100
Snappon SA	France	969,292 shares of €15.24 each	969,292	969,292	100
GDX LLC	Delaware	N/A	N/A	N/A	100
RKO General, Inc.	Delaware	10,000	7,324	7,324

NOTES
RPW Acquisition LLC was merged into Aerojet-General Corporation on June 14, 2013 and the surviving entity was renamed to Aerojet Rocketdyne, Inc.
Aerojet Rocketdyne, Inc. (formerly Aerojet-General Corporation) owns 25% interest in ABGL LLC, which is an entity whose members are signatories to a Limited Cost Sharing, Joint Defense and Confidentiality Agreement for the Ontario Airport Site, Ontario California, for the purpose of constructing and operating goundwater monitoring wells in or near Ontario, California.  Other interest holders include The Boeing Company, Lockheed Martin Corporation and General Electric Company.

FOOTNOTES
1.      GenCorp Inc. became a Delaware Corporation on April 11, 2014.
2.	Non-US entities reflect paid-in-capital.
3.	Formerly known as Pratt & Whitney Rocketdyne, Inc. On June 17, 2013, all appropriate name change documents were filed in the states where qualified to do business.
4.
In January 2013, Aerojet Rocketdyne, Inc. (formerly Aerojet-General Corporation) purchased 2,272,727 shares of Series A Preferred Stock and 454,545 shares of common stock from Unified Nexsys, Inc. representing an approximate 27% interest in Unified Nexsys.

5.	Energetic Energy (Beijing) Technology Co., Ltd. was formed on December 4, 2013.

Schedule 3.16

Intellectual Property

Copyrights - None

Copyright Licenses - None

Patents - See Below

Patent Licenses - See Below

Trademarks - See Below

Trademark Licenses - None

United States Patents

The following intellectual property is assigned to Aerojet Rocketdyne, Inc.

Country	Patent No.	Grant Date	Title
United States	6,568,171	05/27/2003	ROCKET VEHICLE THRUST AUGMENTATION WITHIN DIVERGENT SECTION OF NOZZLE
United States	6,547,182	04/15/2003	SOLID ROCKET MOTOR BOLTED THRUST TAKEOUT STRUCTURE
United States	5760378	06/02/1998	METHOD OF INDUCTIVE BONDING SINTERED COMPACTS OF HEAVY ALLOYS
United States	5489700	02/06/1996	3-AZIDOMETHYL-3-NITRATOMETHYLOXETANE
United States	5468841	11/21/1995	POLYMERIZATION OF ENERGETIC, CYCLIC ETHER MONOMERS USING BORON TRIFLUORIDETETRAHYDROFURANATE
United States	5491973	02/20/1996	SELF-ACTUATING CONTROL FOR ROCKET MOTOR NOZZLE
United States	6,746,651	06/08/2004	AXIAL FLOW CATALYST PACK
United States	6,832,471	12/21/2004	EXPANDER CYCLE ROCKET ENGINE WITH STAGED COMBUSTION AND HEAT EXCHANGE
United States	6,802,179	10/12/2004	NOZZLE WITH SPIRAL INTERNAL COOLING CHANNELS
United States	6,799,417	10/05/2004	DIVERSION OF COMBUSTION GAS WITHIN A ROCKET ENGINE TO PREHEAT FUEL
United States	7,823,376	11/02/2010	THRUST AUGMENTATION IN PLUG NOZZLES AND EXPANSION-DEFLECTION NOZZLES
United States	7,343,732	03/18/2008	ROCKET ENGINE CHAMBER WITH LAYERED INTERNAL WALL CHANNELS
United States	5,609,210	03/11/1997	APPARATUS AND METHOD FOR SUPPRESSING A FIRE
United States	6,173,565	01/16/2001	THREE AXIS PULSED PLASMA THRUSTER WTIH ANGLED CATHODE AND ANODE STRIP LINES
United States	6,031,334	02/29/2000	METHOD AND APPARATUS FOR SELECTIVELY DISTRIBUTING POWER IN A THRUSTER SYSTEM
United States	6,518,693	02/11/2003	METHOD AND APPARATUS FOR MAGNETIC VOLTAGE ISOLATION
United States	6,342,092	01/29/2002	APPARATUS TO SEPARATE GAS FROM A LIQUID FLOW
United States	6,432,178	08/13/2002	APPARATUS TO SEPARATE GAS FROM A LIQUID FLOW
United States	6,208,080	03/27/2001	MAGNETIC FLUX SHAPING IN ION ACCELERATORS WITH CLOSED ELECTRON DRIFT
United States	6,612,105	09/02/2003	UNIFORM GAS DISTRIBUTION IN ION ACCELERATORS WITH CLOSED ELECTRON DRIFT

Country	Patent No.	Grant Date	Title
United States	6,215,124	04/10/2001	MULTISTAGE ION ACCELERATOR WITH CLOSED ELECTRON DRIFT
United States	6,702,033	03/09/2004	HYBRID FIRE EXTINGUISHER
United States	6,612,243	09/02/2003	FIRE EXTINGUISHER
United States	6,982,520	01/03/2006	HALL EFFECT THRUSTER WITH ANODE HAVING MAGNETIC FIELD BARRIER
United States	7,164,227	01/16/2007	HALL EFFECT THRUSTER WITH ANODE HAVING MAGNETIC FIELD BARRIER
United States	6,397,580	06/04/2002	HIGH PERFORMANCE ROCKET ENGINE HAVING A STEPPED EXPANSION COMBUSTION CHAMBER AND METHOD OF MAKING THE SAME
United States	6,588,199	07/08/2003	HIGH PERFORMANCE ROCKET ENGINE HAVING A STEPPED EXPANSION COMBUSTION CHAMBER AND METHOD OF MAKING THE SAME
United States	6,075,321	06/13/2000	HALL FIELD PLASMA ACCELERATOR WITH AN INNER AND OUTER ANODE
United States	6,079,101	06/27/2000	ROCKET ENGINE WITH ONE-PIECE COMBUSTION CHAMBER STEP STRUCTURE AND ITS FABRICATION
United States	5,831,155	11/03/1998	APPARATUS AND METHOD FOR SIMULATING ROCKET-TO-RAMJET TRANSITION IN A PROPULSION SYSTEM
United States	5,784,877	07/28/1998	ROCKET-RAMJET ENGINE CASING PORT CLOSURE
United States	6,736,912	05/18/2004	COMBUSTIBLE COMPOSITIONS FOR AIR-AUGMENTED ROCKET ENGINES
United States	7,484,353	02/03/2009	ROCKET MOTOR CASE USING PLANK SECTIONS AND METHOD OF MANUFACTURE
United States	6,681,560	01/27/2004	NOZZLE THROAT AREA CONTROL APPARATUS AND METHOD
United States	6,808,572	10/26/2004	SOLID PROPELLANT FORMULATIONS AND METHODS AND DEVICES EMPLOYING SAME FOR THE DESTRUCTION OF AIRBORNE BIOLOGICAL AND/OR CHEMICAL AGENTS
United States	6,024,810	02/15/2000	CASTABLE DOUBLE BASE SOLID ROCKET PROPELLANT CONTAINING BALLISTIC MODIFIER PASTED IN AN INERT POLYMER
United States	7,568,348	08/04/2009	NOZZLE ASSEMBLY FOR ROCKET AND RAMJET APPLICATIONS
United States	RE43731	10/16/2012	INTEGRATED AIR INLET SYSTEM FOR MULTI-PROPULSION AIRCRAFT ENGINES
United States	7,360,488	04/22/2008	SINGLE PHASE TUNGSTEN ALLOY FOR SHAPED CHARGE LINER
United States	7,921,778	04/12/2011	SINGLE PHASE TUNGSTEN ALLOY FOR SHAPED CHARGE LINER

Country	Patent No.	Grant Date	Title
United States	7,621,429	11/24/2009	PISTON TANK WITH COMPOUND PISTON FOR HIGH LOADING AND EXPULSION EFFICIENCY
United States	7,762,078	07/27/2010	NOZZLE WITH TEMPERATURE-RESPONSIVE THROAT DIAMETER
United States	7,631,482	12/15/2009	MULTIPLE PHASE POWER SUPPLY FOR ROCKET ENGINES
United States	7,436,122	10/14/2008	HELICON HALL THRUSTER
United States	8,486,541	07/16/2013	CO-SINTERED MULTI-SYSTEM TUNGSTEN ALLOY COMPOSITE
United States	7,886,516	02/15/2011	COMBINED CYCLE INTEGRATED COMBUSTOR AND NOZZLE SYSTEM
United States	7,762,195	07/27/2010	SLOW COOK OFF ROCKET IGNITER
United States	7,895,823	03/01/2011	HEAT EXCHANGER FOR A ROCKET ENGINE
United States	7,797,943	09/21/2010	CORE BURNING FOR SCRAMJET ENGINES
United States	7,717,280	05/18/2010	TWO PIECE AFT CLOSURE FOR A ROCKET MOTOR CASE
United States	8,056,319	11/15/2011	COMBINED CYCLE MISSILE ENGINE SYSTEM
United States	8,186,145	05/29/2012	ROCKET NOZZLES FOR UNCONVENTIONAL VEHICLES
United States	8,016,211	09/13/2011	PINTLE-CONTROLLED PROPULSION SYSTEM WITH EXTERNAL RING ACTUATOR
United States	8,291,691	10/23/2012	MULTI-FUNCTIONAL PULSE-DIVIDED ROCKET
United States	8,572,945	11/5/2013	HIGH VOLTAGE MULTIPLE PHASE POWER SUPPLY

U.S. Patent Applications

Country	Application No.	Application Date	Title
United States	09/076,105	05/12/1998	MINIMUM SMOKE PROPELLANT COMPOSITION
United States	08/145,410	11/02/1993	SECURITY DEVICE
United States	09/803,662	03/12/2001	INSENSITIVE NITROCELLULOSE-BASED GAS GENERATOR FORMULATIONS
United States	10/200,597	07/23/2002	CONTROLLED AUTOIGNITION PROPELLANT SYSTEMS
United States	10/376,297	03/03/2003	CONTROLLED AUTOIGNITION PROPELLANT
United States	10/638,547	08/12/2003	GAS GENERANT COMPOSITIONS AND METHODS
United States	12/952,426	11/23/2010	CO-SINTERED MULTI-SYSTEM TUNGSTEN ALLOY COMPOSITE
United States	13/008,939	01/19/2011	COMBINED CYCLE INTEGRATED COMBUSTOR AND NOZZLE SYSTEM
United States	13/462,909	05/03/2012	ROCKET NOZZLES FOR UNCONVENTIONAL VEHICLES
United States	12/811,910	09/24/2010	PROPULSION SYSTEM WITH MOVABLE THERMAL CHOKE
United States	13/264,721	01/25/2012	CYCLIC ENERGETIC NITRAMINES DESENSITIZED WITH LINEAR NITRAMINES
United States	13/704,554	03/08/2013	MITIGATION OF ORBITING SPACE DEBRIS BY MOMENTUM EXCHANGE WITH DRAG-INDUCING PARTICLES
United States	13/355,949	01/23/2012	SELECTABLE RAMJET PROPULSION SYSTEM
United States	12/756,695	04/08/2010	PROPELLANT FRACTURING SYSTEM FOR WELLS
United States	13/703,787	02/21/2013	END-BURNING PROPELLANT GRAIN WITH AREA-ENHANCED BURNING SURFACE
United States	13/415,155	03/08/2012	ENERGETIC ADHESIVE FOR VENTING COOKOFF
United States	13/151,155	06/01/2011	CATALYST, GAS GENERATOR, AND THRUSTER WITH IMPROVED THERMAL CAPABILITY AND CORROSION RESISTANCE
United States	13/189,257	07/22/2011	WASTE HEAT RECOVERY FOR FORCED CONVECTION BIOMASS STOVE
United States	13/189,300	07/22/2011	ENHANCED RADIATIVE TRANSFER AND HEAT RECOVERY FOR COMBUSTION DEVICE
United States	13/493,554	06/11/2012	INDUCER WITH CAVITATION INSTABILITY CONTROLS TO REDUCE VIBRATIONS AND RADIAL LOADS
United States	61/764,500	02/13/2013	HYBRID ELECTRIC DRIVE-PUMP FED LIQUID ENGINE ROCKET ENGINE

Country	Application No.	Application Date	Title
United States	61/836,638	06/18/2013	SAFER MONOPROPELLANT
United States	61/840,392	06/27/2013	PARTICULATE PUMP LINK ASSEMBLY
United States	61/857,646	07/23/2013	TRIPROPELLANT INJECTOR
United States	61/865,099	08/12/2013	MASS STABILIZER
United States	61/889,842	11/4/2013	METHOD PROVIDING ELECTRICALLY ISOLATED, SPACE VACUUM GROUND TEST CAPABILITY FOR ELECTRIC PROPULSION PLUMES
United States	61/901,993	11/8/2013	ULTRA-LOW FREQUENCY SOLAR ARRAY POWER REGULATOR
United States	61/901,740	11/8/2013	PARTIAL OXIDATION UNIT WITH SYNGAS COMPOSITION OPTIMIZATION
United States	14/116,858	11/11/2013	REACTANT MIXING DESIGN METHODOLOGY FOR COMPACT GASIFIER
United States	61/919,507	12/20/2013	ELECTROHYDRODYNAMIC PROPULSION CONCEPT FOR REDUCED ACOUSTIC SIGNATURE APPLICATIONS
United States	14/195,033	3/3/2014	METHOD FOR PRODUCING FRAGMENT/REACTIVE MATERIAL ASSEMBLY
United States	14/199,769	3/19/2014	COMBINED CYCLE INTEGRATED COMBUSTOR AND NOZZLE SYSTEM

Foreign Patents

Country	Patent No.	Grant Date	Title
Austria	503771	12/15/2008	SINGLE PHASE TUNGSTEN ALLOY FOR SHAPED CHARGE LINER
France	1082540	08/21/2002	MAGNETIC FLUX SHAPING IN ION ACCELERATORS
France	1470329	10/19/2005	NOZZLE THROAT AREA CONTROL APPARATUS AND METHOD
France	1718857	08/08/2012	INTEGRATED AIR INLET SYSTEM FOR MULTI-PROPULSION AIRCRAFT ENGINES
France	2074324	02/27/2013	CORE BURNING FOR SCRAMJET ENGINES
France	2084386	01/30/2013	COMBINED CYCLE MISSILE ENGINE SYSTEM
France	2094963	9/11/2013	COMBINED CYCLE INTEGRATED COMBUSTOR AND NOZZLE SYSTEM
Germany	69902589.3	05/22/2003	MAGNETIC FLUX SHAPING IN ION ACCELERTORS
Germany	60206804.5	10/19/2005	NOZZLE THROAT AREA CONTROL APPARATUS AND METHOD
Germany	602005035578.2	08/08/2012	INTEGRATED AIR INLET SYSTEM FOR MULTI-PROPULSION AIRCRAFT ENGINES
Germany	2074324	02/27/2013	CORE BURNING FOR SCRAMJET ENGINES
Germany	602007028343.4	01/30/2013	COMBINED CYCLE MISSILE ENGINE SYSTEM
Germany	602007032865.9	9/11/2013	COMBINED CYCLE INTEGRATED COMBUSTOR AND NOZZLE SYSTEM
Germany	602004015675.2	8/13/2008	OPTIMAL DIMENSIONAL AND MECHANICAL PROPERTIES OF LASER SINTERED HARDWARE BY THERMAL ANALYSIS AND PARAMETER OPTIMIZATION
Great Britain	1082540	08/21/2002	MAGNETIC FLUX SHAPING IN ION ACCELERTORS
Great Britain	1470329	10/19/2005	NOZZLE THROAT AREA CONTROL APPARATUS AND METHOD
Great Britain	1718857	08/08/2012	INTEGRATED AIR INLET SYSTEM FOR MULTI-PROPULSION AIRCRAFT ENGINES
Great Britain	2429463	11/19/2008	SINGLE PHASE TUNGSTEN ALLOY FOR SHAPED CHARGE LINER
Great Britain	2074324	02/27/2013	CORE BURNING FOR SCRAMJET ENGINES
Great Britain	2084386	01/30/2013	COMBINED CYCLE MISSILE ENGINE SYSTEM

Country	Patent No.	Grant Date	Title
Great Britain	2094963	9/11/2013	COMBINED CYCLE INTEGRATED COMBUSTOR AND NOZZLE SYSTEM
Great Britain	1486317	8/13/2008	OPTIMAL DIMENSIONAL AND MECHANICAL PROPERTIES OF LASER SINTERED HARDWARE BY THERMAL ANALYSIS AND PARAMETER OPTIMIZATION
Israel	178790	05/30/2012	SINGLE PHASE TUNGSTEN ALLOY FOR SHAPED CHARGE LINER
Japan	4095021	03/14/2008	ROCKET VEHICLE THRUST AUGMENTATION WITHIN DIVERGENT SECTION OF NOZZLE
Japan	4763790	06/17/2011	THRUST AUGMENTATION IN PLUG NOZZLES AND EXPANSION-DEFLECTION NOZZLES
Japan	4279463	03/19/2009	METHOD AND APPARATUS FOR SELECTIVELY DISTRIBUTING POWER IN A THRUSTER SYSTEM
Japan	4294867	04/17/2009	MAGNETIC FLUX SHAPING IN ION ACCELERATORS WITH CLOSED ELECTRON DRIFT
Japan	4673926	01/28/2011	CORE BURNING FOR SCRAMJET ENGINES
Japan	4847588	10/21/2011	COMBINED CYCLE MISSILE ENGINE SYSTEM
Russian Federation	2265132	11/27/2005	ROCKET VEHICLE THRUST AUGMENTATION WITHIN DIVERGENT SECTION OF NOZZLE
Russian Federation	2413859	03/10/2011	COMBINED CYCLE INTEGRATED COMBUSTOR AND NOZZLE SYSTEM
Russian Federation	2413087	02/27/2011	CORE BURNING FOR SCRAMJET ENGINES
Russian Federation	2445491	03/20/2012	COMBINED CYCLE MISSILE ENGINE SYSTEM

Foreign applications

Country	Application No	Application Date	Title
China P.R.	TBD	05/14/2012	CATALYST, GAS GENERATOR, AND THRUSTER WITH IMPROVED THERMAL CAPABILITY AND CORROSION RESISTANCE
Europe	11831071.3	06/08/2011	END-BURNING PROPELLANT GRAIN WITH AREA-ENHANCED BURNING SURFACE
Europe	08829483.0	08/01/2008	MULTI-FUNCTIONAL PULSE-DIVIDED ROCKET
Europe	09727555.6	01/06/2009	PROPULSION SYSTEM WITH MOVABLE THERMAL CHOKE
Germany	112005000960.2	04/11/2005	SINGLE PHASE TUNGSTEN ALLOY FOR SHAPED CHARGE LINER
Israel	229471	05/14/2012	CATALYST, GAS GENERATOR, AND THRUSTER WITH IMPROVED THERMAL CAPABILITY AND CORROSION RESISTANCE
Japan	2006-554174	02/16/2005	INTEGRATED AIR INLET SYSTEM FOR MULTI-PROPULSION AIRCRAFT ENGINES
Japan	2009-528395	09/04/2007	NOZZLE WITH TEMPERATURE-RESPONSIVE THROAT DIAMETER
Japan	2013-515385	06/08/2011	END-BURNING PROPELLANT GRAIN WITH AREA-ENHANCED BURNING SURFACE
Mexico	PA01003216	03/28/2001	CASTABLE DOUBLE BASE SOLID ROCKET PROPELANT CONTAINING BALLISTIC MODIFIER PASTED INAN INERT POLYMER
Russian Federation	TBD	05/14/2012	CATALYST, GAS GENERATOR, AND THRUSTER WITH IMPROVED THERMAL CAPABILITY AND CORROSION RESISTANCE

The following intellectual property is assigned to Aerojet Rocketdyne, Inc.  Rights are licensed back to United Technologies Corporation pursuant to the Seller’s License Agreement.

United States Patents

Country	Patent No.	Grant Date	Title
United States	5,683,033	11/04/1997	ROCKET NOZZLE FOR ROCKET ENGINE
United States	5,679,180	10/21/1997	GAMMA STRENGTHENED SINGLE CRYSTAL TURBINE BLADE ALLOY FOR HYDROGEN FUELED PROPULSION SYSTEMS
United States	5,660,040	08/26/1997	SCRAMJET FUEL INJECTION SYSTEM *
United States	5,881,619	03/16/1999	METHOD AND APPARATUS FOR CUTTING BLOCKS OF SOLID ENERGETIC MATERIALS
United States	5,801,453	09/01/1998	METHOD FOR PREPARING SPHERICAL AMMONIUM DINITRAMIDE
United States	6,408,760	06/25/2002	METHOD OF MANUFACTURING SOLID ROCKET MOTORS
United States	5,962,803	10/05/1999	PROCESS FOR PREPARING SPHERICAL ENERGETIC COMPOUNDS
United States	6,053,636	04/25/2000	HYDROSTATIC BEARING WITH COMPENSATORY FLUID INJECTION
United States	5,546,656	08/20/1996	5,55 ROCKET THRUST CHAMBERS
United States	5,557,928	09/24/1996	TUBE ROCKET THRUST CHAMBER CONSTRUCTION AND METHOD
United States	5,918,460	07/06/1999	LIQUID OXYGEN GASIFYING SYSTEM FOR ROCKET ENGINE *
United States	6,532,741	03/18/2003	GAS GENERATOR FOR PRODUCING ADJUSTABLE FLOW
United States	6,652,248	11/25/2003	CATALYST BED
United States	6,627,126	09/30/2003	PREPARATION METHOD FOR COMPOSITES CONTAINING REFRACTORY CARBIDES SUITABLE FOR PROPULSION APPLICATIONS
United States	6,629,673	10/07/2003	ADAPTABLE SOLID-HYBRID ROCKET FOR CREW ESCAPE AND ORBITAL INJECTION PROPULSION
United States	6,907,920	06/21/2005	HEAT EXCHANGER PANEL
United States	6,715,293	04/06/2004	SCRAM JET ENGINE DESIGN *
United States	5,751,113	05/12/1998	CLOSED ELECTRON DRIFT HALL EFFECT PLASMA ACCELERATOR WITH ALL MAGNETIC SOURCES LOCATED TO THE REAR OF THE ANODE
United States	5,845,880	12/08/1998	HALL EFFECT PLASMA THRUSTER
United States	5,847,493	12/08/1998	HALL EFFECT PLASMA ACCELERATOR
United States	6,883,330	04/26/2005	VARIABLE GEOMETRY INLET DESIGN FOR SCRAM JET ENGINE *
United States	6,606,853	08/19/2003	GAS GENERATOR FOR PRODUCING ADJUSTABLE FLOW
United States	6,807,805	10/26/2004	HYPERGOLIC FUEL SYSTEM
United States	7,849,670	12/14/2010	UNDER SECRECY ORDER
United States	7,213,392	05/08/2007	ROCKET ENGINE COMBUSTION CHAMBER
United States	7,030,576	04/18/2006	MULTICHANNEL HALL EFFECT THRUSTER
United States	7,373,774	05/20/2008	ENHANCED PERFORMANCE TORROIDAL COOLANT-COLLECTION MANIFOLD
United States	7,185,675	03/06/2007	REDUCED GAIN THRUST CONTROL VALVE
United States	7,188,477	03/31/2007	HIGH TEMPERATURE DYNAMIC SEAL FOR SCRAMJET VARIABLE GEOMETRY *
United States	7,117,680	10/10/2006	COOLING SCHEME FOR SCRAMJET VARIABLE GEOMETRY HARDWARE *
United States	7,246,483	07/24/2007	ENERGETIC DETONATION PROPULSION
United States	7,204,078	04/17/2007	STAGED EMITTER-ATTRACTOR ION DRIVE
United States	7,276,290	10/02/2007	CRYOGENIC INSULATION *
United States	7,299,551	11/27/2007	A METHOD OF ASSEMBLING A ROCKET ENGINE WITH A TRANSITION ZONE BETWEEN THE COMBUSTION CHAMBER AND THE COOLANT SYSTEM
United States	7,553,385	06/30/2009	COLD GAS DYNAMIC SPRAYING OF HIGH STRENGTH COPPER
United States	7,328,571	02/12/2008	SEMI-AXISYMMETRIC SCRAMJET FLOWPATH WITH CONFORMAL NOZZLE
United States	7,370,469	05/13/2008	ROCKET CHAMBER HEAT EXCHANGER
United States	7,389,636	06/24/2008	BOOSTER ROCKET ENGINE USING GASEOUS HYDROCARBON IN CATALYTICALLY ENHANCED GAS GENERATOR CYCLE
United States	7,347,041	03/25/2008	ROCKET ENGINE COMBUSTION CHAMBER

Country	Patent No.	Grant Date	Title
United States	7,621,119	11/24/2009	HEAT EXCHANGE INJECTOR FOR USE IN A ROCKET ENGINE
United States	7,188,417	03/13/2007	ADVANCED L-CHANNEL WELDED NOZZLE DESIGN
United States	8,122,703	02/28/2012	COAXIAL IGNITION ASSEMBLY
United States	7,884,279	02/08/2011	SOLAR TRACKER
United States	8,365,529	02/05/2013	HIGH TEMPERATURE MOLTEN SALT RECEIVER
United States	7,490,469	02/17/2009	DUAL-FUNCTION STIRLING ENGINE SYSTEM
United States	7,685,820	03/30/2010	SUPERCRITICAL CO2 TURBINE FOR USE IN SOLAR POWER PLANTS
United States	7,685,807	03/30/2010	THREE COMPONENT INJECTOR FOR KEROSENE-OXYGEN ROCKET ENGINE
United States	8,281,603	10/09/2012	FASTENER ASSEMBLY FOR CONNECTING ROCKET ENGINE NOZZLES *
United States	8,429,894	04/30/2013	NANO-GRAINED ALUMINUM ALLOY BELLOWS
United States	8,242,375	08/14/2012	CONDUCTIVE EMISSIONS PROTECTION
United States	8,236,190	08/07/2012	RECAST REMOVAL METHOD
United States	6,082,098	8/31/2010	IGNITION SYSTEM FOR ROCKET ENGINES
United States	8,242,349	8/14/2012	PLANAR SOLAR CONCENTRATOR
United States	13/180,755	07/12/2011	AGGLOMERATOR WITH CERAMIC MATRIX COMPOSITE OBSTACLES
United States	12/502,200	07/13/2009	SEGMENTED PARABOLIC CONCENTRATOR FOR SPACE ELECTRIC POWER
United States	12/507,988	07/23/2009	PHOTOVOLTAIC ARRAY
United States	12/831,659	07/07/2010	PANEL-MOUNTED PHOTOVOLTAIC SYSTEM WITH FRESNEL REFLECTOR
United States	13/299,718	11/18/2011	CENTRIFUGAL IMPELLER
United States	13/467,238	05/09/2012	INJECTOR HAVING MULTIPLE IMPINGEMENT LENGTHS
United States	13/486,490	06/01/2012	CONDUCTIVE EMISSIONS PROTECTION
United States	61/834,072	06/12/2013	ENTRAINED-FLOW GASIFIER REACTOR HAVING ISOLATOR AND DRIP LI

Country	Patent No.	Grant Date	Title
United States	14/116,858	11/11/2013	REACTANT MIXING DESIGN METHODOLOGY FOR COMPACT GASIFIER
United States	14/116,845	11/11/2013	FLOW SPLITTER FOR COMPACT GASIFICATION REACTOR SYSTEM
United States	14/259,454	4/23/2014	PRESSURE-RELIEF VENT
Country	Application No.	Application Date	Title
United States	14/219,041	3/19/2014	THERMAL STAND-OFF WITH TORTUOUS SOLID-WALL THERMAL CONDUCTION PATH

* Denotes subject inventions with the U.S. government right to a non-exclusive license.

Foreign Patents

Country	Patent No.	Grant Date	Title
China P.R.	ZL200710306179.3	01/11/2012	SUPERCRITICAL CO2 TURBINE FOR USE IN SOLAR POWER PLANTS
China P.R.	ZL200780017811.0	08/31/2011	SOLAR TRACKER
China P.R.	200980136660.X	10/23/2013	CONDUCTIVE EMISSIONS PROTECTION
France	2059669	12/4/2013	NOZZLE WITH TEMPERATURE-RESPONSIVE THROAT DIAMETER
France	2827277	03/03/2006	PREPARATION METHOD FOR COMPOSITES CONTAINING REFRACTORY CARBIDES SUITABLE FOR PROPULSION APPLICATIONS
France	1538333	08/24/2011	MULTICHANNEL HALL EFFECT THRUSTER
Germany	602005 000196.4	10/25/2006	ENHANCED PERFORMANCE TORROIDAL COOLANT-COLLECTION MANIFOLD
Germany	602004034078.2	08/24/2011	MULTICHANNEL HALL EFFECT THRUSTER
Germany	602007033509.4	12/4/2013	NOZZLE WITH TEMPERATURE-RESPONSIVE THROAT DIAMETER
Germany	60 2005 034 517.5	6/6/2012	COLD GAS DYNAMIC SPRAYING OF HIGH STRENGTH COPPER
Great Britain	2059669	12/4/2013	NOZZLE WITH TEMPERATURE-RESPONSIVE THROAT DIAMETER
Great Britain	1538333	08/24/2011	MULTICHANNEL HALL EFFECT THRUSTER
Great Britain	1659195	6/6/2012	COLD GAS DYNAMIC SPRAYING OF HIGH STRENGTH COPPER
Japan	3702376	07/29/2005	FABRICATION OF ROCKET THRUST CHAMBERS
Japan	4000130	08/17/2007	ROCKET ENGINE COMBUSTION CHAMBER
Japan	5311366	10/9/2013	SUPERCRITICAL CO2 TURBINE FOR USE IN SOLAR POWER PLANTS
Japan	5294102	9/18/2013	HEAT EXCHANGE INJECTOR ASSEMBLY AND BIPROPELLANT ROCKET ENGINE
Russian Federation	2435063	11/27/2011	COAXIAL IGNITION ASSEMBLY
Spain	2385246	6/11/2013	PLANAR SOLAR CONCENTRATOR

Foreign Patent Applications

Country	Application No.	Application Date	Title
China P.R.	201210399560.X	10/19/2012	ADDITIVE MANUFACTURING IN SITU STRESS RELIEF
China P.R.	201080069026.1	09/10/2010	REDUCED CAVITATION INDUCER USING BLADE CONTOURING
China P.R.	201180071242.4	5/31/2011	REACTANT MIXING DESIGN METHODOLOGY FOR COMPACT GASIFIER
China P.R.	201180071341.2	5/31/2011	COAL FLOW SPLITTING DESIGN METHODOLOGY FOR COMPACT GASIFIER
Europe	07252623.9	06/28/2007	HIGH TEMPERATURE MOLTEN SALT RECEIVER
Europe	07253077.7	08/06/2007	DUAL-FUNCTION STIRLING ENGINE SYSTEM
Europe	11725281.7	5/31/2011	COAL FLOW SPLITTING DESIGN METHODOLOGY FOR COMPACT GASIFIER
Europe	08250158.6	01/14/2008	TAPERED, FREQUENCY TUNED ROTOR BLADE FOR TURBINE FLOWMETER *
Europe	07254772.2	12/10/2007	SUPERCRITICAL CO2 TURBINE FOR USE IN SOLAR POWER PLANTS
Europe	10251305.8	07/22/2010	PHOTOVOLTAIC ARRAY
Europe	09791469.1	08/13/2009	CONDUCTIVE EMISSIONS PROTECTION
Europe	11171327.7	06/24/2011	LOW COST THERMALY EFFICIENT COMPACT THERMAL STORAGE SYSTEM INTEGRATED BOP FOR CSP MOLTEN SALT POWER TOWER
Europe	12189076.8	10/18/2012	ADDITIVE MANUFACTURING IN SITU STRESS RELIEF
Europe	12185650.4	09/24/2012	AXIALLY VARIABLE MIXTURE FUEL INJECTOR
Europe	07253596.6	9/10/2007	THREE COMPONENT INJECTOR FOR KEROSENE-OXYGEN ROCKET ENGINE
France	1155319	06/17/2011	PANEL-MOUNTED PHOTOVOLTAIC SYSTEM WITH FRESNEL REFLECTOR
India	8430/DELNP/2008	03/12/2007	SOLAR TRACKER
Israel	198679	5/11/2009	PLANAR SOLAR CONCENTRATOR
Japan	2011-88377	04/12/2011	PANEL-MOUNTED PHOTOVOLTAIC SYSTEM WITH FRESNEL REFLECTOR
Japan	2011-527857	08/13/2009	CONDUCTIVE EMISSIONS PROTECTION
PCT	PCT/US13/43647	05/31/2013	CONTAINED FLARE SYSTEM FOR POST LOSS-OF-COOLANT ACCIDENT MITIGATION
PCT	PCT/US13/43664	05/31/2013	ADDITIVE MANUFACTURING FOR ELEVATED-TEMPERATURE DUCTILITY AND STRESS RUPTURE LIFE
PCT	PCT/US14/36353	5/1/2014	STORED PRESSURE DRIVEN CYCLE

The following intellectual property is assigned to Aerojet Rocketdyne of Delaware, Inc.  Rights are licensed back to United Technologies Corporation pursuant to the Seller’s License Agreement.

Country	Patent No.	Grant Date	Title
United States	7,207,327	04/24/2007	FEEDBACK CONTROL METHOD FOR A HELIOSTAT
United States	7,565,795	07/28/2009	PIEZO-RESONANCE IGNITER AND IGNITION METHOD FOR PROPELLANT LIQUID ROCKET ENGINE
United States	6,829,884	12/14/2004	ENGINE COMBUSTION CHAMBER HAVING MULTIPLE CONFORMAL THROAT SUPPORTS
United States	6,594,984	07/22/2003	COMBINED THRUST AND POWER GENERATOR FOR A SATELLITE
United States	6,742,325	06/01/2004	METHOD OF GENERATING THRUST AND ELECTRICAL POWER FROM AN OPTICAL SOLAR IMAGE
United States	6,547,526	04/15/2003	ARTICLE HAVING DAMPENING MEMBER INSTALLED INTO AN IMBEDDED CAVITY7
United States	6,708,687	03/23/2004	THERMALLY CONTROLLED SOLAR REFLECTOR FACET WITH HEAT RECOVERY
United States	7,669,593	03/02/2010	THERMALLY CONTROLLED SOLAR REFLECTOR FACET WITH HEAT RECOVERY
United States	6,911,110	06/28/2005	THERMALLY CONTROLLED SOLAR REFLECTOR FACET WITH HEAT RECOVERY
United States	6,949,152	09/27/2005	HYPERGOLIC AZIDE FUELS WITH HYDROGEN PEROXIDE
United States	6,688,100	02/10/2004	COMBUSTION CHAMBER HAVING A MULTIPLE-PIECE LINER AND ASSOCIATED ASSEMBLY METHOD
United States	6,442,937	09/03/2002	SOLAR RECEIVER ADAPTIVE TRACKING CONTROL
United States	6,755,359	06/29/2004	FLUID MIXING INJECTOR AND METHOD
United States	6,749,726	06/15/2004	APPARATUS AND METHOD FOR INITIATING A COMBUSTION REACTION WITH SLURRY FUEL
United States	6,591,867	07/15/2003	VARIABLE-GRAVITY ANTI-VORTEX AND VAPOR-INGESTION-SUPPRESSION DEVICE *
United States	6,840,275	01/11/2005	VARIABLE-GRAVITY ANTI-VORTEX AND VAPOR-INGESTION-SUPPRESSION DEVICE *
United States	6,685,435	02/03/2004	TURBINE BLADE ASSEMBLY WITH STRANDED WIRE CABLE DAMPERS
United States	6,857,274	02/22/2005	FLUID INJECTOR AND INJECTION METHOD
United States	6,752,594	06/22/2004	SPLIT BLADE FRICTIONAL DAMPER
United States	6,695,579	02/24/2004	DIFFUSER HAVING A VARIABLE BLADE HEIGHT

Country	Patent No.	Grant Date	Title
United States	6,699,015	03/20/2004	BLADES HAVING COOLANT CHANNELS LINED WITH A SHAPE MEMORY ALLOY AND AN ASSOCIATED FABRICATION METHOD
United States	7,216,477	05/15/2007	METHOD AND APPARATUS FOR A ROCKET ENGINE POWER CYCLE
United States	7,334,396	02/26/2008	METHOD AND APPARATUS FOR A ROCKET ENGINE POWER CYCLE
United States	6,701,711	03/09/2004	MOLTEN SALT RECEIVER COOLING SYSTEM
United States	6,676,380	01/13/2004	TURBINE BLADE ASSEMBLY WITH PIN DAMPERS
United States	7,051,529	05/30/2006	SOLAR DISH CONCENTRATOR WITH A MOLTEN SALT RECEIVER INCORPORATING THERMAL ENERGY STORAGE
United States	6,735,946	05/18/2004	DIRECT ILLUMUNIATION FREE PISTON STIRLING ENGINE SOLAR CAVITY
United States	6,886,339	05/03/2005	TROUGH-STIRLING CONCENTRATED SOLAR POWER SYSTEM
United States	6,979,911	12/27/2005	METHOD AND APPARATUS FOR SOLAR POWER CONVERSION
United States	7,011,086	03/14/2006	BOTTOM SUPPORTED SOLAR RECEIVER PANEL APPARATUS AND METHOD
United States	6,931,851	08/23/2005	SOLAR CENTRAL RECEIVER WITH INBOARD HEADERS
United States	6,926,440	08/09/2005	INFRARED TEMPERATURE SENSORS FOR SOLAR PANEL
United States	6,877,508	04/12/2005	EXPANSION BELLOWS FOR USE IN SOLAR MOLTEN SALT PIPING AND VALVES
United States	7,303,597	12/04/2007	METHOD AND APPARATUS FOR CONTINUOUSLY FEEDING AND PRESSURIZING A SOLID MATERIAL INTO A HIGH PRESSURE SYSTEM
United States	6,883,220	04/26/2005	METHOD FOR FORMING A TUBE-WALLED ARTICLE
United States	6,820,411	11/23/2004	COMPACT, LIGHTWEIGHT HIGH-PERFORMANCE LIFT THRUSTER INCORPORATING SWIRL-AUGMENTED OXIDIZER/FUEL INJECTION, MIXING AND COMBUSTION
United States	6,968,695	11/29/2005	COMPACT LIGHTWEIGHT RAMJET ENGINES INCORPORATING SWIRL AUGMENTED COMBUSTION WITH IMPROVED PERFORMANCE
United States	6,748,735	06/15/2004	TORCH IGNITER
United States	6,912,857	07/05/2005	TORCH IGNITER
United States	6,888,910	05/03/2005	METHODS AND APPARATUSES FOR REMOVING THERMAL ENERGY FROM A NUCLEAR REACTOR
United States	6,918,243	07/19/2005	BI-PROPELLANT INJECTION WITH FLAME-HOLDING ZONE IGNITER

Country	Patent No.	Grant Date	Title
United States	6,668,555	12/30/2003	SOLAR RECEIVER-BASED POWER GENERATION SYSTEM
United States	7,596,940	10/06/2009	ROCKET ENGINE NOZZLE AND METHOD OF FABRICATING A ROCKET ENGINE NOZZLE USING PRESSURE BRAZING
United States	6,957,536	10/25/2005	SYSTEMS AND METHODS FOR GENERATING ELECTRICAL POWER FROM SOLAR ENERGY
United States	6,950,317	09/27/2005	HIGH TEMPERATURE POWER SUPPLY
United States	7,070,388	07/04/2006	INDUCER WITH SHROUDED ROTOR FOR HIGH SPEED APPLICATIONS
United States	7,192,569	03/20/2007	HYDROGEN GENERATION WITH EFFICIENT BYPRODUCT RECYCLE
United States	6,887,821	05/03/2005	HIGH-TEMPERATURE CATALYST FOR CATALYTIC COMBUSTION AND DECOMPOSITION *
United States	6,942,719	09/13/2005	METHODS AND SYSTEMS FOR PRESSURE SWING REGENERATION FOR HYDROGEN GENERATION
United States	6,834,494	12/28/2004	DESIGN AND ASSEMBLY OF A CATALYST BED GAS GENERATOR FOR THE CATALYTIC DECOMPOSITION OF HIGH CONCENTRATION HYDROGEN PEROXIDE PROPELLANTS AND THE CATALYTIC COMBUSTION OF HYDROCARBONAIR MIXTURES *
United States	7,273,352	09/25/2007	INLET PARTIAL BLADES FOR STRUCTURAL INTEGRITY AND PERFORMANCE
United States	7,066,714	06/27/2006	HIGH SPEED ROTOR ASSEMBLY SHROUD *
United States	6,871,495	03/09/2005	THERMAL CYCLE ENGINE BOOST BRIDGE POWER INTERFACE
United States	7,296,410	11/20/2007	SOLAR POWER SYSTEM AND METHOD FOR POWER GENERATION
United States	6,966,176	11/25/2005	SYSTEM AND FABRICATION METHOD FOR ACTIVELY COOLING HIGH PERFORMANCE COMPONENTS
United States	6,966,769	11/22/2005	GASEOUS OXYGEN RESONANCE IGNITOR
United States	7,055,519	06/06/2006	SOLAR COLLECTOR AND METHOD
United States	7,594,760	09/29/2009	BEARING CUP ROTATIONAL LOCK ASSEMBLY
United States	7,459,131	12/02/2008	REDUCED TEMPERATURE REGENERATING/CALCINING APPARATUS FOR HYDROGEN GENERATION
United States	7,097,414	08/29/2006	INDUCER TIP VORTEX SUPPRESSOR
United States	6,920,836	07/26/2005	REGENERATIVELY COOLED SYNTHESIS GAS GENERATOR
United States	7,144,049	12/05/2006	SPHERICAL FLANGE ASSEMBLY

Country	Patent No.	Grant Date	Title
United States	7,249,768	07/31/2007	SHAFT SEAL ASSEMBLY AND METHOD *
United States	7,537,750	05/26/2009	METHOD FOR PRODUCING HYDROGEN GAS BY STEAM METHANE REFORMING USING SOLAR ENERGY
United States	7,605,326	10/20/2009	SOLAR ELECTROLYSIS POWER CO-GENERATION SYSTEM
United States	7,547,419	06/16/2009	TWO-PHASE INJECTOR FOR FLUIDIZED BED REACTOR
United States	8,231,068	07/31/2012	DRY, LOW NITROUS OXIDE CALCINER INJECTOR
United States	7,360,639	04/22/2008	HOT ROTARY SCREW PUMP
United States	7,182,803	02/27/2007	SOLIDS MULTI-CLONE SEPARATOR
United States	7,402,188	07/22/2008	METHOD AND APPARATUS FOR COAL GASIFIER
United States	7,138,960	11/21/2006	DEPLOYABLE ELECTROMAGNETIC CONCENTRATOR *
United States	8,196,848	06/12/2012	GASIFIER INJECTOR
United States	7,640,726	01/05/2010	INJECTOR ASSEMBLY HAVING MULTIPLE MANIFOLDS FOR PROPELLANT DELIVERY
United States	7,607,299	10/27/2009	STIRLING POWER CONVERTOR WITH AUGMENTED HEAT INPUT AREA
United States	5,885,004	03/23/1999	HYDROSTATICALLY SUPPORTED FOIL BEARING
United States	5,701,670	12/30/1997	METHOD OF MAKING ROCKET ENGINE COMBUSTION CHAMBER UTILIZING "SLIDE IN" PORT LINER
United States	5,444,972	08/29/1995	SOLAR-GAS COMBINED CYCLE ELECTRICAL GENERATING SYSTEM
United States	5,862,800	01/26/1999	MOLTON NITRATE SALT SOLAR CENTRAL RECEIVER OF LOW CYCLE FATIGUE 625 ALLOY
United States	5,575,423	11/19/1996	TUBE NOZZLE HAVING THERMAL TRANSIENT REDUCTION
United States	5,660,644	08/26/1997	PHOTOVOLTAIC CONCENTRATOR SYSTEM
United States	5,850,831	12/22/1998	LOOSE-TIGHT-LOOSE TWIST, TWISTED-TAPE INSERT SOLAR CENTRAL RECEIVER
United States	6,557,804	05/06/2003	ROTATING SOLAR CONCENTRATOR *
United States	6,311,476	11/06/2001	INTEGRAL PROPULSION AND POWER RADIANT CAVITY RECEIVER
United States	5,697,767	12/16/1997	INTEGRATED TURBINE AND PUMP ASSEMBLY

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United States	6,056,441	05/02/2000	TIRE TRACK ROUGHENED ORIFICE COMPENSATED HYDROSTATIC BEARING
United States	6,253,539	07/30/2001	CONVECTIVE AND TURBULENT SHEAR MIXING INJECTOR
United States	6,595,751	07/22/2003	COMPOSITE ROTOR HAVING RECESSED RADIAL SPLINES FOR HIGH TORQUE APPLICATIONS *
United States	6,421,998	07/23/2002	THRUSTER DEVICE RESPONSIVE TO SOLAR RADIATION
United States	6,745,466	06/08/2004	THRUSTER DEVICE RESPONSIVE TO SOLAR RADIATION
United States	7,003,941	02/28/2006	THRUSTER DEVICE RESPONSIVE TO SOLAR RADIATION
United States	8,091,336	01/10/2012	METHOD TO INITIATE MULTIPLE CHAMBER DETONATION WAVE COMBUSTORS
United States	7,061,607	6/13/2006	ENGINE SPECTROMETER PROBE AND METHOD OF USE *
United States	6,435,829	08/20/2002	HIGH SUCTION PERFORMANCE AND LOW COST INDUCER DESIGN BLADE GEOMETRY
United States	6,865,919	03/15/2005	METHOD AND APPARATUS FOR PRODUCING A REFINED GRAIN STRUCTURE
United States	7,026,722	04/11/2006	METHOD AND APPARATUS FOR SOLAR POWER CONVERSION
United States	7,084,518	08/01/2006	METHOD AND APPARATUS FOR SOLAR POWER CONVERSION
United States	7,299,633	11/27/2007	SOLAR DISH CONCENTRATOR WITH A MOLTEN SALT RECEIVER INCORPORATING THERMAL ENERGY STORAGE
United States	7,649,977	01/19/2010	NEUTRON-GAMMA RAY TOMOGRAPHY
United States	8,353,285	01/15/2013	SOLAR COLLECTOR AND METHOD
United States	7,387,197	06/17/2008	LINEAR TRACTOR DRY COAL EXTRUSION PUMP *
United States	7,740,671	06/22/2010	DUMP COOLED GASIFIER
United States	7,339,776	03/04/2008	SILICON CARBIDE DIODE VOLTAGE LIMITER
United States	7,731,783	06/08/2010	CONTINOUS PRESSURE LETDOWN SYSTEM *
United States	7,623,974	11/24/2009	SYSTEM AND METHOD FOR DETECTING ONSET OF STRUCTURAL FAILURE
United States	7,544,068	06/09/2009	FULLY SHIELDED BACK SHELL FOR ELECTRICAL CONNECTOR *
United States	8,331,525	12/11/2012	CHARACTERISTIC X-RAY COMPUTED LAMINOGRAPHY SYSTEM FOR HOME MADE EXPLOSIVES (HME) DETECTION

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United States	7,714,260	05/11/2010	STACKABLE HELIOSTAT FRAME STRUCTURE
United States	7,922,433	04/12/2011	LOCKING FASTENING APPARATUS
United States	7,826,054	11/02/2010	FUEL CELL INSTRUMENTATION SYSTEM *
United States	7,689,385	03/30/2010	METHOD OF ANIMATING STRUCTURAL VIBRATION UNDER OPERATIONAL CONDITIONS *
United States	7,604,259	10/20/2009	DEVICE FOR DAMPING BELLOWS VIBRATION UTILIZING PARTICLE DAMPING
United States	8,127,555	03/06/2012	FLOWPATH HEAT EXCHANGER FOR THERMAL MANAGEMENT AND POWER GENERATION WITHIN A HYPERSONIC VEHICLE *
United States	7,997,060	08/16/2011	ROCKET ENGINE POWER CYCLE
United States	8,161,725	04/24/2012	COMPACT CYCLONE COMBUSTION TORCH IGNITER
United States	8,011,861	09/06/2011	METHOD AND APPARATUS FOR CONTINUOUSLY FEEDING AND PRESSURIZING A SOLID MATERIAL INTO A HIGH PRESSURE SYSTEM
United States	7,615,198	11/10/2009	METHOD AND APPARATUS FOR CONTINUOUSLY FEEDING AND PRESSURIZING A SOLID MATERIAL INTO A HIGH PRESSURE SYSTEM
United States	8,445,115	05/21/2013	BRAZED NANO-GRAINED ALUMINUM STRUCTURES
United States	7,972,572	07/05/2011	REACTOR VESSEL AND LINER
United States	8,091,836	01/10/2012	ROTARY WING SYSTEM WITH ION FIELD FLOW CONTROL
United States	8,079,126	12/20/2011	FRICTION STIR WELDED BLADDER FUEL TANK
United States	8,225,481	07/24/2012	DIFFUSION BONDED COMPOSITE MATERIAL AND METHOD THEREFOR
United States	7,306,710	12/11/2007	APPARATUS AND METHOD FOR ELECTROPLATING A METALLIC FILM ON A ROCKET ENGINE COMBUSTION CHAMBER COMPONENT
United States	7,823,510	11/02/2010	EXTENDED RANGE PROJECTILE
United States	7,891,298	02/22/2011	GUIDED PROJECTILE
United States	7,717,046	05/18/2010	HIGH PRESSURE DRY COAL SLURRY EXTRUSION PUMP
United States	7,547,423	06/16/2009	COMPACT HIGH EFFICIENCY GASIFIER
United States	7,740,672	06/22/2010	METHOD AND APPARATUS FOR COAL GASIFIER

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United States	8,008,574	08/30/2011	PHOTO CELL WITH SPACED ANTI-OXIDATION MEMBER ON FLUID LOOP
United States	8,106,487	01/31/2012	SEMICONDUCTOR DEVICE HAVING AN INORGANIC COATING LAYER APPLIED OVER A JUNCTION TERMINATION EXTENSION
United States	7,927,574	04/19/2011	REDUCED TEMPERATURE CALCINING METHOD FOR HYDROGEN GENERATION
United States	RE42,844	10/18/2011	LINEAR TRACTOR DRY COAL EXTRUSION PUMP *
United States	8,127,443	03/06/2012	METHOD OF FABRICATING A ROCKET ENGINE NOZZLE USING PRESSURE BRAZING
United States	8,266,819	09/18/2012	AIR DRYING SYSTEM FOR CONCENTRATED SOLAR POWER GENERATION SYSTEMS
United States	8,327,839	12/11/2012	AIR INSTRUMENTATION SYSTEM FOR CONENTRATED SOLAR POWER GENRATION SYSTEMS
United States	7,987,844	08/02/2011	CATALYZED HOT GAS HEATING SYSTEM FOR CONCENTRATED SOLAR POWER GENERATION SYSTEMS
United States	8,431,061	04/30/2013	METHOD FOR MANUFACTURING A CERAMIC COMPOSITE ARTICLE
United States	RE43,080	01/10/2012	SPHERICAL FLANGE ASSEMBLY
United States	8,214,317	07/03/2012	FAILURE DETECTION SYSTEM RISK REDUCTION ASSESSMENT *
United States	8,408,424	04/02/2013	ACTIVE HOPPER FOR PROMOTING FLOW OF BULK GRANULAR OR POWDERED SOLIDS *
United States	8,438,831	05/14/2013	PIEZO-RESONANCE IGNITER AND IGNITION METHOD FOR PROPELLANT LIQUID ROCKET ENGINE
United States	8,439,185	05/14/2013	MULTIPLE MOVING WALL DRY COAL EXTRUSION PUMP *
United States	8,308,111	11/13/2012	PANEL ASSEMBLY FOR A SPACE-BASED POWER GENERATION SYSTEM
United States	8,246,787	08/21/2012	SOLAR DESALINIZATION PLANT
United States	8,246,786	08/21/2012	SOLAR DESALINIZATION PLANT
United States	8,105,039	01/31/2012	AIRFOIL TIP SHROUD DAMPER
United States	8,167,978	05/01/2012	GAS GENERATOR AND METHOD THEREFOR
United States	8,105,541	01/31/2012	REACTOR SYSTEM AND METHOD THEREFORE
United States	8,141,339	03/27/2012	INJECTOR ASSEMBLY HAVING MULTIPLE MANIFOLDS FOR PROPELLANT DELIVERY
United States	8,128,418	03/06/2012	THERMAL EXPANSION COMPENSATOR *

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United States	8,307,974	11/13/2012	LOAD BEAM UNIT REPLACEABLE INSERTS FOR DRY COAL EXTRUSION PUMPS *
United States	8,286,335	10/16/2012	THERMAL EXPANSION COMPENSATOR
United States	8,308,829	11/13/2012	GASIFIER INJECTOR
United States	8,544,237	10/1/2013	LIFTING SYSTEM FOR SOLAR POWER TOWER COMPONENTS
United States	8,544,597	10/1/2013	TUNED DAMPER MEMBER
United States	8,552,356	10/8/2013	OPTICAL POWER CONVERTER
United States	8,561,791	10/22/2013	BALANCED LINK FOR DRY COAL EXTRUSION PUMPS *
United States	8,584,735	11/19/2013	COOLING DEVICE AND METHOD WITH SYNTHETIC JET ACTUATOR
United States	8,512,667	8/20/2013	HIGH-TEMPERATURE STABLE NANOCRYSTALLINE SIGE THERMOELECTRIC MATERIAL *
United States	8,631,927	1/21/2014	TRACK WITH OVERLAPPING LINKS FOR DRY COAL EXTRUSION PUMPS*
United States	8,673,234	3/18/2014	REACTOR VESSEL AND LINER
United States	7,726,127	6/1/2010	SOLAR POWER FOR THERMOCHEMICAL PRODUCTION OF HYDROGEN
United States	6,886,622	5/3/2005	METHOD OF FABRICATING A SHAPE MEMORY ALLOY DAMPED STRUCTURE

* Denotes subject inventions with the U.S. government right to a non-exclusive license.

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United States	08/896,737	07/21/1997	UNDER SECRECY ORDER
United States	08/988,059	12/10/1997	UNDER SECRECY ORDER
United States	11/702,999	02/06/2007	METHOD OF COOLING GASIFIER LINERS
United States	11/756,642	06/01/2007	RESONANCE DRIVEN GLOW PLUG TORCH IGNITER AND IGNITION METHOD
United States	11/843,743	08/23/2007	HEAT EXCHANGER PANEL AND MANUFACTURING METHOD THEREOF USING TRANSIENT LIQUID PHASE BONDING AGENT AND VACUUM COMPRESSION BRAZING
United States	12/165,703	07/01/2008	SEQUENCE DIAGRAM SYSTEM
United States	12/131,840	06/02/2008	IGNITER/THRUSTER WITH CATALYTIC DECOMPOSITION CHAMBER
United States	13/183,494	07/15/2011	SCISSOR DUCT FLEX JOINT DAMPER
United States	13/416,440	03/09/2012	EXIT MANIFOLD FLOW GUIDE *
United States	12/193,679	08/18/2008	LOW VELOCITY INJECTOR MANIFOLD FOR HYPERGOLIC ROCKET ENGINE
United States	12/286,480	09/30/2008	SOLID STATE HEAT PIPE (SSHP) HEAT REJECTION SYSTEM FOR SPACE POWER SYSTEMS
United States	13/472,905	05/16/2012	SOLAR RECEIVER *
United States	13/342,538	01/03/2012	THERMAL INSULATOR HAVING INFRARED-REFLECTIVE COATING (USGOV)
United States	12/407,002	03/19/2009	SUPERALLOY POWDER, METHOD OF PROCESSING, AND ARTICLE FABRICATED THEREFROM
United States	13/347,107	01/10/2012	VARIABLE THIN WALLED DUCT WITH BEND *
United States	13/306,002	11/29/2011	NITROUS OXIDE SYSTEM FOR PRODUCING BREATHING AIR
United States	13/336,604	12/23/2011	ROCKET ENGINE INJECTOR ASSEMBLY WITH CRYOGENIC CAVITY INSULATION *
United States	13/343,026	01/04/2012	BLADE SHROUD FOR FLUID ELEMENT *
United States	12/319,893	01/13/2009	CATALYZED HOT GAS HEATING SYSTEM FOR PIPES
United States	12/619,604	11/16/2009	PUMPING ELEMENT DESIGN

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United States	13/023,020	02/08/2011	COMPOSITE ARTICLE, METHOD AND EQUIPMENT THEREFOR
United States	12/556,606	09/10/2009	METHOD OF PROCESSING A BIMETALLIC PART
United States	13/021,146	02/04/2011	THRUST CHAMBER AND ROCKET ENGINE SYSTEM
United States	12/758,846	04/13/2010	DECONSOLIDATION DEVICE FOR PARTICULATE MATERIAL EXTRUSION PUMP
United States	12/702,251	02/08/2010	COMPRESSED GASEOUS OXIDIZER ENERGY STORAGE SYSTEM
United States	13/286,185	10/31/2011	TARGETS FOR HELIOSTAT HEALTH MONITORING
United States	12/504,181	07/16/2009	CENTER-TAPPED BATTERY AND POWER DISTRIBUTION SYSTEM FOR SAME
United States	12/556,009	09/09/2009	BIOMASS TORREFACTION MILL *
United States	12/577,250	10/12/2009	APPARATUS AND METHOD FOR USE IN CALCINATION
United States	12/639,056	12/16/2009	SINGLE BI-TEMPERATURE THERMAL STORAGE TANK FOR APPLICATION IN SOLAR THERMAL PLANT *
United States	13/420,021	03/14/2012	ROCKET ENGINE PRESSURE SENSE LINE
United States	12/796,648	06/08/2010	CONCENTRATED SOLAR POWER RECEIVER MAINTENANCE SYSTEM
United States	12/637,133	12/14/2009	SOLAR RECEIVER AND SOLAR POWER SYSTEM HAVING COATED CONDUIT
United States	13/248,395	09/29/2011	SOLAR POWER SYSTEM AND METHOD THEREFOR
United States	12/730,203	03/23/2010	THERMAL SHIELD FOR SOLAR RECEIVER
United States	13/223,355	09/01/2011	SELF-RETAINING ANTI-ROTATION KEY*
United States	12/830,604	7/6/2010	AUGMENTER FOR COMPOUND COMPRESSION ENGINE
United States	13/027,868	02/15/2011	AUGMENTED EXPANDER CYCLE
United States	12/822,689	06/24/2010	THERMAL STORAGE SYSTEM
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United States	12/857,111	08/16/2010	HEAT TRANSFER SYSTEM, APPARATUS, AND METHOD THEREFOR
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United States	12/823,408	06/25/2010	NUCLEAR FUEL
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United States	12/872,286	08/31/2010	PRESSURE VESSEL AND METHOD THEREFOR *
United States	12/879,608	09/10/2010	HIGH-TEMPERATURE FLEXIBLE OMEGA ELECTRODE *
United States	13/461,091	05/01/2012	SOLAR POWER SYSTEM AND HEAT EXCHANGER
United States	13/021,249	02/04/2011	ADDMFG - METHOD FOR TREATING A POROUS ARTICLE
United States	12/829,582	07/02/2010	PASSIVE ELECTRICAL COMPONENTS WITH INORGANIC DIELECTRIC COATING LAYER
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United States	12/968,830	12/15/2010	CENTER-TAPPED SOLAR ARRAY AND POWER DISTRIBUTION SYSTEM FOR SAME
United States	13/171,904	06/29/2011	SCREW-FED PUMP SYSTEM *
United States	12/974,199	12/21/2010	GAS AND LIQUID RECOVERY FROM REGOLITH
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United States	13/101,742	05/05/2011	POWER CONVERTER
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United States	13/448,909	04/17/2012	RETROFIT FOR POWER GENERATION SYSTEM
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United States	13/307,152	11/30/2011	DRY BOTTOM REACTOR VESSEL AND METHOD
United States	13/224,414	09/02/2011	INTEGRATED COOLING TUBING STRUCTURE
United States	13/323,874	12/13/2011	LOW COST AND HIGHER EFFICIENCY POWER PLANT
United States	13/325,538	12/14/2011	SYSTEM FOR BYPASSING AND ISOLATING ELECTRICAL POWER CELLS
United States	13/407,273	02/28/2012	COMBUSTOR ASSEMBLY AND METHOD THEREFOR
United States	13/448,293	04/16/2012	STEAM GENERATOR FILM COOLING USING PRODUCED WATER
United States	13/563,401	07/31/2012	PUMP APPARATUS INCLUDING DECONSOLIDATOR
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United States	13/733,941	01/04/2013	METHOD FOR PURIFYING WATER AND WATER TREATMENT SYSTEM THEREFOR
United States	13/551,895	07/18/2012	SOLAR RECEIVER
United States	13/622,498	09/19/2012	REDUCED BUILD MASS ADDITIVE MANUFACTURING CHAMBER
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United States	13/392,149	12/18/2009	SYSTEM AND METHOD OF COMBUSTION FOR SUSTAINING A CONTINUOUS DETONATION WAVE WITH TRANSIENT PLASMA
United States	13/491,900	06/08/2012	FAR FIELD FRACTURING OF SUBTERRANEAN FORMATIONS
United States	13/592,611	08/23/2012	RADIOISOTOPE THERMAL GENERATOR
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United States	13/587,084	08/16/2012	PROPELLANT COMPATIBLE COMPONENT FOR COMBUSTION DEVICE
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United States	13/524,088	06/15/2012	LEAKAGE DETECTION
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Japan	5323172	10/23/2013	AUGER FOR GAS AND LIQUID RECOVERY FROM REGOLITH
Japan	5260720	8/14/2013	GAS AND LIQUID RECOVERY FROM REGOLITH
South Korea	101331639	11/20/2013	MULTIPLE MOVING WALL DRY COAL EXTRUSION PUMP (US GOV)
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Russian Federation	2452873	06/10/2012	LINEAR TRACTOR DRY COAL EXTRUSION PUMP
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South Africa	2007/04640	08/27/2008	LINEAR TRACTOR DRY COAL EXTRUSION PUMP
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Europe	06254069.5	08/03/2006	STIRLING POWER CONVERTOR WITH AUGMENTED HEAT INPUT AREA
Europe	04821797.0	10/01/2004	REGENERATIVELY COOLED SYNTHESIS GAS GENERATOR
Europe	07252372.3	06/12/2007	LINEAR TRACTOR DRY COAL EXTRUSION PUMP
Europe	05779107.1	08/03/2005	METHOD AND APPARATUS FOR COAL GASIFIER
Europe	07254668.2	11/30/2007	DUMP COOLED GASIFIER
Europe	08251109.8	03/27/2008	SOLAR POWER FOR THERMOCHEMICAL PRODUCTION OF HYDROGEN
Europe	10250518.7	03/19/2010	SUPERALLOY POWDER, METHOD OF PROCESSING, AND ARTICLE FABRICATED THEREFROM
Europe	10251279.5	07/16/2010	CENTER-TAPPED BATTERY AND POWER DISTRIBUTION SYSTEM FOR SAME
Europe	10251937.8	11/16/2010	PUMPING ELEMENT DESIGN
Europe	09718490.7	01/08/2009	REACTOR VESSEL AND LINER
Europe	11250450.1	04/08/2011	DECONSOLIDATION DEVICE FOR PARTICULATE MATERIAL EXTRUSION PUMP

Country	Application No.	Application Date	Title
Europe	11250444.4	04/08/2011	MULTIPLE MOVING WALL DRY COAL EXTRUSION PUMP *
Europe	10714791.0	04/15/2010	TRACK WITH OVERLAPPING LINKS FOR DRY COAL EXTRUSION PUMPS
Europe	12151728.8	01/19/2012	LOAD BEAM UNIT REPLACEABLE INSERTS FOR DRY COAL EXTRUSION PUMPS *
Europe	12154486.0	02/08/2012	COMPOSITE ARTICLE, METHOD AND EQUIPMENT THEREFOR
Europe	12153912.6	02/03/2012	ADDMFG - METHOD FOR TREATING A POROUS ARTICLE
Europe	10750005.0	08/31/2010	BIOMASS TORREFACTION MILL *
Europe	12154082.7	02/06/2012	FIBER-REINFORCED ARTICLE AND METHOD THEREFOR
Europe	12189082.6	10/18/2012	ADDITIVE MANUFACTURING MANAGEMENT OF LARGE PART BUILD MASS
Europe	12189088.3	10/18/2012	REAL TIME CAP FLATTENING DURING HEAT TREAT
Europe	12185909.4	09/25/2012	SOLAR POWER SYSTEM AND METHOD THEREFOR
Europe	09838546.1	12/18/2009	SYSTEM AND METHOD OF COMBUSTION FOR SUSTAINING A CONTINUOUS DETONATION WAVE WITH TRANSIENT PLASMA
Europe	10755047.7	9/10/2010	PUMPING ELEMENT DESIGN
Europe	12706394.9	02/15/2012	AUGMENTED EXPANDER CYCLE
Europe	09796186.6	12/13/2009	FLUID SEPARATION SYSTEM WITH REDUCED FOULING
Europe	09850313.9	10/8/2009	SUPPLEMENTAL COMPOUNDING CONTROL VALVE FOR ROTARY ENGINE
Europe	06735562.8	2/21/2006	COMPACT HIGH EFFICIENCY GASIFIER
Germany	11 2008 000 247.9	01/22/2008	CONTINUOUS PRESSURE LETDOWN SYSTEM
Germany	102011082573.8	09/13/2011	BALANCED LINK FOR DRY COAL EXTRUSION PUMPS *
Germany	102011078665.1	07/05/2011	AUGMENTER FOR COMPOUND COMPRESSION ENGINE
Germany	102012209787.2	06/12/2012	SCREW-FED PUMP SYSTEM (WITH EXXONMOBIL INVENTORS) *
Germany	112011102877.6	8/29/2011	PRESSURE VESSEL AND METHOD THEREFOR *

Country	Application No.	Application Date	Title
Germany	102009058428.5	12/16/2009	SEMICONDUCTOR DEVICE HAVING AN INORGANIC COATING LAYER APPLIED OVER A JUNCTION TERMINATION EXTENSION
India	1258/DEL/2007	06/12/2007	LINEAR TRACTOR DRY COAL EXTRUSION PUMP
India	2642/DEL/2007	12/17/2007	DUMP COOLED GASIFIER
India	300/DEL/2008	02/04/2008	METHOD OF COOLING GASIFIER LINERS
India	397/DEL/2009	03/02/2009	METHOD AND APPARATUS FOR CONTINUOUSLY FEEDING AND PRESSURIZING A SOLID MATERIAL INTO A HIGH PRESSURE SYSTEM
India	398/DEL/2009	03/02/2009	METHOD AND APPARATUS FOR CONTINUOUSLY FEEDING AND PRESSURIZING A SOLID MATERIAL INTO A HIGH PRESSURE SYSTEM
India	1255/DEL/2010	05/31/2010	CENTER-TAPPED BATTERY AND POWER DISTRIBUTION SYSTEM FOR SAME
India	3572/DEL/2011	12/08/2011	AUGER FOR GAS AND LIQUID RECOVERY FROM REGOLITH
India	3573/DEL/2011	12/08/2011	GAS AND LIQUID RECOVERY FROM REGOLITH
India	1513/DELNP/2011	10/08/2009	ROTARY ENGINE WITH ALIGNED ROTOR
India	1880/DEL/2011	07/04/2011	AUGMENTER FOR COMPOUND COMPRESSION ENGINE
India	8399/DELNP/2011	04/15/2010	TRACK WITH OVERLAPPING LINKS FOR DRY COAL EXTRUSION PUMPS
India	3625/DEL/2011	12/13/2011	LOAD BEAM UNIT REPLACEABLE INSERTS FOR DRY COAL EXTRUSION PUMPS *
Japan	2007-154906	06/12/2007	LINEAR TRACTOR DRY COAL EXTRUSION PUMP
Japan	2007-325360	12/18/2007	DUMP COOLED GASIFIER
Japan	2007-315323	12/06/2007	SILICON CARBIDE DIODE VOLTAGE LIMITER
Japan	2008-18474	01/30/2008	METHOD OF COOLING GASIFIER LINERS
Japan	2010-160209	07/15/2010	CENTER-TAPPED BATTERY AND POWER DISTRIBUTION SYSTEM FOR SAME
Japan	2010-253427	11/12/2010	PUMPING ELEMENT DESIGN
Japan	2011-138011	06/22/2011	NUCLEAR FUEL
Japan	2011-95592	04/22/2011	LASER SINTERED NI-AL BOND

Country	Application No.	Application Date	Title
Japan	2012-234266	10/24/2012	LINEAR TRACTOR DRY COAL EXTRUSION PUMP
Japan	2012-530855	12/18/2009	SYSTEM AND METHOD OF COMBUSTION FOR SUSTAINING A CONTINUOUS DETONATION WAVE WITH TRANSIENT PLASMA
Japan	2013-528174	9/10/2010	PUMPING ELEMENT DESIGN
Japan	2013-245654	11/28/2013	PUMPING ELEMENT DESIGN
Japan	2011-552018	12/13/2009	FLUID SEPARATION SYSTEM WITH REDUCED FOULING
Japan	2012-533125	10/8/2009	SUPPLEMENTAL COMPOUNDING CONTROL VALVE FOR ROTARY ENGINE
PCT	PCT/US12/66773	11/28/2012	DRY BOTTOM REACTOR VESSEL AND METHOD
PCT	PCT/US13/25107	02/07/2013	METHOD OF MANUFACTURING AN AIRFOIL
PCT	PCT/US13/20349	01/04/2013	DIRECT STEAM GENERATOR CO2 REMOVAL SYSTEM
PCT	PCT/US13/20313	01/04/2013	ADDITIVE MANUFACTURING FLOW CONTROL
PCT	PCT/US2013/039016	05/01/2013	CERAMIC ARTICLE AND ADDITIVE PROCESSING METHOD THEREFOR
PCT	PCT/US13/22976	01/24/2013	WATER CONSERVING SYNGAS CLEANUP SYSTEM
PCT	PCT/US2013/041815	05/20/2013	FAR FIELD FRACTURING OF SUBTERRANEAN FORMATIONS
PCT	PCT/US2013/029141	03/05/2013	SOLID AXISYMMETRIC POWDER BED FOR SELECTIVE LASER MELTING
PCT	PCT/US2013/031603	03/14/2013	ADJUSTABLE SLEEVE VALVE
PCT	PCT/US13/34422	03/28/2013	HYDROGEN RECOMBINER
PCT	PCTUS1328567	03/01/2013	THERMAL TRANSFER APPARATUS AND METHOD THEREFOR
PCT	PCT/US13/43813	06/03/2013	FUEL-CRACKING DIESEL ENGINE SYSTEM
PCT	PCT/US13/43812	06/03/2013	SEPARATOR APPARATUS FOR PURIFYING A GAS STREAM
PCT	PCT/US2013/041745	05/20/2013	TUNED DAMPER MEMBER
PCT	PCTUS2013/034386	03/28/2013	TIGHT SHALE OIL PRODUCTION TOOL

Country	Application No.	Application Date	Title
PCT	PCT/US13/45063	06/11/2013	INJECTOR HAVING INTERCHANGEABLE INJECTOR ORIFICES
PCT	PCT/US13/45077	06/11/2013	PUMP APPARATUS INCLUDING DECONSOLIDATOR
Russian Federation	2011124290	06/16/2011	NUCLEAR FUEL
Russian Federation	2012101074	04/15/2010	TRACK WITH OVERLAPPING LINKS FOR DRY COAL EXTRUSION PUMPS
Russian Federation	2012101812	01/19/2012	LOAD BEAM UNIT REPLACEABLE INSERTS FOR DRY COAL EXTRUSION PUMPS (US GOV)
Russian Federation	2011150233	12/09/2011	LINEAR TRACTOR DRY COAL EXTRUSION PUMP
Russian Federation	2013107645	02/21/2013	COMBUSTOR ASSEMBLY AND METHOD THEREFOR
Russian Federation	2012117717	5/2/2012	POWER CONVERTER
Russian Federation	2012117716	5/2/2012	THERMOELECTRIC POWER CONVERTER SUPPORT STRUCTURE
Russian Federation	2012115531	12/18/2009	SYSTEM AND METHOD OF COMBUSTION FOR SUSTAINING A CONTINUOUS DETONATION WAVE WITH TRANSIENT PLASMA
South Africa	2009/05434	01/22/2008	CONTINOUS PRESSURE LETDOWN SYSTEM
South Africa	2011/07803	04/15/2010	TRACK WITH OVERLAPPING LINKS FOR DRY COAL EXTRUSION PUMPS
South Africa	2011/09506	12/22/2011	LOAD BEAM UNIT REPLACEABLE INSERTS FOR DRY COAL EXTRUSION PUMPS (US GOV)
Spain	P201190012	08/18/2009	HELIOSTAT JOINT
Spain	201130422	03/23/2011	THERMAL SHIELD FOR SOLAR RECEIVER
Spain	201231637	10/24/2012	TARGETS FOR HELIOSTAT HEALTH MONITORING

* Denotes subject inventions with the U.S. government right to a non-exclusive license.

Jointly Owned Intellectual Property:
Rights are licensed to United Technologies Corporation and the Boeing Company.

Country	Patent No.	Grant Date	Joint Owner	Title
United States	6820411	11/23/2004	S. Schmotolocha	COMPACT, LIGHTWEIGHT HIGH-PERFORMANCE LIFT THRUSTER INCORPORATING SWIRL-AUGMENTED OXIDIZER/FUEL INJECTION, MIXING AND COMBUSTION
United States	6748735	6/15/2004	S. Schmotolocha	TORCH IGNITER
United States	6912857	7/5/2005	S. Schmotolocha	TORCH IGNITER
United States	6968695	11/29/2005	S. Schmotolocha	COMPACT LIGHTWEIGHT RAMJET ENGINES INCORPORATING SWIRL AUGMENTED COMBUSTION WITH IMPROVED PERFORMANCE
United States	7762058	7/27/2010	S. Schmotolocha	ULTRA-COMPACT, HIGH PERFORMANCE AEROVORICAL ROCKET THRUSTER

Arde Inc. owns the following Intellectual Property:

a. Patents

Country	Patent No.	Grant Date	Title
United States	7497919	3/3/2009	METHOD OF MAKING A MULTILAYER COMPOSITE PRESSURE VESSEL
United States	5598762	2/4/1997	FLUID STORAGE TANK EMPLOYING AN ISOLATION SEAL
United States	8,481,136	7/9/2013	METHOD OF MAKING A MULTILAYER COMPOSITE PRESSURE VESSEL

b. Applications

Country	Application No	Application Date	Publication Number	Title
United States	13/914,689	06/11/2013	2013276961	MULTILAYER COMPOSITE PRESSURE VESSEL AND METHOD FOR MAKING THE SAME

Aerojet Rocketdyne, Inc. – Patent Application Licences

In Licenses:

Country	Application No.	Application Date	Title
US	13/170,433	6/28/2011	DAMPER FOR AN INTEGRALLY BLADED ROTOR *
EP	12174114.4	6/28/2012	DAMPER FOR AN INTEGRALLY BLADED ROTOR *

* Denotes subject inventions with the U.S. government right to a non-exclusive license

Aerojet Rocketdyne of DE, Inc. – Licensed Patent Applications
In License

Country	Application No.	Application Date	Title
US	12/844,026	7/27/2010	INFRARED LED SOURCE FOR THERMAL IMAGING
US	13/022,285	2/7/2011	METHOD AND SYSTEM FOR OPERATING A FLOW BATTERY SYSTEM BASED ON ENERGY COSTS
US	13/023,101	2/8/2011	FLOW BATTERY HAVING A LOW RESISTANCE MEMBRANE
US	13/052,859	3/21/2011	STRUCTURALLY EFFICIENT COOLED ENGINE HOUSING FOR ROTARY ENGINES
US	13/084,156	4/11/2011	FLOW BATTERY HAVING ELECTRODES WITH A PLURALITY OF DIFFERENT PORE SIZES AND/OR DIFFERENT LAYERS
US	13/160,193	6/14/2011	SYSTEM AND METHOD FOR OPERATING A FLOW BATTERY SYSTEM AT AN ELEVATED TEMPERATURE
US	13/164,059	6/20/2011	SYSTEM AND METHOD FOR SENSING AND MITIGATING HYDROGEN EVOLUTION WITHIN A FLOW BA...
US	13/169,337	6/27/2011	DISTRIBUTED EXHAUST SYSTEM
US	13/169,401	6/27/2011	INTEGRAL OIL SYSTEM
US	13/172,411	6/29/2011	HYBRID EXHAUST COMPONENT
US	13/188,961	7/22/2011	LIQUID FUEL WITH ENDOTHERMIC FUEL-CRACKING CATALYST
US	13/194,486	7/29/2011	FLOW BATTERY CELLS ARRANGED BETWEEN AN INLET MANIFOLD AND AN OUTLET MANIFOLD
US	13/222,614	8/31/2011	EJECTOR-DRIVEN FUEL STABILIZATION SYSTEM
US	13/224,533	9/2/2011	METHOD FOR PROCESSING BIOMASS
US	13/238,921	9/21/2011	FLOW BATTERY STACK WITH AN INTEGRATED HEAT EXCHANGER
US	13/331,407	12/20/2011	FLOW BATTERY SYSTEM WITH STANDBY MODE
US	13/362,396	1/31/2012	MANAGING LARGE PART BUILD MASS
US	13/362,425	1/31/2012	ADDITIVE MANUFACTURING IN SITU STRESS RELIEF
US	13/362,470	1/31/2012	REAL TIME CAP FLATTENING DURING HEAT TREAT

* Denotes subject inventions with the U.S. government right to a non-exclusive license.

Aerojet Rocketdyne of DE, Inc. – Patent Licenses

In License

Country	Patent No.	Grant Date	Title
United States	5806301	9/15/1998	RAMJET/SCRAMJET INLET ISOLATOR UNSTART PREVENTION
United States	5820700	10/13/1998	NICKEL BASE SUPERALLOY COLUMNAR GRAIN AND EQUIAXED MATERIALS WITH IMPROVED PERFORMANCE IN HYDROGEN AND AIR
United States	5864663	1/26/1999	SELECTIVELY ENABLED WATCHDOG TIMER CIRCUIT (LIC HOLD)
United States	5976280	11/2/1999	METHOD FOR MAKING A HYDROGEN EMBRITTLEMENT RESISTENT Y'STRENGTHENED NICKEL BASE SUPERALLOY MATERIAL MATERIAL
United States	6565312	5/20/2003	FLUID-COOLED TURBINE BLADES
United States	6768781	7/27/2004	METHODS AND APPARATUSES FOR REMOVING THERMAL ENERGY FROM A NUCLEAR REACTOR
United States	6775987	8/17/2004	LOW-EMISSION, STAGED-COMBUSTION POWER GENERATION
United States	6802178	10/12/2004	FLUID INJECTOR AND INJECTION METHOD
United States	6895756	5/24/2005	COMPACT SWIRL AUGMENTED AFTERBURNERS FOR GAS TURBINE ENGINES
United States	6907724	6/21/2005	COMBINED CYCLE ENGINES INCORPORATING SWIRL AUGMENTED COMBUSTION FOR REDUCED VOLUME AND WEIGHT AND IMPROVED PERFORMANCE
United States	6976679	12/20/2005	INTER-FLUID SEAL ASSEMBLY AND METHOD THEREFOR
United States	6991235	1/31/2006	GAS-BUFFERED SEAL ASSEMBLY AND METHOD THEREFOR
United States	7007486	3/7/2006	APPARATUS AND METHOD FOR SELECTING A FLOW MIXTURE
United States	7017329	3/28/2006	METHOD AND APPARATUS FOR MIXING SUBSTANCES
United States	7044324	5/16/2006	COMPOSITE MATERIAL
Germany	602004010598.8	4/27/2005	COMPOSITE MATERIAL
Britain	1526152	4/27/2005	COMPOSITE MATERIAL
United States	7086235	8/8/2006	CASCADE IGNITION OF CATALYTIC COMBUSTORS
United States	7093787	8/22/2006	LIGHTNING STRIKE MITIGATION SYSTEM
United States	7127899	10/31/2006	NON-SWIRL DRY LOW NOX (DLN) COMBUSTOR
United States	7140184	11/28/2006	FUEL INJECTION METHOD AND APPARATUS FOR A COMBUSTOR

Country	Patent No.	Grant Date	Title
United States	7186304	3/6/2007	CARBO-NITRIDED CASE HARDENED MARTENSITIC STAINLESS STEELS
Germany	602005013320.8	3/18/2009	CARBO-NITRIDED CASE HARDENED MARTENSITIC STAINLESS STEELS
Europe	1602744	12/7/2005	CARBO-NITRIDED CASE HARDENED MARTENSITIC STAINLESS STEELS
Japan	4101815	12/15/2005	CARBO-NITRIDED CASE HARDENED MARTENSITIC STAINLESS STEELS
United States	7296965	11/20/2007	CRYOGENIC BEARINGS
United States	7318007	1/8/2008	REAL TIME GEARBOX HEALTH MANAGEMENT SYSTEM AND METHOD OF USING THE SAME
United States	7322195	1/29/2008	ACOUSTIC DAMPERS
United States	7392713	7/1/2008	MONITORING SYSTEM FOR TURBOMACHINERY
United States	7469544	12/30/2008	METHOD AND APPARATUS FOR INJECTING A FUEL INTO A COMBUSTOR ASSEMBLY
United States	7510995	3/31/2009	APPLICATION OF A MIXED METAL OXIDE CATALYST TO A METALLIC SUBSTRATE
United States	7516607	4/14/2009	METHOD AND APPARATUS FOR MIXING SUBSTANCES
United States	7543764	6/9/2009	COLD SPRAY NOZZLE DESIGN
Germany	602004000936	10/26/2006	COLD SPRAY NOZZLE DESIGN
Britain	1462546	5/24/2006	COLD SPRAY NOZZLE DESIGN
Korea	10-0592833	6/16/2006	COLD SPRAY NOZZLE DESIGN
Mexico	251935	10/6/2004	COLD SPRAY NOZZLE DESIGN
United States	7648593	1/19/2010	ALUMINUM BASED ALLOY
Germany	602004028065.8	7/14/2010	ALUMINUM BASED ALLOY
Europe	1439239	7/14/2010	ALUMINUM BASED ALLOY
Japan	3929978	3/16/2007	ALUMINUM BASED ALLOY
United States	7762077	7/27/2010	SINGLE-STAGE HYPERSONIC VEHICLE FEATURING ADVANCED SWIRL COMBUSTION
United States	7810311	10/12/2010	COOLING EXCHANGER DUCTS

Country	Patent No.	Grant Date	Title
United States	7811395	10/12/2010	HIGH STRENGTH L12 ALUMINUM ALLOYS
United States	7820238	10/26/2010	COLD SPRAYED METAL MATRIX COMPOSITES
Germany	602007016252.1	8/3/2011	COLD SPRAYED METAL MATRIX COMPOSITES
Britain	1942209	8/3/2011	COLD SPRAYED METAL MATRIX COMPOSITES
United States	7871477	1/18/2011	HIGH STRENGTH L1.SUB.2 ALUMINUM ALLOYS
United States	7875131	1/25/2011	L1.SUB.2 STRENGTHENED AMORPHOUS ALUMINUM ALLOYS
United States	7875132	1/25/2011	HIGH TEMPERATURE ALUMINUM ALLOYS
United States	7875133	1/25/2011	HEAT TREATABLE LI.SUB.2 ALUMINUM ALLOYS
United States	7879162	2/1/2011	HIGH STRENGTH ALUMINUM ALLOYS WITH L1.SUB.2 PRECIPITATES
United States	7883590	2/8/2011	HEAT TREATABLE L1.SUB.2 ALUMINUM ALLOYS
United States	7909947	3/22/2011	HIGH STRENGTH LI.SUB.2 ALUMINUM ALLOYS
United States	7955054	6/7/2011	SINGLE-STAGE HYPERSONIC VEHICLE FEATURING ADVANCED SWIRL COMBUSTION
United States	7997058	8/16/2011	INTERNALLY DAMPED BLADE
United States	8002912	8/23/2011	HIGH STRENGTH L12 ALUMINUM ALLOYS
United States	8011187	9/6/2011	FUEL INJECTION METHOD AND APPARATUS FOR A COMBUSTOR
United States	8017072	9/13/2011	DISPERSION STRENGTHENED L1.SUB.2 ALUMINUM ALLOYS
United States	8066479	11/29/2011	NON-INTEGRAL PLATFORM AND DAMPER FOR AN AIRFOIL
United States	8240126	8/14/2012	VALVE SYSTEM FOR A GAS TURBINE ENGINE
United States	8286416	10/16/2012	VALVE SYSTEM FOR A GAS TURBINE ENGINE
United States	8356467	1/22/2013	COMBUSTION WAVE IGNITION FOR COMBUSTORS
United States	8402744	3/26/2013	VALVE SYSTEM FOR A GAS TURBINE ENGINE
United States	8430154	4/30/2013	NANO-PARTICLE WAVE HEAT PIPE

In License
The following intellectual property is licensed per the Agreement between The Boeing Company, Boeing Management Company and Ruby Acquisition Enterprises Co. (now known as Aerojet Rocketdyne of DE, Inc.), dated August 2, 2005:

Country	Patent No.	Grant Date	Title
United States	5620537	4/15/1997	METHOD OF SUPERPLASTIC EXTRUSION
United States	5697511	12/16/1997	TANK AND METHOD OF FABRICATION
United States	5741596	4/21/1998	COATING FOR OXIDATION PROTECTION OF METAL SURFACES
United States	5865905	2/2/1999	ROLLED FILM SOLAR CONCENTRATOR
United States	5876850	3/2/1999	COATING FOR CARBON-CARBON COMPOSITES AND METHOD FOR PRODUCING SAME
United States	6134785	10/24/2000	METHOD OF FABRICATING AN ARTICLE OF MANUFACTURE SUCH AS A HEAT EXCHANGER
United States	6136237	10/24/2000	METHOD OF FABRICATING A FIBER-REINFORCED CERAMIC MATRIX COMPOSITE PART
United States	6138895	10/31/2000	MANUAL ADJUSTABLE PROBE TOOL FOR FRICTION STIR WELDING
United States	6184578	2/6/2001	GRAPHITE COMPOSITE HEAT PIPE
United States	6237835	5/29/2001	METHOD AND APPARATUS FOR BACKING UP A FRICTION STIR WELD JOINT
United States	6246219	6/12/2001	STRING SWITCHING APPARATUS AND ASSOCIATED METHOD FOR CONTROLLABLY CONNECTING THE OUTPUT OF A SOLAR ARRAY STRING TO A RESPECTIVE POWER BUS
United States	6249967	6/26/2001	FABRICATION OF A ROCKET ENGINE WITH A TRANSITION STRUCTURE BETWEEN THE COMBUSTION CHAMBER AND THE INJECTOR
United States	6257479	7/10/2001	TOOLING AND METHODS FOR CIRCUMFERENTIAL FRICTION STIR WELDING
United States	6269630	8/7/2001	ROCKET ENGINE WITH INTERNAL CHAMBER STEP STRUCTURE
United States	6364197	4/2/2002	FRICTION STIR WELDING OF CONTAINERS FROM THE INTERIOR
United States	6381949	5/7/2002	ROCKET ENGINE HAVING A TRANSITION ATTACHMENT BETWEEN A COMBUSTION CHAMBER AND AN INJECTOR
United States	6398883	6/4/2002	FRICTION STIR GRAIN REFINEMENT OF STRUCTURAL MEMBERS
United States	6450395	9/17/2002	METHOD AND APPARATUS FOR FRICTION STIR WELDING TUBULAR MEMBERS
United States	6464127	10/15/2002	TOOLING AND METHODS FOR CIRCUMFERENTIAL FRICTION STIR WELDING

Country	Patent No.	Grant Date	Title
United States	6470926	10/29/2002	ZERO GRAVITY LIQUID-VAPOR SEPARATION SYSTEM
United States	6484924	11/26/2002	METHOD AND APPARATUS FOR BACKING UP A FRICTION STIR WELD JOINT
United States	6488237	12/3/2002	PROPELLANT CROSS-FEED SYSTEM AND METHOD
United States	6660106	12/9/2003	METHODS OF MANUFACTURE OF SPIN-FORMING BLANKS, PARTICULARLY FOR FABRICATION OF ROCKET DOMES
United States	6676116	1/13/2004	ELASTOMERIC SUSPENSION AND MOUNTING SYSTEM
United States	6686077	2/3/2004	LIQUID HETERO-INTERFACE FUEL CELL DEVICE
United States	6734975	5/11/2004	HYDROGEN CONTAMINATION MONITORING AND SENSOR EVALUATION SYSTEM
United States	6739729	5/25/2004	COMPOSITE BACKED PRESTRESSED MIRROR FOR SOLAR FACET
United States	6742697	6/1/2004	JOINING OF STRUCTURAL MEMBERS BY FRICTION PLUG WELDING
United States	6752562	6/22/2004	QUICK INSTALL POSITIVE LOCK PIN
United States	6786669	9/7/2004	POSITIVE LOCK QUICK RELEASE PIN
United States	6796408	9/28/2004	METHOD FOR VIBRATION DAMPING USING SUPERELASTIC ALLOYS
United States	6839607	1/4/2005	SYSTEM FOR RAPID MANUFACTURING OF REPLACEMENT AEROSPACE PARTS
United States	6848163	2/1/2005	NANOPHASE COMPOSITE DUCT ASSEMBLY
United States	6893184	5/17/2005	POSITIVE LOCK PIN
United States	6895825	5/24/2005	ULTRASONIC TRANSDUCER ASSEMBLY FOR MONITORING A FLUID FLOWING THROUGH A DUCT
United States	6902699	6/7/2005	METHOD FOR PREPARING CRYOMILLED ALUMINUM ALLOYS AND COMPONENTS EXTRUDED AND FORGED THEREFROM
United States	6908690	6/21/2005	METHOD AND APPARATUS FOR FRICTION STIR WELDING
United States	6912885	7/5/2005	METHOD OF PREPARING ULTRA-FINE GRAIN METALLIC ARTICLES AND METALLIC ARTICLES PREPARED THEREBY
United States	6921048	7/26/2005	METHOD AND APPARATUS FOR MINIMIZING SOLAR ARRAY SUN TRACKING DISTURBANCE BY NORTH AND SOUTH SOLAR ARRAY WING CANCELLATION
United States	6926970	8/9/2005	APPARATUS AND METHOD FOR FORMING WELD JOINTS HAVING COMPRESSIVE RESIDUAL STRESS PATTERNS

Country	Patent No.	Grant Date	Title
United States	6939508	9/6/2005	METHOD OF MANUFACTURING NET-SHAPED BIMETALLIC PARTS
United States	6966053	11/15/2005	ARCHITECTURE FOR AUTOMATED ANALYSIS AND DESIGN WITH READ ONLY STRUCTURE
United States	6969987	11/29/2005	HYBRID INDUCTIVE SENSOR
United States	6994916	2/7/2006	FRICTION STIR GRAIN REFINEMENT OF STRUCTURAL MEMBERS
United States	7117674	10/10/2006	CATALYTIC COMBUSTOR AND METHOD FOR SUBSTANTIALLY ELIMINATING VARIOUS EMISSIONS
United States	7128532	10/31/2006	TRANSPIRATION COOLING SYSTEM
United States	7143813	12/5/2006	FOAM BUMPER AND RADIATOR FOR A LIGHTWEIGHT HEAT REJECTION SYSTEM
United States	7156011	1/2/2007	DEPTH LIMITING SAFEGUARD FOR CHANNEL MACHINING
United States	7195056	3/27/2007	THERMAL CONTROL COVERS
United States	7232273	6/19/2007	METHOD AND APPARATUS FOR APPLYING SEALANT TO FASTENERS
United States	7237223	6/26/2007	APPARATUS AND METHOD FOR REAL-TIME CAUTION AND WARNING AND SYSTEM HEALTH MANAGEMENT
United States	7275550	10/2/2007	APPARATUS AND METHOD FOR CLEANING AND PRESSURE TESTING TUBULAR STRUCTURES
United States	7306710	12/11/2007	APPARATUS AND METHOD FOR ELECTROPLATING A METALLIC FILM ON A ROCKET ENGINE COMBUSTION CHAMBER COMPONENT
United States	7309398	12/18/2007	COMPOSITE BACKED PRESTRESSED MIRROR FOR SOLAR FACET
United States	7332116	2/19/2008	METHOD FOR FORMING NON-OXIDE SELECTIVELY POROUS MATERIALS
United States	7344675	3/18/2008	METHOD FOR PREPARING NANOSTRUCTURED METAL ALLOYS HAVING INCREASED NITRIDE CONTENT
United States	7354490	4/8/2008	CRYOMILLED ALUMINUM ALLOYS AND COMPONENTS EXTRUDED AND FORGED THEREFROM
United States	7377217	5/27/2008	DECOY DEVICE AND SYSTEM FOR ANTI-MISSILE PROTECTION AND ASSOCIATED METHOD
United States	7435306	10/14/2008	METHOD FOR PREPARING RIVETS FROM CRYOMILLED ALUMINUM ALLOYS AND RIVETS PRODUCED THEREBY
United States	7448528	11/11/2008	STIR FORMING APPARATUS AND METHOD
United States	7461769	12/9/2008	METHOD AND APPARATUS FOR FRICTION STIR WELDING
United States	7464852	12/16/2008	METHOD AND APPARATUS FOR FRICTION STIR WELDING

Country	Patent No.	Grant Date	Title
United States	7465500	12/16/2008	LIGHTWEIGHT PROTECTOR AGAINST MICROMETEOROIDS AND ORBITAL DEBRIS (MMOD) IMPACT USING FOAM SUBSTANCES
United States	7487900	2/10/2009	APPARATUS FOR DIFFUSION BONDING, BRAZING AND JOINING
United States	7540996	6/2/2009	LASER SINTERED TITANIUM ALLOY AND DIRECT METAL FABRICATION METHOD OF MAKING THE SAME
United States	7575708	8/18/2009	DIRECT MANUFACTURE OF AEROSPACE PARTS
United States	7592073	9/22/2009	RHENIUM COMPOSITE ALLOYS AND A METHOD OF PREPARING SAME
United States	7922841	4/12/2011	METHOD FOR PREPARING HIGH-TEMPERATURE NANOPHASE ALUMINUM-ALLOY SHEETS AND ALUMINUM-ALLOY SHEETS PREPARED THEREBY
United States	7988447	8/2/2011	FORMED SHEET HEAT EXCHANGER
United States	8055531	11/8/2011	METHOD AND COMPUTER PROGRAM PRODUCT FOR ASSESSING A PROCESS OF AN ORGANIZATION
United States	8057880	11/15/2011	NON-OXIDE SELECTIVELY POROUS MATERIALS
United States	8137755	3/20/2012	METHOD FOR PREPARING PRE-COATED, ULTRA-FINE, SUBMICRON GRAIN HIGH-TEMPERATURE ALUMINUM AND ALUMINUM-ALLOY COMPONENTS AND COMPONENTS PREPARED THEREBY
United States	5864663	1/26/1999	SELECTIVELY ENABLED WATCHDOG TIMER CIRCUIT

Out License:
The following intellectual Property is Licensed per the Agreement between The Boeing Company, Boeing Management Company and Ruby Acquisition Enterprises Co. (now known as Aerojet Rocketdyne of DE, Inc.), dated August 2, 2005

Country	Patent No.	Grant Date	Title
United States	5551230	9/3/1996	HEAT INDUCED HIGH PRESSURE LOX PUMP ROCKET ENGINE CYCLE
United States	5575423	11/19/1996	TUBE NOZZLE HAVING THERMAL TRANSIENT REDUCTION
United States	5660644	8/26/1997	PHOTOVOLTAIC CONCENTRATOR SYSTEM
United States	5697767	12/16/1997	INTEGRATED TURBINE AND PUMP ASSEMBLY
United States	5701670	12/30/1997	METHOD OF MAKING ROCKET ENGINE COMBUSTION CHAMBER UTILIZING "SLIDE IN" PORT LINER
United States	5850831	12/22/1998	LOOSE-TIGHT-LOOSE TWIST, TWISTED-TAPE INSERT SOLAR CENTRAL RECEIVER
United States	5862800	1/26/1999	MOLTEN NITRATE SALT SOLAR CENTRAL RECEIVER OF LOW CYCLE FATIGUE 625 ALLOY
United States	5885004	3/23/1999	HYDROSTATICALLY SUPPORTED FOIL BEARING
United States	6056441	5/2/2000	TIRE TRACK ROUGHENED ORIFICE COMPENSATED HYDROSTATIC BEARING
United States	6253539	7/3/2001	CONVECTIVE AND TURBULENT SHEAR MIXING INJECTOR
United States	6311476	11/6/2001	INTEGRAL PROPULSION AND POWER RADIANT CAVITY RECEIVER
United States	6421998	7/23/2002	THRUSTER DEVICE RESPONSIVE TO SOLAR RADIATION
United States	6435829	8/20/2002	HIGH SUCTION PERFORMANCE AND LOW COST INDUCER DESIGN BLADE GEOMETRY
United States	6442937	9/3/2002	SOLAR RECEIVER ADAPTIVE TRACKING CONTROL
United States	6547526	4/15/2003	ARTICLE HAVING DAMPENING MEMBER INSTALLED INTO AN IMBEDDED CAVITY
United States	6557804	5/6/2003	ROTATING SOLAR CONCENTRATOR
United States	6565312	5/20/2003	FLUID-COOLED TURBINE BLADES
United States	6591867	7/15/2003	VARIABLE-GRAVITY ANTI-VORTEX AND VAPOR INGESTION-SUPPRESSION DEVICE
United States	6594984	7/22/2003	COMBINED THRUST AND POWER GENERATOR FOR A SATELLITE
United States	6595751	7/22/2003	COMPOSITE ROTOR HAVING RECESSED RADIAL SPLINES FOR HIGH TORQUE APPLICATIONS
United States	6668555	12/30/2003	SOLAR RECEIVER-BASED POWER GENERATION SYSTEM
United States	6676380	1/13/2004	TURBINE BLADE ASSEMBLY WITH PIN DAMPERS

Country	Patent No.	Grant Date	Title
United States	6685435	2/3/2004	TURBINE BLADE ASSEMBLY WITH STRANDED WIRE CABLE DAMPERS
United States	6688100	2/10/2004	COMBUSTION CHAMBER HAVING A MULTIPLE-PIECE LINER AND ASSOCIATED ASSEMBLY METHOD
United States	6695579	2/24/2004	DIFFUSER HAVING A VARIABLE BLADE HEIGHT
United States	6699015	3/2/2004	BLADES HAVING COOLANT CHANNELS LINED WITH A SHAPE MEMORY ALLOY AND AN ASSOCIATED FABRICATION METHOD
United States	6701711	3/9/2004	MOLTEN SALT RECEIVER COOLING SYSTEM
United States	6708687	3/23/2004	THERMALLY CONTROLLED SOLAR REFLECTOR FACET WITH HEAT RECOVERY
United States	6735946	5/18/2004	DIRECT ILLUMUNIATION FREE PISTON STIRLING ENGINE SOLAR CAVITY
United States	6742325	6/1/2004	METHOD OF GENERATING THRUST AND ELECTRICAL POWER FROM AN OPTICAL SOLAR IMAGE
United States	6745466	6/8/2004	METHOD OF MAKING A THRUSTER DEVICE FOR SOLAR RADIATION
United States	6748735	6/15/2004	TORCH IGNITER
United States	6749726	6/15/2004	APPARATUS AND METHOD FOR INITIATING A COMBUSTION REACTION WITH SLURRY FUEL
United States	6752594	6/22/2004	SPLIT BLADE FRICTIONAL DAMPER
United States	6755359	6/29/2004	FLUID MIXING INJECTOR AND METHOD
United States	6768781	7/27/2004	METHODS AND APPARATUSES FOR REMOVING THERMAL ENERGY FROM A NUCLEAR REACTOR
United States	6775987	8/17/2004	LOW-EMISSION, STAGED-COMBUSTION POWER GENERATION
United States	6802178	10/12/2004	FLUID INJECTOR AND INJECTION METHOD
United States	6820411	11/23/2004	COMPACT, LIGHTWEIGHT HIGH-PERFORMANCE LIFT THRUSTER INCORPORATING SWIRL-AUGMENTED OXIDIZER/FUEL INJECTION, MIXING AND COMBUSTION
United States	6834494	12/28/2004	DESIGN AND ASSEMBLY OF A CATALYST BED GAS GENERATOR FOR THE CATALYTIC DECOMPOSITION OF HIGH CONCENTRATION HYDROGEN PEROXIDE PROPELLANTS AND THE CATALYTIC COMBUSTION OF HYDROCARBON/AIR MIXTURES
United States	6840275	1/11/2005	VARIABLE-GRAVITY ANTI-VORTEX AND VAPOR-INGESTION-SUPPRESSION DEVICE
United States	6857274	2/22/2005	FLUID INJECTOR AND INJECTION METHOD

Country	Patent No.	Grant Date	Title
United States	6865919	3/15/2005	METHOD AND APPARATUS FOR PRODUCING A REFINED GRAIN STRUCTURE
United States	6871495	3/29/2005	THERMAL CYCLE ENGINE BOOST BRIDGE POWER INTERFACE
United States	6877508	4/12/2005	EXPANSION BELLOWS FOR USE IN SOLAR MOLTEN SALT PIPING AND VALVES
United States	6883220	4/26/2005	METHOD FOR FORMING A TUBE-WALLED ARTICLE
United States	6886339	5/3/2005	TROUGH-STIRLING CONCENTRATED SOLAR POWER SYSTEM
United States	6887821	5/3/2005	HIGH-TEMPERATURE CATALYST FOR CATALYTIC COMBUSTION AND DECOMPOSITION
United States	6888910	5/3/2005	METHODS AND APPARATUSES FOR REMOVING THERMAL ENERGY FROM A NUCLEAR REACTOR
United States	6895756	5/24/2005	COMPACT SWIRL AUGMENTED AFTERBURNERS FOR GAS TURBINE ENGINES
United States	6907724	6/21/2005	COMBINED CYCLE ENGINES INCORPORATING SWIRL AUGMENTED COMBUSTION FOR REDUCED VOLUME AND WEIGHT AND IMPROVED PERFORMANCE
United States	6911110	6/28/2005	THERMALLY CONTROLLED SOLAR REFLECTOR FACET WITH HEAT RECOVERY
United States	6912857	7/5/2005	TORCH IGNITER
United States	6918243	7/19/2005	BI-PROPELLANT INJECTION WITH FLAME-HOLDING ZONE IGNITER
United States	6920836	7/26/2005	REGENERATIVELY COOLED SYNTHESIS GAS GENERATOR
United States	6926440	8/9/2005	INFRARED TEMPERATURE SENSORS FOR SOLAR PANEL
United States	6931851	8/23/2005	SOLAR CENTRAL RECEIVER WITH INBOARD HEADERS
United States	6942719	9/13/2005	METHODS AND SYSTEMS FOR PRESSURE SWING REGENERATION FOR HYDROGEN GENERATION
United States	6949152	9/27/2005	HYPERGOLIC AZIDE FUELS WITH HYDROGEN PEROXIDE
United States	6950317	9/27/2005	HIGH TEMPERATURE POWER SUPPLY
United States	6957536	10/25/2005	SYSTEMS AND METHODS FOR GENERATING ELECTRICAL POWER FROM SOLAR ENERGY
United States	6966176	11/22/2005	SYSTEM AND FABRICATION METHOD FOR ACTIVELY COOLING HIGH PERFORMANCE COMPONENTS
United States	6966769	11/22/2005	GASEOUS OXYGEN RESONANCE IGNITOR

Country	Patent No.	Grant Date	Title
United States	6968695	11/29/2005	COMPACT LIGHTWEIGHT RAMJET ENGINES INCORPORATING SWIRL AUGMENTED COMBUSTION WITH IMPROVED PERFORMANCE
United States	6976679	12/20/2005	INTER-FLUID SEAL ASSEMBLY AND METHOD THEREFOR
United States	6979911	12/27/2005	METHOD AND APPARATUS FOR SOLAR POWER CONVERSION
United States	6991235	1/31/2006	GAS-BUFFERED SEAL ASSEMBLY AND METHOD THEREFOR
United States	7003941	2/28/2006	THRUSTER DEVICE RESPONSIVE TO SOLAR RADIATION AND ASSOCIATED METHODS
United States	7007486	3/7/2006	APPARATUS AND METHOD FOR SELECTING A FLOW MIXTURE
United States	7011086	3/14/2006	BOTTOM SUPPORTED SOLAR RECEIVER PANEL APPARATUS AND METHOD
United States	7017329	3/28/2006	METHOD AND APPARATUS FOR MIXING SUBSTANCES
United States	7051529	5/30/2006	SOLAR DISH CONCENTRATOR WITH A MOLTEN SALT RECEIVER INCORPORATING THERMAL ENERGY STORAGE
United States	7055519	6/6/2006	SOLAR COLLECTOR AND METHOD
United States	7061607	6/13/2006	ENGINE SPECTROMETER PROBE AND METHOD OF USE *
United States	7066714	6/27/2006	HIGH SPEED ROTOR ASSEMBLY SHROUD *
United States	7070388	7/4/2006	INDUCER WITH SHROUDED ROTOR FOR HIGH SPEED APPLICATIONS
United States	7097414	8/29/2006	INDUCER TIP VORTEX SUPPRESSOR
United States	7117676	10/10/2006	APPARATUS FOR MIXING FLUIDS
United States	7127899	10/31/2006	NON-SWIRL DRY LOW NOX (DLN) COMBUSTOR
United States	7137255	11/21/2006	COMPACT SWIRL AUGMENTED AFTERBURNERS FOR GAS TURBINE ENGINES
United States	7138960	11/21/2006	DEPLOYABLE ELECTROMAGNETIC CONCENTRATOR *
United States	7140184	11/28/2006	FUEL INJECTION METHOD AND APPARATUS FOR A COMBUSTOR
United States	7144049	12/5/2006	SPHERICAL FLANGE ASSEMBLY
United States	7168236	1/30/2007	COMPACT LIGHTWEIGHT RAMJET ENGINES INCORPORATING SWIRL AUGMENTED COMBUSTION WITH IMPROVED PERFORMANCE

Country	Patent No.	Grant Date	Title
United States	7182803	2/27/2007	SOLIDS MULTI-CLONE SEPARATOR
United States	7192569	3/20/2007	HYDROGEN GENERATION WITH EFFICIENT BYPRODUCT RECYCLE
United States	7207327	4/24/2007	FEEDBACK CONTROL METHOD FOR A HELIOSTAT
United States	7216477	5/15/2007	METHOD AND APPARATUS FOR A ROCKET ENGINE POWER CYCLE
United States	7249768	7/31/2007	SHAFT SEAL ASSEMBLY AND METHOD
United States	7273352	9/25/2007	INLET PARTIAL BLADES FOR STRUCTURAL INTEGRITY AND PERFORMANCE
United States	7296410	11/20/2007	SOLAR POWER SYSTEM AND METHOD FOR POWER GENERATION
United States	7303597	12/4/2007	METHOD AND APPARATUS FOR CONTINUOUSLY FEEDING AND PRESSURIZING A SOLID MATERIAL INTO A HIGH PRESSURE SYSTEM
United States	7306710	12/11/2007	APPARATUS AND METHOD FOR ELECTROPLATING A METALLIC FILM ON A ROCKET ENGINE COMBUSTION CHAMBER COMPONENT
United States	7318007	1/8/2008	REAL TIME GEARBOX HEALTH MANAGEMENT SYSTEM AND METHOD OF USING THE SAME
United States	7360639	4/22/2008	HOT ROTARY SCREW PUMP
United States	7459064	12/2/2008	SOLAR ELECTROLYSIS POWER SOURCE
United States	7459131	12/2/2008	REDUCED TEMPERATURE REGENERATING/ CALCINING APPARATUS FOR HYDROGEN GENERATION
United States	12/30/2008	10/10/2003	METHOD AND APPARATUS FOR INJECTING A FUEL INTO A COMBUSTOR ASSEMBLY
United States	3/31/2009	4/1/2003	APPLICATION OF A MIXED METAL OXIDE CATALYST TO A METALLIC SUBSTRATE
United States	5/26/2009	7/14/2004	METHOD FOR PRODUCING HYDROGEN GAS BY STEAM METHANE REFORMING USING SOLAR ENERGY
United States	7547419	6/16/2009	TWO-PHASE INJECTOR FOR FLUIDIZED BED REACTOR
United States	7594760	9/29/2009	BEARING CUP ROTATIONAL LOCK ASSEMBLY
United States	7596940	10/6/2009	ROCKET ENGINE NOZZLE AND METHOD OF FABRICATING A ROCKET ENGINE NOZZLE USING PRESSURE BRAZING
United States	7605326	10/20/2009	SOLAR ELECTROLYSIS POWER CO-GENERATION SYSTEM

Country	Patent No.	Grant Date	Title
United States	7607299	10/27/2009	STIRLING POWER CONVERTOR WITH AUGMENTED HEAT INPUT AREA
United States	7640726	1/5/2010	INJECTOR ASSEMBLY HAVING MULTIPLE MANIFOLDS FOR PROPELLANT DELIVERY
United States	7669593	3/2/2010	THERMALLY CONTROLLED SOLAR REFLECTOR FACET WITH HEAT RECOVERY
United States	8196848	6/12/2012	GASIFIER INJECTOR
United States	8225481	7/24/2012	DIFFUSION BONDED COMPOSITE MATERIAL AND METHOD THEREFOR
United States	8231068	7/31/2012	DRY, LOW NITROUS OXIDE CALCINER INJECTOR

Out License

The following intellectual property is licensed per the Agreement (LA0614) between United Technologies Corporation and Alliant Techsystems, Inc., dated September 5, 2008 (including amendments dated April 11, 2006 and June 15, 2010)  Alliant Techsystems and to United Technologies Corporation.

Country	Patent No.	Grant Date	Title
United States	5864663	1/26/1999	SELECTIVELY ENABLED WATCHDOG TIMER CIRCUIT

Out License

The following intellectual property is licensed per DSG Technology Phased Development Contract between Aerojet Rocketdyne of DE, Inc. (f/k/a PWR) and ConocoPhillips Company, dated July 6, 2010.

Country	Application No.	Application Date	Title
Russia	2013107645	2/21/2013	COMBUSTER ASSEMBLY AND METHOD THEREFOR
United States	13/407,273	2/28/2012	COMBUSTER ASSEMBLY AND METHOD THEREFOR
United States	13/448,293	4/16/2012	STEAM GENERATOR FILM COOLING USING PRODUCED WATER
China	201310130967.7	4/6/2013	STEAM GENERATOR FILM COOLING USING PRODUCED WATER
United States	13/733,988	1/4/2013	STEAM GENERATOR AND METHOD FOR GENERATING STEAM

Out License
The following intellectual property is licensed per the Exclusive License Agreement between Aerojet Rocketdyne of DE, Inc. (f/k/a PWR) and SolarReserve LLC, dated January 7, 2010.

Patents

Country	Patent No.	Grant Date	Title
US	5850831	9/27/1996	LOOSE-TIGHT-LOOSE TWIST, TWISTED-TAPE INSERT SOLAR CENTRAL RECEIVER
US	5862800	9/27/1996	MOLTEN NITRATE SALT SOLAR CENTRAL RECEIVER OF LOW CYCLE FATIGUE 625 ALLOY
US	6442937	9/3/2002	SOLAR RECEIVER ADAPTIVE TRACKING CONTROL
US	6668555	12/9/2002	SOLAR RECEIVER-BASED POWER GENERATION SYSTEM
US	6701711	11/11/2002	MOLTEN SALT RECEIVER COOLING SYSTEM
US	6708687	3/23/2004	THERMALLY CONTROLLED SOLAR REFLECTOR FACET WITH HEAT RECOVERY
US	6877508	4/12/2005	EXPANSION BELLOWS FOR USE IN SOLAR MOLTEN SALT PIPING AND VALVES
US	6911110	6/28/2005	THERMALLY CONTROLLED SOLAR REFLECTOR FACET WITH HEAT RECOVERY
US	6931851	8/23/2005	SOLAR CENTRAL RECEIVER WITH INBOARD HEADERS
US	6957536	10/25/2005	SYSTEMS AND METHODS FOR GENERATING ELECTRICAL POWER FROM SOLAR ENERGY
US	7011086	3/14/2006	BOTTOM SUPPORTED SOLAR RECEIVER PANEL APPARATUS AND METHOD
US	7051529	5/30/2006	SOLAR DISH CONCENTRATOR WITH A MOLTEN SALT RECEIVER INCORPORATING THERMAL ENERGY STORAGE
US	7207327	4/24/2007	FEEDBACK CONTROL METHOD FOR A HELIOSTAT
US	7299633	11/27/2007	SOLAR DISH CONCENTRATOR WITH A MOLTEN SALT RECEIVER INCORPORATING THERMAL ENERGY STORAGE
US	6926440	8/9/2005	INFRARED TEMPERATURE SENSORS FOR SOLAR PANEL
US	7055519	6/6/2006	SOLAR COLLECTOR AND METHOD
US	8365529	2/5/2013	HIGH TEMPERATURE MOLTEN SALT RECEIVER
US	7296410	11/20/2007	SOLAR POWER SYSTEM AND METHOD FOR POWER GENERATION

Country	Patent No.	Grant Date	Title
US	7669593	3/2/2010	THERMALLY CONTROLLED SOLAR REFLECTOR FACET WITH HEAT RECOVERY
US	8353285	1/13/2013	SOLAR COLLECTOR AND METHOD
China	ZL200710306179.3	1/11/2012	SUPERCRITICAL CO2 TURBINE FOR USE IN SOLAR POWER PLANTS
US	7,685,820	3/30/2010	SUPERCRITICAL CO2 TURBINE FOR USE IN SOLAR POWER PLANTS
Spain	2364934	4/2/2013	STACKABLE HELIOSTAT FRAME STRUCTURE
US	7714260	5/11/2010	STACKABLE HELIOSTAT FRAME STRUCTURE
South Africa	2009/06229	11/24/2010	STACKABLE HELIOSTAT FRAME STRUCTURE
Europe	1752646	10/2/2013	STIRLING POWER CONVERTER WITH AUGMENTED HEAT INPUT AREA
Spain	2392297	11/11/2013	SINGLE BI-TEMPERATURE THERMAL STORAGE TANK FOR APPLICATION IN SOLAR THERMAL PLANT *
Japan	5311366	10/9/2013	SUPERCRITICAL CO2 TURBINE FOR USE IN SOLAR POWER PLANTS
United States	6739729	5/25/2004	COMPOSITE BACKED PRESTRESSED MIRROR FOR SOLAR FACET
United States	7309398	12/18/2007	COMPOSITE BACKED PRESTRESSED MIRROR FOR SOLAR FACET
United States	8,008,574	08/30/2011	PHOTO CELL WITH SPACED ANTI-OXIDATION MEMBER ON FLUID LOOP
United States	8,266,819	09/18/2012	AIR DRYING SYSTEM FOR CONCENTRATED SOLAR POWER GENERATION SYSTEMS
United States	8,327,839	12/11/2012	AIR INSTRUMENTATION SYSTEM FOR CONENTRATED SOLAR POWER GENRATION SYSTEMS
United States	8,544,237	10/1/2013	LIFTING SYSTEM FOR SOLAR POWER TOWER COMPONENTS

Patent Applications

Country	Application No.	Application Date	Title
Europe	1892404	8/6/2007	DUAL-FUNCTION STIRLING ENGINE SYSTEM
Europe	07252623.9	6/28/2007	HIGH TEMPERATURE MOLTEN SALT RECEIVER
Germany	08251109.8	5/27/2008	SOLAR POWER FOR THERMOCHEMICAL PRODUCTION OF HYDROGEN
Europe	08251109.8	5/27/2008	SOLAR POWER FOR THERMOCHEMICAL PRODUCTION OF HYDROGEN
Europe	07254772.2	12/10/2007	SUPERCRITICAL CO2 TURBINE FOR USE IN SOLAR POWER PLANTS
US	12/639,056	12/16/2009	SINGLE BI-TEMPERATURE THERMAL STORAGE TANK (BTTST) FOR APPLICATION IN A SOLAR THERMAL PLANT *
United States	12/319,893	01/13/2009	CATALYZED HOT GAS HEATING SYSTEM FOR PIPES
United States	12/616,419	11/11/2009	BALLAST MEMBER FOR REDUCING ACTIVE VOLUME OF A VESSEL
United States	12/637,133	12/14/2009	SOLAR RECEIVER AND SOLAR POWER SYSTEM HAVING COATED CONDUIT
United States	12/730,203	03/23/2010	THERMAL SHIELD FOR SOLAR RECEIVER
United States	12/796,648	06/08/2010	CONCENTRATED SOLAR POWER RECEIVER MAINTENANCE SYSTEM
United States	12/822,689	06/24/2010	THERMAL STORAGE SYSTEM
United States	13/286,185	10/31/2011	TARGETS FOR HELIOSTAT HEALTH MONITORING
United States	13/461,091	05/01/2012	SOLAR POWER SYSTEM AND HEAT EXCHANGER
United States	13/551,895	07/18/2012	SOLAR RECEIVER

* Denotes subject inventions with the U.S. government right to a non-exclusive license

Trademarks

Mark	Country	App. No	Reg. No.	Status
AEROJET	United States	71/479744	426781	Registered
AEROJET	Canada	185619	20655	Registered
AEROJET	France	98/725.975	98/725.975	Registered
AEROJET	France	1.623.233	1.623.233	Registered
AEROJET	Sweden	211187	211187	Registered
AEROJET GENERAL	France	98/746910	98/746910	Registered
AEROJET-GENERAL	France	1279390	1279390	Registered
AEROJET-GENERAL	France	1.486.136	1.486.136	Registered
AEROJET-GENERAL	Germany	8898	804275	Registered
ARCITE	United States	72075531	699654	Registered
ARCITE	Japan		3096814	Registered
GENCORP	Canada	841228	526803	Registered
ROCKETDYNE	US	75701645	2364319	Registered
	US	US	77015823	3570325

Trademark Licenses
None

Intellectual Property Claims and Lawsuits:
None

Schedule 3.19(a)

Location of Real Property

Owned Properties

1.           GenCorp Inc.

70 General Street
Lawrence, MA  01842
(Essex County)

11260 Pyrites Way
Gold River, CA 95670
(Sacramento County)

McDermont Ranch
Chino Hills, CA 91709
(San Bernardino County)

2.           Aerojet Rocketdyne, Inc.

Highway 50 and Aerojet Road
Rancho Cordova, CA  95742
(Sacramento County)4

(no Mailing Address)
Garfield Flats, Mineral County, NV

End of Woodview Road
Route 4, Box 454E
Chino Hills, CA  91709
(San Bernardino County)

11441 Willows Road N.E
Redmond, WA 98052
(King County)

7499 Pine Stake Road
Culpeper, VA 22701
(Orange County)

3.           Aerojet Ordnance Tennessee

1367 Old State Route 34
Jonesborough, TN  37659
(Washington County)

4.           Aerojet Rocketdyne of DE, Inc.

8900 De Soto Avenue
Los Angeles, CA 91304
(Los Angeles County)

[subject to Aerojet Rocketdyne of DE, Inc.’s obligations and rights under that certain Purchase and Sale Agreement, dated December 12, 2012, by and between UTC and Overton Moore Properties, as amended by that certain First Amendment to Purchase and Sale Agreement, dated March 8, 2013, including without limitation the obligations and rights with respect to the Lot Line Adjustment Agreement, dated November 30, 2012, by and between UTC and Aerojet Rocketdyne of DE, Inc., as amended by that certain First Amendment to Lot Line Adjustment Agreement, dated March 30, 2013]

 4 Certain real property at this address is owned by Easton Development Company, LLC.

Leased Properties

1.           Aerojet Rocketdyne, Inc.

1150 Connecticut Ave. NW, Suite 1025
Washington, DC  20036
(District of Columbia)

7047 Old Madison Pike, Suite 360
Huntsville, AL 35806
(Madison County)

604 Spring Street
Socorro, NM 87801
(Socorro County)
(ref – two leases)

No Physical Mailing Address
Socorro, NM 87801
(Socorro County)
(ref - three Leases)

Bldg 300
5731 Wellington Road
Gainesville, VA 20155
(Prince William County)

Bldg 450
8050 Piney Branch Road
Gainesville, VA 20155
(Prince William County)

Building A-15, Freeport Center
Clearfield, Utah 84016
(Davis County)

2929 East 54th Street
Vernon, CA 90058-0227
(Los Angeles County)

Highland Industrial Park
P.O. Box 1036
Camden, AR 71711
(Ouachita County)
(Multiple leases)

160 Blue Ravine Road
Folsom, CA 95630
(Sacramento County)

1180 Iron Point Road, Suite 350
Folsom, CA 95630
(Sacramento County)

Commonwealth Tower
1300 Wilson Blvd, Suite 1000
Arlington, VA 22209-2307
(Arlington County)

755 N. Nash Street, Suite 300
El Segundo, CA 90245 (Los Angeles County)

2.	Aerojet Rocketdyne of DE, Inc.

17900 Beeline Highway
Jupiter, FL 33478
(Palm Beach County)

4596 Ish Drive, Units 210 and 230
Simi Valley, CA 93063
(Ventura County)

555 Discovery Drive
Huntsville, AL 35806
(Madison County)

Leonard Kimball Road, Building 9101
Stennis Space Center, MS 39529
(Hancock County)

15270 Endeavor Drive
 Jupiter, FL 33478
(Palm Beach County)

9425 Canoga Avenue
Chatsworth, CA 91311
(Los Angeles County)

12 Greenway Plaza, Suite 1100
Office 63
Houston, TX 77046
(Harris County)

3.	Arde, Inc.

875 Washington Avenue
 Carlstadt, NJ 07072
 (Bergen County)

401 Washington Avenue
Carstadt, NJ 07072
(Bergen County)

Schedule 3.19(b)

Location of Collateral

Real Estate Collateral

1.           Aerojet Rocketdyne, Inc.

11441 Willows Road N.E
Redmond, WA 98052
(King County)

7499 Pine Stake Road
Culpeper, VA 22701
(Orange County)

2.           Aerojet Rocketdyne of DE, Inc.

8900 De Soto Avenue
Los Angeles, CA 91304
(Los Angeles County)

Inventory and Fixed Asset Collateral

Owned Properties

1.           GenCorp Inc.

11260 Pyrites Way
Gold River, CA 95670
(Sacramento County)

2.          Aerojet Rocketdyne, Inc.

Highway 50 and Aerojet Road
Rancho Cordova, CA  95742
(Sacramento County)

3.          Aerojet Ordnance Tennessee

1367 Old State Route 34
Jonesborough, TN  37659
(Washington County)

4.          Aerojet Rocketdyne of DE, Inc.

8900 De Soto Avenue
Los Angeles, CA 91304
(Los Angeles County)

Leased Properties

1.           Aerojet Rocketdyne, Inc.

1150 Connecticut Ave. NW
Suite 1025
Washington, DC  20036
(District of Columbia)

7047 Old Madison Pike, Suite 360
Huntsville, AL 35806
(Madison County)

604 Spring Street
Socorro, NM 87801
(Socorro County)
(ref – two leases)

No Physical Mailing Address
Socorro, NM 87801
(Socorro County)
(ref - three Leases)

Bldg 300
5731 Wellington Road
Gainesville, VA 20155
(Prince William County)

Bldg 450
8050 Piney Branch Road
Gainesville, VA 20155
(Prince William County)

Building A-15, Freeport Center
Clearfield, Utah 84016
(Davis County)

2929 East 54th Street
Vernon, CA 90058-0227
(Los Angeles County)

Highland Industrial Park
P.O. Box 1036
Camden, AR 71711
(Ouachita County)
(Multiple leases)

160 Blue Ravine Road
Folsom, CA 95630
(Sacramento County)

1180 Iron Point Road, Suite 350
Folsom, CA 95630
(Sacramento County)

Commonwealth Tower
1300 Wilson Blvd, Suite 1000
Arlington, VA 22209-2307
(Arlington County)

755 N. Nash Street, Suite 300
El Segundo, CA 90245 (Los Angeles County)

2.	Aerojet Rocketdyne of DE, Inc.

17900 Beeline Highway
Jupiter, FL 33478
(Palm Beach County)

555 Discovery Drive
Huntsville, AL 35806
(Madison County)

4596 Ish DriveSimi Valley, CA 93063
(Ventura County)

15270 Endeavor Drive
Jupiter, FL 33478
(Palm Beach County)

9425 Canoga Avenue
Chatsworth, CA
(Los Angeles County)

12 Greenway Plaza, Suite 1100
Office 63
Houston, TX 77046
(Harris County)

3.	Arde Inc.

875 Washington Avenue
Carlstadt, NJ 07072
(Bergen County)

401 Washington Avenue
Carstadt, NJ 07072
(Bergen County)

Note: In addition to the above, at any given time we may have inventory and/or tooling at supplier locations.

Schedule 3.19(c)

Chief Executive Offices; Jurisdictions of Organization

Chief Executive Office	Jurisdiction of Organization
GenCorp Inc. 2001 Aerojet Road Rancho Cordova, CA 95742	Delaware
Aerojet Rocketdyne, Inc. 2001 Aerojet Road Rancho Cordova, CA 95742	Ohio
Aerojet Rocketdyne of DE, Inc. 8900 De Soto Avenue Los Angeles, CA 91304	Delaware
Arde, Inc. 875 Washington Avenue Carlstadt, NJ 07072	New Jersey
Arde-Barinco, Inc. 875 Washington Avenue Carlstadt, NJ 07072	New Jersey

Schedule 3.22

Labor Matters

Collective Bargaining Agreements

•	Agreement between Aerojet-General Corporation, Sacramento Facility and International Union of Operating Engineers, Stationary Engineers, Local No. 39 – 8/26/2012 – 8/25/2016

•	Agreement between Aerojet-General Corporation, Sacramento Facility and International Assoc. of Machinists & Aerospace Workers, District Lodge No. 725 & Local Lodge No. 946 – 6/16/2011 – 6/15/2014

•	Agreement between United Technologies Corporation, for and on behalf of Pratt & Whitney Rocketdyne and Local 461, Sheet Metal Workers’ International Association – 10/23/2011 – 10/23/2014

•	Agreement between United Technologies Corporation, for and on behalf of Pratt & Whitney Rocketdyne and the International Brotherhood of Teamsters, Teamsters Local 986 – 10/23/2011 – 10/23/2014

•	Agreement between United Technologies Corporation, for and on behalf of Pratt & Whitney Rocketdyne and the International Brotherhood of Electrical Workers, Local 2295 – 10/23/2011 – 10/25/2014

•
Agreement between Service, Production, Merchandising, Wholesale, Distribution, Clerical & Health Related Services, Airline, Airport and Aerospace Employees Union, Local 210, International Brotherhood of Teamsters and United Technologies Corporation, for and on behalf of Pratt & Whitney Rocketdyne  ARDE, Inc. – 6/30/2011 – 6/30/2014

•
Agreement between United Technologies Corporation, for and on behalf of its Palm Beach County, Florida existing facilities of Pratt & Whitney Rocketdyne  and Seminole Lodge No. 971 of the International Association of Machinist and Aerospace Workers, AFL-CIO, an affiliate of District Lodge 166 – 12/10/2012 – 1/31/2016

•
Agreement between United Technologies Corporation for and on behalf of Pratt & Whitney Rocketdyne  and the International Union, United Automobile, Aerospace & Agricultural Implement Workers of America, and its Local 887 – 9/25/2011 – 9/27/2014

Multiemployer Plans

•	The Western Conference of Teamsters Pension Trust Pension Plan

Strikes

There have been no strikes with the above Unions since 1987.

Schedule 3.24

Material Contracts

Contract Name	Contract Number	Contract Date	Counterparty	Forecasted 2014 Sales
SLS Program (J-2X and RS-25 Engines)	NNM06AB13C	6/2/2006	NASA MSFC Financial Management Office	J-2X CLIN: $59,382,902 RS-25 Adaption CLIN: $110,518,322 Total: $169,901,224

    Indentures Relating to:

Subordinated Delayed Draw Credit Agreement
7.125%      Second Priority Senior Secured Notes
4.0625%    Convertible Subordinated Debentures

Subordinated Delayed Draw Credit Agreement, dated as of April 18, 2014, among GenCorp Inc., as borrower, the lenders from time to time parties thereto, and The Bank of New York Mellon, as administrative agent.

Schedule 3.25

Insurance

GenCorp/Aerojet Insurance Programs as of May 1, 2014

Type of Coverage	Insurance Carrier	Policy Term	Policy Number	Coverage Limits **
Commercial General Liability	ACE American Insurance Company	12/1/13 – 12/1/14	HDO G270328787	$2, 000,000
Including Products Liability
Automobile Liability / 1 Policy for GY & AGC	ACE American Insurance Company	12/1/13 – 12/1/14	ISA H08815227	$2, 000,000
Workers’ Compensation & Employer’s Liability	ACE American Insurance Company	12/1/13 – 12/1/14	WLR C47875511	$2,000,000
Umbrella	National Union Fire Ins. Co. of Pittsburg	12/1/13 – 12/1/14	20562309	$25,000,000
2nd Excess	Starr Indemnity & Liability Company	12/1/13 – 12/1/14	SISIGCE50039913	$25,000,000
3rd Excess	Great American Assurance Co. (ACIS)	12/1/13 – 12/1/14	EXC 1910410	$25,000,000
4th Excess	Arch Reinsurance Ltd	12/1/13 – 12/1/14	UFP0030712-05	$25,000,000
5th Excess	XL Insurance (Bermuda) Ltd	12/1/13 – 12/1/14	BM00027498Ll13A	$25,000,000
6th Excess	Chubb Atlantic Indemnity Ltd. (CAIL)	12/1/13 – 12/1/14	3310-14-83	$25,000,000 p/o $50,000,000
6th Excess	Canopius Underwriting Bermuda Ltd	12/1/13 – 12/1/14	GY-394/CUBLOCC01-13	$25,000,000 p/o $50,000,000
7th Excess	Argo Re Ltd.	12/1/13 – 12/1/14	ARGO-CAS-OCC-000190.5	$75,000,000 p/o $100,000,000
7th Excess	American International Reinsurance Co., Ltd	12/1/13 – 12/1/14	60703877	$75,000,000 p/o $100,000,000
8th Excess	Endurance Risk Solutions Assurance Co.	12/1/13 – 12/1/14	XSC1000382501	$25,000,000
1st Layer Punitive Damages	American International Reinsurance Co. Ltd.	12/1/13 – 12/1/14	13631064	$25,000,000
2nd Layer Punitive Damages	Starr Insurance & Reinsurance Ltd.	12/1/13 – 12/1/14	SIPW08713	$25,000,000
3rd Layer Punitive Damages	GAI Insurance Company, Ltd.	12/1/13 – 12/1/14	EXC 1492328	$25,000,000
8th Layer Punitive Damages	Magna Carta Insurance, Ltd	12/1/13 – 12/1/14	MCPD203005	$25,000,000

Type of Coverage	Insurance Carrier	Policy Term	Policy Number	Coverage Limits **
Foreign General Liability*	ACE American Insurance Company	12/1/13 – 12/1/14	PHFD37571271 002	$2,000,000
Property*	Factory Mutual Insurance Company	5/1/14-5/1/15	US485	$500,000,000
Critical Quake	Westport Insurance Corp. (IRI)	5/1/13-5/1/15	31-1-75878	$25,000,000
Primary Directors and Officers Liability*	Zurich American Insurance	10/1/13-10/1/14	DOC 9161799 06	$10,000,000
1st Excess D&O*	Twin City Fire Insurance Co. (Hartford)	10/1/13-10/1/14	00-DA-026636313	$10,000,000
2nd Excess D&O*	Starr Indemnity & Liability Company	10/1/13-10/1/14	SISIXFL21037213	$10,000,000
3rd Excess D&O*	National Union (Chartis)	10/1/13-10/1/14	01-423-08-73	$10,000,000
4th Excess D&O*	Aspen American Insurance Co.	10/1/13-10/1/14	MC001CK13	$10,000,000
5th Excess D&O*	Ace American Insurance	10/1/13-10/1/14	DOX623648957 005	$10,000,000
6th Excess D&O*	Axis Insurance Company	10/1/13-10/1/14	MCN743152/01/2013	$10,000,000
7th Excess D&O *	Liberty Mutual Company	10/1/13-10/1/14	190355-213	$10,000,000
8th Excess D&O*	New Hampshire Insurance (Cat Excess)	10/1/13-10/1/14	326-4369	$10,000,000
9th Excess D&O Side A*	Continental Casualty Co (CNA)	10/1/13-10/1/14	425611047	$10,000,000
Primary Fiduciary Liability	National Union (Chartis)	10/1/13-10/1/14	01-422-69-14	$10,000,000
1st Excess Fiduciary Liability	Continental Casualty Co (CNA)	10/1/13-10/1/14	425611064	$10,000,000
2nd Excess Fiduciary Liability	Axis Insurance Company	10/1/13-10/1/14	MCN743174/01/2013	$10,000,000
3rd Excess Fiduciary Liability	Travelers Casualty & Surety	10/1/13-10/1/14	105680589	$10,000,000
4th Excess Fiduciary Liability	RLI Insurance Company	10/1/13-10/1/14	EPG0004934	$10,000,000
Employment Practices	National Union Fire Insurance Company (Chartis)	10/1/13-10/1/14	01-423-07-46	$14,000,000
				Shared w/
Punitive Damages Wrap	Chartis Excess Ltd.	10/1/13-10/1/14	13630972	National Union
Privacy Liability (Cyber Risk)	Steadfast Insurance Company	10/1/13-10/1/14	SPR 5571723-01	$10,000,000

Type of Coverage	Insurance Carrier	Policy Term	Policy Number	Coverage Limits **
Crime Insurance	Zurich American Insurance Company	10/1/12-10/1/15	FID 9159513 05	$10,000,000
K&R (3 yr program)	US Specialty Insurance Company	10/1/11-10/1/14	U&1185824	$25,000,000
Physical Damage – Atlas V Trailers*	Travelers Property Casualty Company of America	2/1/14-2/1/15	QT-660-6380P848TIL14	$4,800,000
Nuclear Energy Liability	American Nuclear Insurers	1/1/14-1/01/15	NS-0091	See policy
Aircraft Products Liability	Lloyds, London, Foreign	6/1/13-6/1/14	Various – see APL section for details	$2,000,000,000
Ocean Marine Transit*	AGCS Marine Ins Company - Allianz	4/1/14-4/1/15	OC 91543100	$5,000,000
Business Travel Accident (5 yr program)	Zurich Insurance Co.	3/1/12 - 3/1/17	GTU2907717	$250,000 to $400,000
Pollution and Remediation Legal Liability	Great American E&S Ins Company	2/28/14-2/28/15	PEL 211128804	$4,000,000
Contractor's Pollution Liability (3 yr program)	Great American Navigators Specialty Insurance Company	4/12/13-4/12/16	CH13ECP737817NC	$10,000,000
* Terrorisms premium included in the premium
** Refer to each summary of ins for coverage limit details

Schedule 4.1(b)

[FORM OF]
SECRETARY’S CERTIFICATE

[CREDIT PARTY]

__________ __, ____

Pursuant to Section 4.1(b) of the Third Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among GenCorp Inc., a Delaware corporation (the “Borrower”), the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”),  the undersigned ____________ of [CREDIT PARTY] hereby certifies as follows:

1.           Attached hereto as Exhibit A is a true and complete copy of the [articles of incorporation] [certificate of formation] [certificate of limited partnership] of [CREDIT PARTY] and all amendments thereto as in effect on the date hereof.

2.           Attached hereto as Exhibit B is a true and complete copy of the [bylaws] [operating agreement] [partnership agreement] of [CREDIT PARTY] and all amendments thereto as in effect on the date hereof.

3.           Attached hereto as Exhibit C is a true and complete copy of resolutions duly adopted by the board of directors of [CREDIT PARTY] on ___________ ____.  Such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof, and such resolutions are the only corporate proceedings of [CREDIT PARTY] now in force relating to or affecting the matters referred to therein.

4.           The following persons are the duly elected and qualified officers of [CREDIT PARTY], holding the offices indicated next to the names below on the date hereof, and the signatures appearing opposite the names of the officers below are their true and genuine signatures, and each of such officers is duly authorized to execute and deliver on behalf of [CREDIT PARTY] the Credit Agreement, the Notes and the other Credit Documents to be issued pursuant thereto:

Name	Office	Signature

IN WITNESS WHEREOF, I hereunder subscribe my name effective as of the day and year first above written.

Name:
Title:

I, _______________________, the _______________________ of [CREDIT PARTY], hereby certify that ____________________ is the duly elected and qualified _______________________ of [CREDIT PARTY] and that his/her true and genuine signature is set forth above.

Name:
Title:

Schedule 4.1(f)

[FORM OF]
SOLVENCY CERTIFICATE

__________ __, ____

The undersigned chief financial officer of GenCorp Inc., a Delaware corporation (the “Borrower”), is familiar with the properties, businesses, assets and liabilities of the Credit Parties and is duly authorized to execute this certificate on behalf of the Borrower.

Reference is made to that Third Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among GenCorp Inc., a Delaware corporation (the “Borrower”), the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).  All capitalized terms used herein and not defined shall have the meanings provided in the Credit Agreement.

The undersigned certifies that she has made such investigation and inquiries as to the financial condition of the Credit Parties as the undersigned deems necessary and prudent for the purpose of providing this Certificate.  The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the making of Loans and other Extensions of Credit under the Credit Agreement.

The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Loans and other Extensions of Credit made on the Closing Date:

A.	Each of the Credit Parties is solvent and is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

B.	None of the Credit Parties intends to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature in their ordinary course.

C.
The present fair saleable value of the consolidated assets of each Credit Party and its Subsidiaries, measured on a going concern basis, is not less than the amount that will be required to pay the probable liability on the debts of such Credit Party and its Subsidiaries, on a consolidated basis, as they become absolute and matured.

This Solvency Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.

GENCORP INC.,
a Delaware corporation

                By:
                Name:
Title:

Schedule 4.1(r)

[FORM OF]
PATRIOT ACT CERTIFICATE

__________ __, ____

I, [_______________], hereby certify that I am the duly elected, qualified and acting [_______________] of the Borrower and am authorized to execute this certificate on behalf of the Credit Parties.

Reference is made to that Third Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among GenCorp Inc., a Delaware corporation (the “Borrower”), the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).  All capitalized terms used herein and not defined shall have the meanings provided in the Credit Agreement.

I hereby certify on behalf of the Credit Parties that attached hereto on Schedule A is true and complete information, as requested by the Administrative Agent, on behalf of the Lenders, for compliance with The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time. (the “Patriot Act”), including, without limitation, the legal name and address of the Borrower and the other Credit Parties and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Borrower and the Credit Parties in accordance with the Patriot Act.

This Patriot Act Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.

GENCORP INC.,
a Delaware corporation

By:
Name:
Title:

Schedule A

Legal Name of the Borrower:
State of Organization:
Type of Organization:
Address of Chief Executive Office:
Address of Principal Place of Business:
Organizational Identification Number:5
Federal Tax Identification Number:

Legal Name of Guarantor:
State of Organization:
Type of Organization:
Address of Chief Executive Office:
Address of Principal Place of Business:
Organizational Identification Number:
Federal Tax Identification Number:
[To be completed for each Guarantor]

[TO BE COMPLETED BY BORROWER]

 5 This item does not apply to a Credit Party organized under the laws of Alabama, Indiana, Massachusetts, Nebraska, New Hampshire, New Mexico, New York, Oklahoma, South Carolina, Vermont or West Virginia.

Schedule 5.2(b)

[FORM OF]
OFFICER’S COMPLIANCE CERTIFICATE

____________ __, ____

For the fiscal period ended _________________, _____.

I, ______________________, ______________________ of GenCorp Inc., a Delaware corporation (the “Borrower”), hereby certify on behalf of the Credit Parties that, with respect to the Third Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used herein and not defined shall have the meanings provided in the Credit Agreement), by and among the Borrower, the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”):

(a)
to my knowledge, each of the Credit Parties during the fiscal period referred to above observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in the Credit Agreement to be observed, performed or satisfied by it;

(b)	I have obtained no knowledge of the occurrence and continuance of any Default or Event of Default has occurred under the Credit Agreement;2

(c)
attached hereto on Schedule 1 are calculations in reasonable detail demonstrating compliance by the Credit Parties with the financial covenants contained in Section 5.9 of the Credit Agreement as of the last day of the fiscal period referred to above;

(d)
the financial information provided fairly present the financial position of the Borrower and its consolidated Subsidiaries for the fiscal period indicated above and has been prepared in accordance with GAAP applied consistently for the periods related thereto; and

(e)	during the fiscal period referred to above, there have been no changes in accounting policies as required by GAAP or otherwise.3

This Officer’s Compliance Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

IN WITNESS WHEREOF, the undersigned has executed this officer’s compliance certificate as of the day and year first above written.

GENCORP INC.,
A Delaware corporation

By:
Name:
Title:

2           If a Default or Event of Default shall have occurred, an explanation of such Default or Event of Default shall be provided on a separate page attached hereto together with an explanation of the action taken or proposed to be taken by the Borrower with respect thereto.

3           If a change in accounting policies as required by GAAP or otherwise shall have occurred, an explanation of such change shall be provided on a separate page attached hereto.

Schedule 1

Financial Covenant Calculations

[to be completed by the Borrower]

Schedule 5.10

[FORM OF]
JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of __________, ____, is by and among _____________________, a ______________________ (the “Subsidiary Guarantor”), GenCorp Inc., a Delaware corporation (the “Borrower”) and Wells Fargo Bank, National Association, in its capacity as administrative agent under that certain Third Amended and Restated Credit Agreement (the “Administrative Agent”), dated as of May 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Material Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto and the Administrative Agent.  Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

The Subsidiary Guarantor is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 5.10 of the Credit Agreement to cause the Subsidiary Guarantor to become a “Guarantor” thereunder.

Accordingly, the Subsidiary Guarantor and the Borrower hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:

1.            The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Credit Documents, including without limitation (a) all of the representations and warranties set forth in Article III of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement.  Without limiting the generality of the foregoing terms of this Paragraph 1, the Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Credit Party Obligations in accordance with Article X of the Credit Agreement.

2.           The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement.  The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.

3.           The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Pledge Agreement, and shall have all the rights and obligations of a “Pledgor” thereunder as if it had executed the Pledge Agreement.  The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement.

4.           The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Security Document and the schedules and exhibits thereto.  The information on the schedules to the Credit Agreement and the Security Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Security Documents) to reflect the information shown on the attached Schedule A.

5.           The Borrower confirms that the Credit Agreement is, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect.  The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor the term “Credit Party Obligations,” as used in the Credit Agreement, shall include all obligations of the Subsidiary Guarantor under the Credit Agreement and under each other Credit Document.

6.           Each of the Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement in order to effect the purposes of this Agreement.

7.           This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

8.           This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of laws that would call for the application of the laws of any other jurisdiction.  The terms of Sections 9.13, 9.14, and 9.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

9.           This Agreement may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

SUBSIDIARY GUARANTOR:                                                                [SUBSIDIARY GUARANTOR]

By:
Name:
Title:

BORROWER:                                                       GENCORP INC.,
A Delaware corporation

By:
Name:
Title:

Acknowledged, accepted and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
  as Administrative Agent

By:
Name:
Title:

SCHEDULE A
to
Joinder Agreement

Schedules to Credit Agreement and Security Documents

Schedule 6.1(b)

Indebtedness

Funded Debt

7.125% Notes(1)	460,000,000

4.0625% Convertible Notes (2)	142,994,000

2.25% Convertible Notes (3)	251,000
Subordinated Delayed Draw(4)	79,000,000
Capital Lease (5)	768,000

Total Funded Debt	$ 683,013,000*

* The existing term loan that is being repaid in connection with the Closing has not been listed on this Schedule and is not included in this total.

Letters of Credit

- $58.1 million in outstanding commercial letters of credit expiring within the next twelve months, the majority of which may be renewed, primarily to collateralize obligations for environmental remediation and insurance coverage.

Guarantee Obligations
- Up to $120 million aggregate in guarantees by GenCorp Inc. of Aerojet's obligations to U.S. government agencies for environmental remediation activities

- Guarantees, jointly and severally, by our material domestic subsidiaries of our obligations under the 7.125% Second-Priority Senior Secured Notes

Notes:

(1) Second-Priority Senior Secured Notes, 7.125%, maturing in January 29, 2021

(2) Convertible Subordinated Debentures, 4.0625%, maturing in December 2034

(3) Convertible Subordinated Debentures, 2.25%, maturing in November 2024.

(4) $100,000,000 Subordinated Delayed Draw Credit Agreement, maturing April, 2022; outstanding balance as of May 28, 2014

(5) Capital Lease obligation maturing in March 2017

Schedule 6.12

Sale Leasebacks

11260 Pyrites Way,
Gold River, CA 95670
(Sacramento County)

70 General Street
Lawrence, MA  01842
(Essex County)

McDermont Ranch
Chino Hills, CA 91709
(San Bernadino County)

Highway 50 and Aerojet Road
Rancho Cordova, CA 95742
 (Sacramento County)

End of Woodview Road, Route 4, Box 454E
Chino Hills, CA  91709
(San Bernardino County)

Garfield Flats,
Mineral County, NV
(no Mailing Address)

Schedule 9.6(c)

[FORM OF]

ASSIGNMENT AND ASSUMPTION

    This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]1  Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

    For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:	______________________________

______________________________

2.	Assignee[s]:	______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	GenCorp Inc., a Delaware corporation.

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement.

5.	Credit Agreement:
The Third Amended and Restated Credit Agreement dated as of May 30, 2014 among GenCorp Inc., a Delaware corporation, the Material Domestic Subsidiaries of the Borrower from time to time party thereto, the lenders and other financial institutions from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

 1 Include bracketed language if there are either multiple Assignors or multiple Assignees.

6. Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.           Trade Date:                                ______________]2

Effective Date:   _____________ ___, 20___.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

 2 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
  [NAME OF ASSIGNOR]

By:______________________________
   Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:______________________________
   Title:

[Consented to and] Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
  Administrative Agent

By_________________________________
  Title:

[Consented to:]

GENCORP INC.,
a Delaware corporation

By________________________________
  Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.  Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.6(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.6(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.